UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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Lincoln National Corporation
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RADNOR, PENNSYLVANIA

April 9, 2009

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders scheduled for Thursday, May 14, 2009, at 9:00 a.m., local time, at the Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102.  Our Board of Directors and management look forward to greeting you.

The enclosed notice of meeting and proxy statement describe the matters to be acted upon at the Annual Meeting of Shareholders.  Please review these documents carefully.

It is important that you vote your shares of our stock, either in person, or by proxy.  To assist you in voting your shares, we offer, in addition to voting through the use of a proxy card, voting via telephone and over the Internet.  If you are unable to attend, please sign, date and mail the enclosed proxy card in the postage-paid envelope provided, or vote your shares in any other manner described in the enclosed proxy statement.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

Dennis R. Glass
President and Chief Executive Officer

LINCOLN NATIONAL CORPORATION
RADNOR, PENNSYLVANIA

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

April 9, 2009

The Annual Meeting of Shareholders of Lincoln National Corporation will be held on Thursday, May 14, 2009, at 9:00 a.m., local time, at the Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102.

The items of business are:

1.	to elect four directors for three-year terms expiring at the 2012 Annual Meeting;
2.	to ratify the appointment of Ernst & Young LLP, as independent registered public accounting firm for 2009;
3.	to approve the 2009 amendment and restatement of the Lincoln National Corporation Amended and Restated Incentive Compensation Plan;
4.
to consider and vote on a shareholder proposal requesting that the Board of Directors initiate the appropriate process to amend the Company’s restated articles of incorporation to provide for the election of director nominees by a majority of votes cast; and

5.	to consider and act upon such other matters as may properly come before the meeting.

You have the right to receive this notice and vote at the Annual Meeting of Shareholders if you were a shareholder of record at the close of business on March 9, 2009.  Please remember that your shares cannot be voted unless you cast your votes by one of the following methods: (1) sign and return a proxy card; (2) call the 800 toll-free number listed on the proxy card; (3) vote via the Internet as indicated on the proxy card; (4) vote in person at the Annual Meeting; or (5) make other arrangements to vote your shares.

For the Board of Directors,

C. Suzanne Womack
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON MAY 14, 2009:
This proxy statement and the accompanying annual report are available at: http://bnymellon.mobular.net/bnymellon/lnc.

LINCOLN NATIONAL CORPORATION
150 N. RADNOR CHESTER ROAD
RADNOR, PENNSYLVANIA 19087

PROXY STATEMENT
Annual Meeting of Shareholders
May 14, 2009

The Board of Directors of Lincoln National Corporation (the “Company,” “we,” “our,” or “us”) is soliciting proxies in connection with the proposals to be voted on at the Annual Meeting of Shareholders scheduled for May 14, 2009 (the “Annual Meeting”).  The Annual Meeting will be held at the Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102, beginning at 9 a.m. local time.  This Proxy Statement and enclosed proxy or a Notice of Internet Availability were first sent to our shareholders on or about April 9, 2009.  Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from an adjournment of the Annual Meeting.

GENERAL INFORMATION

What proposals are being voted on at the Annual Meeting?

At the Annual Meeting, shareholders are being asked to vote upon the following items of business:

1.	to elect four directors for three-year terms expiring in 2012;
2.	to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2009;
3.	to approve the 2009 amendment and restatement of the Lincoln National Corporation Amended and Restated Incentive Compensation Plan;
4.	to consider and vote on a shareholder proposal requesting that the Board of Directors amend the Company’s restated articles of incorporation to elect directors by a majority of votes cast; and
5.	to consider and act upon such other matters as may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 9, 2009, the record date for the meeting, are entitled to vote at the Annual Meeting.  As of the record date, we had 256,036,246 shares of common stock and 11,565 shares of $3.00 cumulative convertible preferred stock, series A, issued, outstanding and entitled to vote at the Annual Meeting.  You are entitled to one vote for each share of common stock and each share of preferred stock you own.  The number of shares you own (and may vote) is listed on the proxy card.

What constitutes a quorum?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business.  Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.  Generally, “broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received from beneficial owners and the broker does not have discretionary authority to vote on the proposal.  Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

How do I vote?

1.           In person.  If you are a shareholder of record, you may attend the Annual Meeting and vote your shares or send a personal representative with an appropriate proxy.

If you own your shares in “street name” (i.e., through a broker-dealer or other financial institution) and you want to vote at the Annual Meeting, you will need to obtain a proxy card from the institution that holds your shares and present that card at the Annual Meeting.

If you own share equivalents through the Lincoln National Corporation Common Stock fund of the Lincoln National Corporation Employees’ Savings and Retirement Plan, the Delaware Management Holdings, Inc. Employees’ Savings and 401(k) Plan, or The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan, all of which are 401(k) plans, you cannot vote at the Annual Meeting.  Instructions on voting these share equivalents are described in more detail below.

You can obtain directions to attend the Annual Meeting and vote in person by contacting Shareholder Services at 1-800-237-2920 or shareholderservices@lfg.com.

2.           By Mail.  Mark, date, sign and mail the proxy card in the prepaid envelope.  If you return the proxy card but do not mark your voting preference, the individuals named as proxies will, to the extent permissible, vote your shares in accordance with the description of each item in this proxy statement.  With respect to any other matter that properly comes before the Annual Meeting, the individuals named as proxies will, to the extent permissible, vote all proxies in the manner they perceive to be in our best interests.

3.           By Telephone or Internet.  You may submit your proxy with voting instructions by telephone if you are calling within the United States, Canada or Puerto Rico.  You may submit your proxy through the Internet by visiting the website listed on the enclosed proxy card or Notice.

If you hold your shares in “street name,” please check your proxy card or contact your broker, nominee, fiduciary or other custodian to determine if you will be able to vote by telephone or Internet.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the enclosed proxy card before your proxy will be accepted.  In addition to the instructions that appear on the enclosed proxy card and information sheet, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet.

Can I revoke my proxy and change my vote after I return my proxy card?

Yes.  You may revoke your proxy or change your vote at any time prior to the Annual Meeting by: (1) sending our Corporate Secretary a written revocation; (2) submitting a new proxy by mail, telephone or Internet; or (3) attending the Annual Meeting and voting your shares in person.

How do I vote my 401(k) and/or dividend reinvestment plan shares?

If you have invested in the Lincoln National Corporation Common Stock fund of the Lincoln National Corporation Employees’ Savings and Retirement Plan, the Delaware Management Holdings, Inc. Employees’ Savings and 401(k) Plan, or The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan, the enclosed proxy/voting instruction card, when executed and returned by you, will instruct the trustees of your plan how to vote the shares of common stock allocated to your account.  If our stock books contain identical account information regarding common stock that you own directly and common stock that you own through one or more of those plans, you will receive a single proxy/voting instruction card representing all shares owned by you.  If you participate in one of these plans and do not return a proxy/voting instruction card by 11:59 p.m. (E.D.T.) on May 11, 2009, the trustees of your plan will vote the shares in your account in proportion to shares held by the plans for which voting instructions have been received.

If you participate in our dividend reinvestment plan, your proxy/voting instruction card(s) will also include your shares of common stock allocated to your accounts in that plan.  To vote your shares in those plans, you must return your proxy/voting instruction card(s) or submit your voting instructions by telephone or over the Internet as instructed on your proxy/voting instruction card(s).

If you own our shares through an employee benefit plan other than those plans mentioned above, you should contact the administrator of your plan if you have questions regarding how to vote your shares.

What vote is required to approve each item?

A plurality of the votes cast is required for the election of directors (Item 1), which means that the director nominees receiving the highest number of votes will fill the open director seats.  We do not have cumulative voting for directors.  With respect to the ratification of the independent registered public accounting firm (Item 2), the proposal will be approved if more shares are cast in favor of the proposal than against it.  For this purpose, abstentions and, if applicable, broker non-votes are not counted as votes cast.

Under Indiana law, approval of the amendment and restatement of the Lincoln National Corporation Amended and Restated Incentive Compensation Plan (Item 3) will be approved if more shares are cast in favor of the proposal than against it, and abstentions and broker non-votes are not counted as votes cast on the proposals.  However, under New York Stock Exchange (“NYSE”) listing standards, for the shares under the Plans to be approved for listing, at least a majority of the votes cast on each proposal must be voted in favor of the proposal, and the total votes cast on each proposal must represent a majority of all shares entitled to vote on the proposal at the Annual Meeting. Under the NYSE rules, abstentions are counted as votes cast against the proposal, but broker non-votes are not counted as votes cast on the proposal.

With respect to the shareholder proposal on majority vote (Item 4), the proposal will be approved if more shares are cast in favor of the proposal than against it.  For this purpose, abstentions and, if applicable, broker non-votes are not counted as votes cast.

If any other matters are properly presented at the meeting, a particular proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Who may solicit proxies?

Our directors, officers and employees as well as Georgeson Shareholder may solicit proxies on behalf of the Board in person or by mail, telephone, fax and other electronic means.

Who pays for the costs of soliciting proxies?

We will pay the cost of soliciting proxies. Our directors, officers and employees will receive no additional compensation for soliciting proxies.  We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those brokerage firms, banks, custodians and fiduciaries hold of record.  As noted above, we have retained Georgeson Shareholder to solicit proxies.  We will pay Georgeson a fee of $8,500, plus reasonable expenses, for these services.

SECURITY OWNERSHIP

Security Ownership of More than 5% Beneficial Owners

We have two classes of equity securities: common stock and preferred stock.  The following table shows the names of persons known by us to beneficially own more than 5% of our common stock as of December 31, 2008.  We know of no one who owns more than 5% of our preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AS OF DECEMBER 31, 2008
TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common Stock	Allianz Global Investors Managed Accounts LLC 1345 Avenue of the Americas, 49th Floor New York, New York 10105	13,912,811	5.4%

The information set forth in this table is based solely on our review of Schedules 13G filed with the Securities and Exchange Commission, or SEC, and as of the date set forth above.  We do not have information regarding the foregoing share position after December 31, 2008.  Information regarding the amount and nature of beneficial ownership is to the best of our knowledge.

Security Ownership of Directors, Nominees and Executive Officers

The following table shows the number of shares of common stock and stock units (i.e., non-transferable, non-voting “phantom” units, the value of which is the same as the value of the corresponding number of shares of common stock) beneficially owned on March 9, 2009, by each director, nominee for director and “Named Executive Officer,” individually, and by all directors and executive officers as a group.  As of March 9, 2009, none of the persons listed in the table owned any shares of our preferred stock.

Whenever we refer in this Proxy Statement to the Named Executive Officers, or NEOs, we are referring to those executive officers that we are required to identify in the Summary Compensation Table on page 48.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
AS OF MARCH 9, 2009
NAME	AMOUNT OF LNC COMMON STOCK AND NATURE OF BENEFICIAL OWNERSHIP[1]	PERCENT OF CLASS	LNC STOCK UNITS[2]	TOTAL OF LNC COMMON STOCK AND STOCK UNITS	TOTAL PERCENT OF CLASS
William J. Avery	25,932	*	14,929	40,861	*
J. Patrick Barrett	57,340	*	38,633	95,973	*
Patrick P. Coyne	45,807	*	5,240	51,047	*
Frederick J. Crawford	170,220	*	3,809	174,029	*
William H. Cunningham	66,997	*	16,630	83,627	*
Robert W. Dineen	209,678	*	994	210,672	*
Dennis R. Glass	1,744,316	*	28,473	1,772,789	*
George W. Henderson, III	66,365	*	25,131	91,496	*
Eric G. Johnson	27,107	*	24,323	51,430	*
Mark E. Konen	302,764	*	0	302,764	*
M. Leanne Lachman	30,854	*	33,884	64,738	*
Michael F. Mee	17,807	*	18,045	35,852	*
William P. Payne	76,808	*	13,123	89,931	*
Patrick S. Pittard	73,772	*	15,010	88,782	*
David A. Stonecipher	2,447,250	*	1,302	2,448,552	*
Isaiah Tidwell	18,536	*	5,832	24,368	*
All Directors and Executive Officers as a group –21 persons	6,002,306	2.30%	252,435	6,254,618	2.39%

_________________________________
* Each of these amounts represents less than 1% of the outstanding shares of our common stock as of March 9, 2009.

1The number of shares that each person named in this table has a right to acquire within 60 days of March 9, 2009 is as follows:  Mr. Avery, 14,506 shares; Mr. Barrett, 20,506 shares; Mr. Coyne, 33,758 shares; Mr. Crawford, 114,478 shares; Mr. Cunningham, 65,759 shares; Mr. Dineen, 121,555 shares; Mr. Glass, 1,583,706 shares; Mr. Henderson, 73,938 shares; Mr. Johnson, 20,506 shares; Mr. Konen, 272,740 shares; Ms. Lachman, 20,506 shares; Mr. Mee, 17,506; Mr. Payne, 65,759 shares; Mr. Pittard, 65,759 shares; Mr. Stonecipher, 1,984,938 shares; and Mr. Tidwell, 18,446 shares.  In addition, the shares listed above include restricted stock of which the following persons have sole voting power (and no investment power):  Mr. Coyne, 10,702 shares; Mr. Crawford, 18,548 shares; Mr. Glass, 51,938 shares; and Mr. Konen, 10,583 shares.  Mr. Konen’s shares include 441 shares for his son for which he is a custodian.  Mr. Stonecipher’s shares include 381,499 shares held in a trust and 12,677 owned by his spouse.  Finally, Mr. Stonecipher’s shares include 24,974 shares that are held by the Stoneypeak Foundation of which Mr. Stonecipher is a trustee, and with respect to which, he does not have a pecuniary interest.

2LNC Stock Units are non-voting, non-transferable phantom stock units that track the economic performance of our common stock.

GOVERNANCE OF THE COMPANY

Our Board of Directors consists of 12 members.  Eleven directors are non-employees, or outside directors, and the Board has determined that all 11 are independent as discussed below.  In July 2007, the Board elected independent director J. Patrick Barrett as non-executive chairman of the Board.  Mr. Barrett is not an officer of LNC.  Among his duties, Mr. Barrett presides at all meetings of the Board of Directors, acts as the key liaison between the Board and management and helps set the agendas for the Board and Board Committee meetings.  As chairman, Mr. Barrett also has the authority to call special meetings of the Board.  Mr. Barrett has announced his intention to retire from the Board on May 12, 2009 in accordance with our Corporate Governance Guidelines.  The Board has elected William H. Cunningham to serve as non-executive Chairman of the Board effective upon Mr. Barrett’s retirement.

Our Corporate Governance Guidelines

Listed below are what we believe are some, but not all, of the more significant aspects of our Corporate Governance Guidelines.  A full text of our Corporate Governance Guidelines is available on our website at www.lincolnfinancial.com and in print to any shareholder who requests them by contacting our Corporate Secretary.

•
A majority of our Board, including the nominees for director, must at all times be independent under the applicable New York Stock Exchange, or NYSE, listing standards as determined under the guidelines for determining the independence of directors.  Director independence is discussed further below.

•
The independent directors must meet in executive session at least once a year and may meet at such other times as they may desire.  The outside directors meet in connection with each regularly scheduled Board meeting and at such other times as they may desire.  J. Patrick Barrett, a director and our non-executive chairman, presides over the meeting(s) of independent directors and the outside directors.  Mr. Cunningham, a director, who will serve as our non-executive chairman, after Mr. Barrett retires in May 2009 as discussed above, will assume this role.

•
The Board has, among other Committees, an Audit Committee, Compensation Committee and Corporate Governance Committee and only independent directors may serve on each of these committees, and all of the directors serving on those Committees are independent under applicable NYSE listing standards and our Corporate Governance Guidelines.

•
Outside directors are not permitted to serve on more than five boards of public companies in addition to our Board, and independent directors who are chief executive officers of publicly held companies may not serve on more than two boards of public companies in addition to our Board.  Inside directors are not permitted to serve on more than two boards of public companies in addition to our Board.

•
The written charters of the standing Committees of the Board are reviewed not less than annually.  The charters of the Audit, Compensation and Corporate Governance Committees comply with the NYSE’s listing standards.  The charters are available on our website at www.lincolnfinancial.com and in print to any shareholder who requests them by contacting our Corporate Secretary.

•
We have Corporate Governance Guidelines that likewise comply with the NYSE’s listing standards.  The Corporate Governance Guidelines are available on our website at www.lincolnfinancial.com and are also available in print to any shareholder who requests them by contacting our Corporate Secretary.

•
We have a Code of Conduct that is available on our website at www.lincolnfinancial.com and is also available in print to any shareholder who requests it by contacting our Corporate Secretary.  The Code of Conduct comprises our “code of ethics” for purposes of Item 406 of Regulation S-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and our “code of business conduct and ethics” for purposes of the NYSE listing standards.  We intend to disclose amendments to or waivers from a required provision of the code by including such information on our website at www.lincolnfinancial.com.

•	Committee chairs serve a minimum of three years and a maximum of six years, unless those limitations are shortened or extended by the Board.
•	We have a mandatory retirement age of 72 for outside directors.
•	The Board conducts a review of the performance of the Board and its Committees each year.
•
The Corporate Governance Committee is responsible for individual director assessments and obtains input for such assessments from all Board members other than the director being assessed.  These assessments, including confidential feedback to the director, will be completed at least one year prior to a director’s anticipated nomination for a new term.

•
The Board conducts an annual CEO performance evaluation.  The non-executive chairman of the Board conducts a meeting of the outside directors to discuss the evaluation and communicates the results to the CEO.

•	The Board reviews the annual succession planning report from the CEO, including the position of CEO as well as other executive officers.
•
The Board, Audit Committee, Compensation Committee, Corporate Governance Committee and Finance Committee each have authority to retain legal counsel or any other consultant or expert without notification to, or prior approval of, management.

•
Directors are required to submit their resignation from the Board upon changing their occupational status, and the Corporate Governance Committee with input from the CEO makes a recommendation to the Board regarding acceptance of such resignation.

•
Directors are required to achieve share ownership of three times their annual cash portion of the retainer within five years of election to the Board, and based on the December 31, 2008 closing price of our common stock of $18.84, our directors are in compliance with such requirements.

•	We will pay the reasonable expenses for each director to attend at least one continuing education program per year.
•	We have a director orientation program for new directors, and all directors are invited to attend orientation programs when they are offered.
•	We will not make any personal loans or extensions of credit to directors or executive officers.
•	The Corporate Governance Committee must re-evaluate the Corporate Governance Guidelines each year.

Director Independence

Our common stock is traded on the NYSE.  NYSE listing standards and our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence as set forth in the NYSE listing standards.  The NYSE listing standards provide that in order to be considered independent, the Board must determine that a director has no material relationship with us other than as a director.  As permitted by the NYSE listing standards, the Board has adopted categorical standards to assist it in determining whether its members have such a material relationship with us.  These standards, which are part of our Corporate Governance Guidelines, are discussed below and can be found on our website at www.lincolnfinancial.com.

The Corporate Governance Committee and the Board have reviewed the independence of each Board member, including the nominees for director at the Annual Meeting, considering the standards set forth in our Corporate Governance Guidelines (which include the NYSE standards for independence).  As a result of this review, the Board affirmatively determined that directors Avery, Barrett, Cunningham, Henderson, Johnson, Lachman, Mee, Payne, Pittard, Stonecipher and Tidwell are independent because they have none of the following material relationships with us (either directly or as a partner, shareholder or officer of an organization that has a material relationship with us):

•	is or was an employee, or whose immediate family member is or was an executive officer, of us or our subsidiaries during the three years prior to the independence determination;

•
has received, or whose immediate family member received, from us, during any 12-month period within the three years prior to the independence determination, more than $120,000 in direct compensation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
(i) is, or an immediate family member is, a current partner of our external or internal auditor (to the extent the internal auditor is a third-party); (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who personally works on our audit; or (iv) was, or who has an immediate family member that was, within the three years prior to the independence determination (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time;

•
is or was employed, or whose immediate family member is or was employed, as an executive officer of another company where any of our present executives served at the same time on that company’s compensation committee within the three years prior to the independence determination;

•
is or was an executive officer or an employee, or whose immediate family member is or was an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues within the three years prior to the independence determination;

•
is an executive officer of a not-for-profit organization to which we or the Lincoln Financial Foundation, Inc.’s annual discretionary contributions exceed the greater of $1 million or 2% of the organization’s latest publicly available total annual revenues; and

•
has any other material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us, including any contributions we made to a charitable organization of which the director serves as an executive officer).

The Board of Directors also has determined that the following relationships are not material and do not impair a director’s independence:

•
a director or a director’s immediate family member’s purchase or ownership of an insurance, annuity, mutual fund or other product from us, or use of our financial services, all on terms and conditions substantially similar to those generally available to other similarly situated third parties in arm’s-length transactions and does not otherwise violate the criteria listed above;

•	a director’s membership in the same professional association, or the same social, fraternal or religious organization or club, as one of our executive officers or other directors;

•	a director’s current or prior attendance at the same educational institution as one of our executive officers or other directors;

•
a director’s service on the board of directors of another public company on which one of our executive officers or directors also serves as a director, except for prohibited compensation committee interlocks; and

•	a director’s employment by another public company whose independent registered public accounting firm is the same as ours.

In addition, a director who is also a member of our Audit Committee must meet the following additional requirements regarding independence as required by Rule 10A-3(b)(1)(ii) under the Exchange Act:

1.
A director is not independent if he or she accepts, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with us or any of our subsidiaries (provided that such compensation is not contingent in any way on continued service).

2.	A director is not independent if he or she is an “affiliated person” (as defined in Rule 10A-3(e)(1) under the Exchange Act) of us or any of our subsidiaries.

Finally, the Board determined that those directors who are members of the Audit, Corporate Governance and Compensation Committees are likewise independent of our management and us under our Corporate Governance Guidelines and the SEC and NYSE rules, as applicable.

In conducting its independence review discussed above, the Board considered, among other things, transactions and relationships between each outside director or any member of his or her immediate family and us or our subsidiaries and affiliates.  In making these determinations, the Board considered that in the ordinary course of business, transactions occur between us and companies at which some of our directors are or have been employees or officers.  In each case, the amount of transactions with these companies in each of the last three years did not reach the thresholds set forth in the categorical standards.  Dr. Cunningham is a professor at and employee of The University of Texas with which we engage in ordinary course of business transactions, namely, providing a 403(b) investment product.  Mr. Barrett is chairman of a company that supplies fuel to all airplanes at an airport in Syracuse, which our aircraft use on occasion.  These transactions were on terms that are substantially equivalent to those prevailing at the time for comparable transactions, and none reached the threshold levels set forth in our categorical standards.

Under our categorical standards, discretionary contributions to not-for-profit organizations to which a director serves as an executive officer of the lesser of $1 million or 2% of the organization’s latest publicly available total annual revenues will not impair the director’s independence.  None of the directors are executive officers of the not-for-profit organizations to which we or the Lincoln Financial Foundation, Inc. made contributions during 2008.

Qualifications and Director Nomination Process

The Corporate Governance Committee of the Board, which is composed solely of independent directors, is responsible for (1) assisting the Board by identifying individuals qualified to become Board members, (2) recommending to the Board the director nominees for the next annual meeting of shareholders and (3) evaluating the competencies appropriate for the Board and identifying missing or under-represented competencies.  Our Corporate Governance Guidelines provide that the Board itself should be responsible, in fact as well as procedure, for selecting its own members.

The Corporate Governance Committee does not have any specific minimum qualifications that must be met by a nominee.  However, its charter provides that “[I]n nominating candidates, the Committee shall take into consideration such factors as it deems appropriate.  These factors may include judgment, skill, diversity, experience, the extent to which the candidate’s experience complements the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board.  The Committee may consider candidates proposed by management, but is not required to do so.”

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service.  The Corporate Governance Committee begins by reviewing the individual director assessments of existing directors who are being considered for re-nomination. Current members of the Board who have skills and experience that are relevant to our business, who are willing to continue to serve and whose director assessment indicates the director has performed well during the most recent term are considered for re-nomination.  If any member of the Board being considered for re-nomination does not wish to serve or if the Corporate Governance Committee decides not to re-nominate a given member, the Corporate Governance Committee identifies the desired skills and experience that a potential new nominee should possess.  The Corporate Governance Committee also considers whether it is necessary or desirable that the nominee be considered independent under the NYSE listing standards, and, if so, whether the individual meets the standards for independence. The Corporate Governance Committee may, but is not required to, retain an outside firm to assist in the identification and evaluation of potential nominees.

The Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board.  This assessment includes integrity, issues of diversity, age, professional accomplishments, skills such as an understanding of marketing, finance, accounting, regulation and public policy, their international background, a commitment to our shared values, etc. – all in the context of an assessment of the perceived needs of the Board at a given point in time.

The Board has delegated the process of screening potential nominees who are not current directors to the Corporate Governance Committee with input from the CEO.  In connection with the evaluation of a new nominee, the Corporate Governance Committee determines whether it should interview the nominee, and, if warranted, one or more members of the Corporate Governance Committee would interview the nominee.  Upon completing the evaluation and the interview, the Corporate Governance Committee makes a recommendation to the Board as to whether to nominate the director nominee.

Although the Corporate Governance Committee does not solicit shareholder recommendations regarding director nominees to be proposed by the Board, it will consider such recommendations if they are made in accordance with the procedures set forth in Article I, Section 11 of our Bylaws, which is set forth in Exhibit 2 to this Proxy Statement and discussed beginning on page E-3 of this Proxy Statement under the heading “Shareholder Proposals.”  If the Corporate Governance Committee determines that such a nominee should be considered as a director, it will recommend the nominee to the Board.  The Board may accept or reject the proposed nominee.  There are no differences in the manner in which the Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Communications with Directors

The Board provides a process for interested persons to send communications to the Board or to the outside directors of the Board.  Interested persons with information pertaining to any possible violation of our Code of Conduct, or concerns or complaints pertaining to our accounting, internal accounting controls or audit or other concerns are invited to communicate this information to the outside members of the Board of Directors at:

The Outside Directors
Lincoln National Corporation
150 N. Radnor Chester Road
Radnor, PA  19087
Attention:  Office of the Corporate Secretary

All complaints and concerns will be received and processed by the Corporate Secretary.  Relevant and appropriate complaints and concerns will be referred to our Board’s non-executive Chairman of the Board.  You may report your concerns anonymously and/or confidentially.  If you choose to report your concerns anonymously, we will be unable to contact you in the event we require further information in the course of our investigation.  If you choose to report your concerns confidentially, we cannot guarantee absolute confidentiality.  In certain circumstances, it would be impossible to conduct a thorough investigation without revealing your identity.  No retaliatory action will be taken against employees who raise any concern in good faith.

Director Attendance at 2008 Annual Meeting

The Board does not have a formal policy regarding attendance by Board members at our Annual Meeting of Shareholders, but directors are encouraged to attend the Annual Meeting of Shareholders.  All of our directors attended the 2008 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS AND COMMITTEES

Our Board is currently composed of 12 members.  The members of the Board, including Board nominees, their relevant term of office and certain biographical information are set forth below under “Item 1 – Election of Directors.”  Compensation of our directors is discussed below under “Compensation of Directors.”

During 2008, the Board met 14 times.  All directors attended 75% or more of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by committees on which he or she served.

The Board currently has five standing committees:  the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Finance Committee and the Committee on Corporate Action.  The following table lists the Directors who currently serve on the Committees and the number of meetings held for each Committee during 2008.  The Audit, Compensation, Corporate Governance and Finance Committees each conduct a self-evaluation of their respective committee’s performance each year.

Current Committee Membership and Meetings Held During 2008
(C=Chair     M=Member)

Name	Audit	Compensation	Corporate Governance	Finance	Corporate Action[1]
William J. Avery	M
J. Patrick Barrett			M
William H. Cunningham		C		M
Dennis R. Glass					C
George W. Henderson, III	M			M
Eric G. Johnson				C
M. Leanne Lachman	C
Michael F. Mee		M		M
William P. Payne			C
Patrick S. Pittard		M
David A. Stonecipher				M
Isaiah Tidwell	M		M
Number of Meetings in 2008:	12	7	4	6	--

1The Committee on Corporate Action takes action by the unanimous written consent of the member of that Committee, and four such actions were taken in 2008.

The functions and responsibilities of the key standing committees of our Board are described below.

Audit Committee

The primary function of the Audit Committee is oversight.  The principal functions of the Audit Committee include:

•
assist the Board of Directors in its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence and (d) the performance of our general auditor and independent auditor;

•	select, evaluate and replace the independent auditors, and approve all engagements of the independent auditors;
•	review significant financial reporting issues and practices;
•
discuss our annual consolidated financial statements and quarterly “management discussion and analysis of financial condition and results of operations” included in our SEC filings and annual report to shareholders, if applicable;

•	inquire about significant risks and exposures, if any, and review and assess the steps taken to monitor and manage such risks;
•
establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal auditing controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	consult with management before the appointment or replacement of the internal auditor; and
•	prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in our annual proxy statement.

The Board has determined that William J. Avery is an “audit committee financial expert” as defined under Item 401 of Regulation S-K under the Exchange Act.  Mr. Avery is an independent director under applicable SEC rules, NYSE listing standards and our Corporate Governance Guidelines.  The Audit Committee has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.  The Board has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.lincolnfinancial.com.

More information concerning the Audit Committee, including the Audit Committee Report, is set forth below under “Ratification of the Appointment of the Independent Registered Public Accounting Firm” beginning on page 19.

Compensation Committee

The principal functions of the Compensation Committee include:

•	establish, in consultation with senior management, our general compensation philosophy;
•	review and confer on the selection and development of executive officers and key personnel;
•
review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, evaluate the chief executive officer’s performance in light of these goals and set the chief executive officer’s compensation level based on this evaluation;

•	review and recommend to the Board for approval candidates for chief executive officer;
•	review and approve all compensation strategies, policies and programs that encompass total remuneration of our executive officers and key personnel;
•	make recommendations to the Board regarding incentive compensation and equity-based plans, and approve all grants and awards under such plans to executive officers;
•	approve employment and severance agreements for executive officers; and
•
approve employee benefit and executive compensation plans and programs and changes to such plans and programs, if the present value cost of each plan or change to a plan will not exceed $20 million for the next five calendar years after their effectiveness.

A copy of the Compensation Committee Charter is available on our website at www.lincolnfinancial.com.  The Compensation Committee has the authority to retain and terminate compensation consultants and to approve any compensation consultant’s fees and terms of retention and to obtain advice and assistance from internal or external legal, accounting or other advisors.  More information concerning the Compensation Committee, including the role of Towers Perrin, the compensation consultant retained by the Committee during 2008, and our executive officers in determining or recommending the amount or form of executive compensation is set forth under “Compensation Processes and Procedures” on page 29 below, and in the “Compensation Discussion & Analysis” beginning on page 30 below.

Corporate Governance Committee

The principal functions of the Corporate Governance Committee include:

•	identify individuals qualified to become Board members;
•	subject to our Bylaws, recommend to the Board nominees for director (including those recommended by shareholders in accordance with our Bylaws) and for Board Committees;
•	take a leadership role in shaping our corporate governance and recommend to the Board the corporate governance principles applicable to us;
•	develop and recommend to the Board standards for determining the independence of directors;
•	recommend to the Board an overall compensation program for directors;
•	make recommendations to the Board regarding the size of the Board and the size, structure and function of Board Committees;
•	assist in the evaluation of the Board and be responsible for the evaluation of individual directors; and
•	recommend to the Board such additional actions related to corporate governance as the Committee deems advisable.

The Corporate Governance Committee has the authority to retain and terminate search firms and to approve any search firm’s fees and terms of retention and to obtain advice and assistance from internal or external legal, accounting or other advisors.  A copy of the Corporate Governance Committee Charter is available on our website at www.lincolnfinancial.com.

Finance Committee

The principal functions of the Finance Committee include:

•	review and provide guidance to senior management with respect to our annual three-year financial plan;
•
review and provide guidance to senior management with respect to our capital structure, including reviewing and approving (within guidelines established by the Board) issuance of securities by us or any of our affiliates, reviewing and approving significant “off balance sheet” transactions and reviewing and recommending changes, if necessary, to our dividend and share repurchase strategies;

•	review our overall credit quality and credit ratings strategy;
•	review and provide guidance to senior management with respect to our reinsurance strategies;
•	review and provide guidance to senior management with respect to proposed mergers, acquisitions, divestitures, joint ventures and other strategic investments;
•	review the general account and approve our investment policies, strategies and guidelines;
•	review our hedging program and the policies and procedures governing the use of financial instruments including derivative instruments; and
•	review the adequacy of the funding of our qualified pension plans, including significant actuarial assumptions, investment policies and performance.

The Finance Committee has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.  A copy of the Finance Committee Charter is available on our website at www.lincolnfinancial.com.

Committee on Corporate Action

Within limits now or hereafter specified by the Board and, in some cases, the Finance Committee, the principal functions of the Committee on Corporate Action include:

•
determine the pricing of the securities offered from our shelf registration statement (including the interest rate, dividend rate, distribution rate or contract adjustment payments, as applicable, the conversion ratio or settlement rate, as applicable, the price at which such securities will be sold to the underwriters, the underwriting discounts, commissions and reallowances relating thereto and the price at which such securities will be sold to the public);

•	approve, as necessary, the underwriting agreement, security and other transaction documents relating to the offering and sale of the securities under our shelf registration statement; and
•	elect certain classes of our officers as the Board may determine by resolution.

ITEM 1 - ELECTION OF DIRECTORS

Our Board is currently composed of 12 members and is divided into three classes.  Each director is elected for a three-year term.  J. Patrick Barrett has served as our non-executive chairman since 2007, and a director since 1990.  Mr. Barrett has informed the Board that, pursuant to the retirement age policy set forth in our Corporate Governance Guidelines discussed in more detail at page 6, he would be retiring and resigning from the board on May 12, 2009.    The Board wishes to acknowledge Mr. Barrett’s outstanding contributions during his tenure.  One vacancy will remain on the Board and in the class of Directors whose terms will expire at the 2011 Annual Meeting.  The Corporate Governance Committee intends to conduct a thorough search for a nominee to fill the vacancy to the class of Directors to be elected at the 2011 Annual Meeting with the assistance of an independent search firm.  Additional details regarding the search process, director qualifications and the director nomination process are discussed on page 9.  The Board of Directors is authorized under our Bylaws to fill the vacancy in the class of directors or reduce the size of the Board without seeking shareholder approval.

Nominees For Director

Unless you direct otherwise on the proxy you complete, your proxy will be voted for the Board’s nominees for terms expiring at the 2012 Annual Meeting or until their successors are duly elected and qualified, unless you specifically indicate on the proxy card that you are withholding authority to vote for one or more of those nominees.  All of the nominees are current directors of LNC.  All nominees have agreed to serve on the Board if they are elected.  If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies may be voted for the election of a qualified substitute nominee selected by the Board.

Nominees for a Term Expiring at the 2012 Annual Meeting

George W. Henderson, III
Director since 2006
Age 60

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Retired Executive.  Chairman and Chief Executive Officer of Burlington Industries, Inc., a manufacturer of textile products (1995 – 2003).  Director of Bassett Furniture Industries, Inc.

Eric G. Johnson
Director since 1998
Age 58

Principal Occupation, Business Experience and Public and Investment Company Directorships:
President and Chief Executive Officer of Baldwin Richardson Foods Company, a manufacturer of dessert products and liquid condiments for retail and the food service industry (December 1997 – present).

M. Leanne Lachman
Director since 1985
Age 66
Principal Occupation, Business Experience and Public and Investment Company Directorships:
President of Lachman Associates LLC, an independent real estate consultant and investment advisor (October 2003 – Present).  Secretary of G.L. Realty Investors, Inc., a real estate investment company (April 2004 – Present).  Director of Liberty Property Trust.

Isaiah Tidwell
Director since 2006
Age 64
Principal Occupation, Business Experience and Public and Investment Company Directorships:
Retired Executive.  Executive Vice President and Georgia Wealth Management Director, Wachovia Bank, N.A., a diversified commercial banking organization (2001 – 2005).  Director of Lance, Inc. and Ruddick Corporation.

The Board of Directors recommends a vote FOR each of the nominees.

Directors Continuing In Office

The identity of, and certain biographical information relating to, the directors who will continue in office after the Annual Meeting are set forth below.

Continuing in Office for a Term Expiring at the 2010 Annual Meeting

William J. Avery
Director since 2002
Age 68

Principal Occupation, Business Experience and public and investment Company Directorships:
Retired Executive. Chairman of the Board and Chief Executive Officer of Crown Cork & Seal Company, Inc., a manufacturer of packaging products for consumer goods (1994 – 2001).  Director of Rohm & Haas.

William H. Cunningham
Director since 2006
Age 65

Principal Occupation, Business Experience and public and investment Company Directorships:
Professor at The University of Texas at Austin (2000 – Present).  Director of Hayes Lemmerz International, Inc., Hicks Acquisition Company I, Inc., Introgen Therapeutics, Inc., John Hancock Mutual Funds and Southwest Airlines Co.

William Porter Payne
Director since 2006
Age 61

Principal Occupation, Business Experience and public and investment Company Directorships:
Partner, Gleacher Partners LLC, an investment banking and asset management firm (2000 – Present).  Director of Cousins Properties, Inc.

Patrick S. Pittard
Director since 2006
Age 63

Principal Occupation, Business Experience and public and investment Company Directorships:
Distinguished Executive in Residence at the Terry Business School, University of Georgia (2002 – Present).  Chairman, President and Chief Executive Officer of Heidrick & Struggles International, Inc., a global provider of senior level executive search and leadership development services (1983 – 2002).  Director of Artisan Funds and CBeyond, Inc.

Continuing in Office for a Term Expiring at the 2011 Annual Meeting

Dennis R. Glass
Director since 2006
Age 59

Principal Occupation, Business Experience and Public and Investment Company Directorships:
President and Chief Executive Officer of Lincoln National Corporation (July 2007 – Present).  President and Chief Operating Officer of Lincoln National Corporation (April 2006 – July 2007).  President and Chief Executive Officer of Jefferson-Pilot Corporation (March 2004- April 2006).  President and Chief Operating Officer of Jefferson-Pilot Corporation (November 2001 – February 2004).

Michael F. Mee
Director since 2001
Age 66

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Retired Executive.  Executive Vice President and Chief Financial Officer of Bristol-Myers Squibb Company, a pharmaceutical and related health care products company (March 1994 – April 2001).  Director of Ferro Corporation.

David A. Stonecipher
Director since 2006
Age 68

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Retired Executive. Non-executive Chairman of the Board of Jefferson-Pilot Corporation (March 2004 – April 2006).  Director, Chairman of the Board, Chief Executive Officer of Jefferson-Pilot Corporation (March 1993 – February 2004).

COMPENSATION OF DIRECTORS

The Board of Directors adheres to the following guidelines in establishing outside director compensation:

•	A substantial portion of each outside director’s compensation is to be paid in shares of our common stock or stock units based on our common stock;

•	In order to avoid the appearance of employee-like tenure or compromised independence, our outside directors are generally not eligible for defined benefit pensions; and

•
Outside directors are expected to own shares of our common stock, or stock units based on our common stock, at least equal in value to three times the cash portion of their annual retainer (3 x $86,000) within five years of first being elected (33% of vested options are counted toward this requirement).

Our outside directors receive an annual retainer of $172,000, excluding any fees received for holding the position of non-executive Chairman of the Board or a committee chair.  Current total compensation consists of an annual retainer of $86,000 in cash, $43,000 in deferred stock units and $43,000 in stock options.  Directors may also elect to defer the cash component of their annual retainer into various “phantom” investment options, including the Lincoln National Corporation stock unit account option, available under the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors.  The investment options are the same as those offered under our 401(k) plan for employees.  Amounts notionally invested into “phantom” investment options are credited with earnings or losses as if the deferred amounts had been actually invested in either our common stock (payable only in stock), or in any of the available investment options.  All amounts deferred under the Directors’ Deferred Compensation Plan are payable only upon the Non-Employee Director's retirement or resignation from the Board.

In addition, our non-executive Chairman of the Board receives an additional $200,000 payable in deferred stock units.  Committee chairs receive an annual retainer of $10,000, except the chair of the Audit Committee.  The chair of the Audit Committee receives an annual retainer of $20,000, and each other Audit Committee member receives an annual retainer fee of $5,000.  No Board or Committee meeting fees are paid for regularly scheduled meetings.

Mr. Stonecipher receives non-qualified retirement payments in the form of a monthly life annuity of $72,705 with a 10-year guaranteed period and life insurance coverage of $850,000 under his prior employment agreement with Jefferson-Pilot, which was filed as Exhibit 10(i) to the Jefferson-Pilot Form 10-K for the year ended December 31, 2002.

The Corporate Governance Committee has discretion to recommend to the Board additional compensation ($1,100 per meeting) for meetings in addition to the regularly scheduled Board or Committee meetings.  Finally, outside directors who are directors of Lincoln Life & Annuity Company of New York, (“LLANY”), our indirect, wholly owned subsidiary, receive an annual retainer of $15,000 and $1,100 for each Board and Committee meeting that they attend.  For 2008, those outside directors of LLANY, who received such fees, were Mr. Barrett, Mr. Henderson, Ms. Lachman and Mr. Pittard.

We also provide financial planning services to non-employee Directors with a value not to exceed $20,000 for an initial financial plan, and $10,000 for annual updates.  A Lincoln Financial Network financial planner must provide the financial planning services to be eligible for reimbursement.  We also allow non-employee directors to participate in certain of our health and welfare benefits including our self-insured medical and dental plans as well as life insurance and accidental death and dismemberment coverages.  The participating non-employee director is responsible for all of the premiums for the coverage.  Finally, directors are eligible to participate in the Lincoln Financial Foundation, Inc. matching charitable gift program, which matches up to a maximum annual contribution of $10,000 to colleges and universities.

The table below contains information about the compensation paid to outside directors during the fiscal year ended December 31, 2008.

COMPENSATION OF DIRECTORS
Name*	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William J. Avery	91,000	43,000	54,670	--	10,297[4]	162,671
J. Patrick Barrett	88,700	243,000	54,670	--	--	289,261
William H. Cunningham	96,000	43,000	54,670	--	10,000[5]	178,911
George W. Henderson, III	109,300	43,000	54,670	--	--	183,351
Eric G. Johnson	96,000	43,000	54,670	--	--	168,852
M. Leanne Lachman	125,400	43,000	54,670	--	8,500	207,522
Michael F. Mee	86,000	43,000	54,670	--	--	163,927
William Porter Payne	96,000	43,000	54,670	--	--	168,908
Patrick S. Pittard	105,400	43,000	54,670	--	10,297[4]	180,484
David A. Stonecipher	86,000	43,000	38,643	--	10,000[5]	158,726
Isaiah Tidwell	91,000	43,000	54,670	--	9,000[5]	173,501
* Mr. Glass, an employee-director, does not receive any director compensation.

1.  As described above, $43,000 of the annual retainer of $172,000 in 2008 was paid in deferred stock units under the Deferred Compensation Plan for Non-Employee Directors, which are reported in the Stock Awards column.  Mr. Barrett received an additional $200,000 in deferred stock units for serving as non-executive Chairman of the Board.  The outside directors could elect to defer additional retainer and fees in the Deferred Compensation Plan.  In 2008, directors Barrett, Johnson, Mee and Payne elected to defer 100% of their cash fees.  In 2008, Mr. Henderson elected to defer 50% and Mr. Tidwell elected to defer 80% of their respective cash fees.  The fees shown also include any fees that an outside director was paid or earned for service on the Board of Lincoln Life & Annuity Company of New York, our indirect, wholly owned subsidiary.

2.  Because these deferred stock units are fully vested, the full grant date fair value is expensed immediately.  Stock awards consist of the deferred stock units reported in the Stock Awards column above and phantom units awarded under the Directors’ Value Sharing Plan, which was terminated as of July 1, 2004 and include accrued dividend equivalents, which are automatically deemed reinvested in additional phantom units of our common stock.  At December 31, 2008, stock units beneficially owned by the directors were: Mr. Avery, 14,929; Mr. Barrett, 38,633; Mr. Cunningham, 16,630; Mr. Henderson, 25,131; Mr. Johnson, 24,323; Ms. Lachman, 33,884; Mr. Mee, 18,045; Mr. Payne, 13,123; Mr. Pittard, 15,010; Mr. Stonecipher, 1,302; and Mr. Tidwell, 5,832.

3.  Represents the proportionate amount of the total fair value of option awards that we recognized as an expense in 2008 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The fair values of: (a) the option awards set forth in the table below and (b) the option awards amounts expensed in 2008 as set forth above, were all determined in accordance with Financial Accounting Standards Board

Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123(R)).  The assumptions made in calculating the expense of stock and option awards with respect to the year ended December 31, 2008 are set forth in Note 20 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the year ended December 31, 2008.

Name	Grant Date Fair Value of Option Awards Granted in 2008	Number of Shares Underlying Options Outstanding at December 31, 2008	Vested	Unvested
Avery	43,002	14,506	9,007	5,499
Barrett	43,002	20,506	15,007	5,499
Cunningham	43,002	73,938	68,439	5,499
Henderson	43,002	73,938	68,439	5,499
Johnson	43,002	20,506	15,007	5,499
Lachman	43,002	20,506	15,007	5,499
Mee	43,002	17,506	12,007	5,499
Payne	43,002	73,938	68,439	5,499
Pittard	43,002	73,938	68,439	5,499
Stonecipher	43,002	1,984,938	1,979,439	5,499
Tidwell	43,002	18,446	12,947	5,499

The options held by Messrs. Cunningham, Henderson, Payne, Pittard, Stonecipher and Tidwell include former options for Jefferson-Pilot Corporation common stock.

4.  These amounts include: the provision of financial planning services with a Lincoln Financial Network advisor with an aggregate incremental cost to us of $10,000 for both Mr. Avery and Mr. Pittard and welcome items in connection with the annual board retreat.

5.  Directors are eligible to participate in the Lincoln Financial Foundation, Inc. matching charitable gift program, which matches up to a maximum annual contribution of $10,000 to various non-profit entities.  These amounts reflect matching contributions.

ITEM 2 - RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 23, 2009, our Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.  We have engaged this firm and its predecessors in this capacity continuously since 1968.  Although not required, we request that you ratify this appointment.  If you do not ratify this appointment, the Audit Committee may reconsider its appointment.  Even if you do ratify this appointment, the Audit Committee is empowered to terminate Ernst & Young LLP and select and retain another independent registered public accounting firm at any time during the year.

Representatives of Ernst & Young LLP will be present at the Annual Meeting.  They will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions relating to the audit of our audited consolidated financial statements for the year ended December 31, 2008.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2009.

Independent Registered Public Accounting Firm
Fees and Services

Below are fees that were incurred by Ernst & Young LLP, our independent registered public accounting firm, for fiscal years 2008 and 2007 for professional services rendered as well as the related percentage of total fees that each category comprises.

	Fiscal Year Ended - December 31, 2008	% of Total Fees	Fiscal Year Ended - December 31, 2007	% of Total Fees
Audit Fees	$ 8,145,020	79.6	$8,489,300	81.2
Audit-Related Fees	2,091,859	20.4	1,961,133	18.8
Tax Fees	--	--	--	--
All Other Fees	--	--	--	--
TOTAL FEES:	$10,236,879	100	$10,450,433	100

Audit Fees

Fees for audit services include fees associated with the annual audit, the reviews of our interim financial statements included in quarterly reports on Form 10-Q, accounting consultations directly associated with the audit, and services normally provided in connection with statutory and regulatory filings.

Audit-Related Fees

Audit-related services principally include employee benefit plan audits, service auditor reports on internal controls, due diligence procedures in connection with acquisitions and dispositions, reviews of registration statements and prospectuses and accounting consultations not directly associated with the audit or quarterly reviews.

Tax Fees

Tax fees include fee for tax compliance, tax advice, and tax planning services.  There were no fees in this category for either the fiscal year ended 2008 or 2007.

All Other Fees

There were no fees in this category for either the fiscal year ended 2008 or 2007.

Audit Committee Pre-Approval Policy

In accordance with its charter, the Audit Committee’s policy is to pre-approve services provided by Ernst & Young LLP.  These pre-approval procedures are set forth in Exhibit 3 hereto.  During the years ended December 31, 2008 and December 31, 2007, all services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

Audit Committee Report

Management has primary responsibility for preparing Lincoln National Corporation’s financial statements and establishing financial reporting systems and internal controls.  Management also is responsible for reporting on the effectiveness of the Corporation’s internal control over financial reporting.  The independent registered public accounting firm is responsible for performing an independent audit of the Corporation’s consolidated financial statements and issuing a report on these financial statements.  The independent registered public accounting firm is also responsible for issuing an attestation report on the Corporation’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2008.  The Audit Committee has also discussed with the Corporation’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  Additionally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2008 be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

The Audit Committee

William J. Avery
George W. Henderson, III
M. Leanne Lachman, Chair
Isaiah Tidwell

ITEM 3 - APPROVAL OF THE LINCOLN NATIONAL CORPORATION
2009 AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

On February 24, 2009, our Board of Directors authorized the Compensation Committee of the Board of Directors to approve an amendment and restatement of the Amended and Restated Lincoln National Corporation Incentive Compensation Plan.  On March 30, 2009, the Compensation Committee, or the Committee, approved the 2009 Amended and Restated Incentive Compensation Plan, subject to the approval of shareholders at the Annual Meeting.  The 2009 Amended and Restated Incentive Compensation Plan is referred to below as the 2009 ICP, or the 2009 Plan.  The plan as last restated in 2007, and amended thereafter in 2007 and 2008, is referred to below as the Amended and Restated ICP.

The purpose of the amendment and restatement was primarily to increase the total number of shares of common stock available for issuance under the 2009 Plan by 6,400,000 and to adjust the ratio at which shares of stock that may be issued in payment of awards are counted against the remaining awards.  Additionally, clarifying changes have been made to the 2009 Plan which affect the business criteria that we use to set performance targets, the types of awards that may be granted and the requirement for shareholder approval for the repricing of stock options or stock appreciation rights (“SARs”) under the 2009 ICP.  We are asking shareholders to approve the amendment and restatement so that we may continue to grant equity awards to attract and retain key employees and to tie our key employees’ interests with those of shareholders. Also, by approving the amendment and restatement, shareholders will be deemed to have approved the changes which amend and clarify certain provisions of the Amended and Restated ICP.

Purpose

Our Board of Directors believes that attracting and retaining key employees is essential to our growth and success.  In addition, our Board believes that our long-term success is enhanced by a competitive and comprehensive compensation program, which may include tailored incentives designed to motivate and reward such persons for outstanding service, including awards that link compensation to applicable measures of our performance and the creation of shareholder value.  Under the 2009 Plan, we are able to grant awards that enable us to attract and retain key employees and enable such persons to acquire and/or increase their proprietary interest in us and thereby align their interests with the interests of our shareholders.

The primary changes to the Amended and Restated ICP are to increase the total number of shares of common stock available for issuance under the 2009 Plan by 6,400,000 shares to 44,126,512 and to adjust the ratio at which shares of stock that may be issued in payment of awards are counted against the remaining awards.  Prior to this change, under the Amended and Restated ICP, the total number of shares of our common stock reserved and available for delivery to participants in connection with Awards (as defined below), including shares relating to awards previously granted, was 37,726,512.  As of December 31, 2008, 2,765,963, of these shares remained available for issuance.  Note, in general, that the shares remaining under the Amended and Restated ICP at December 31, 2008 will fluctuate as new Awards are granted and as outstanding Awards expire or are cancelled or forfeited without delivery of the shares underlying an award to a recipient.  For a further discussion of share counting under the Amended and Restated ICP and the 2009 Plan, see “Shares Subject to the 2009 ICP; Annual Per-Person Limitations” below.  If the amendment and restatement is not approved, the Amended and Restated ICP will continue with the remaining shares available for issuance but we believe this amount will be insufficient to allow us to attract and retain key talent.

Our incentive compensation programs are currently paid out upon the Committee’s certification of the achievement of pre-established performance goals that meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, for “performance based” compensation.  For further information regarding 2008 incentive compensation, see the “Compensation Discussion and Analysis” beginning on page 30 of this proxy statement.

Additionally, we are making clarify changes to the business criteria that we use to set performance targets and the types of awards that may be granted under the 2009 Plan.  We are also clarifying that the current requirement for shareholder approval for the repricing of stock options or SARs also includes any cancellation of outstanding stock options or SARs in exchange for cash.  Accordingly, the 2009 Plan is designed to accomplish these objectives.

The following is a brief description of the material features of the 2009 Plan.  This description is qualified in its entirety by reference to the full text of the 2009 Plan, which is attached hereto as Exhibit 4.

Types of Awards.  The terms of the 2009 Plan provide for grants of stock options, SARs, restricted stock, restricted stock units, deferred stock units, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property (“Awards”).

Shares Subject to the 2009 ICP; Annual Per-Person Limitations.  As stated above, under the Amended and Restated ICP, the total number of shares of our common stock reserved and available for delivery to participants in connection with Awards is 37,726,512.  However, 2,765,963 shares were available under the Amended and Restated ICP as of December 31, 2008.  Shares that may be issued in payment of Awards, other than Options and SARs, that were granted on or after May 12, 2005 and prior to May 14, 2009, shall be counted against the remaining shares at a ratio of 3.25-to-1.  On or after May 14, 2009, shares that may be issued in payment of Awards, other than Options and SARs under the 2009 Plan if approved by the shareholders, will be counted against the remaining shares at a ratio of 1.63-to-1. The total number of shares of common stock with respect to which incentive stock options (“ISOs”), none of which are currently outstanding, may be granted shall not exceed 2,000,000.  As stated above, the shares available for issuance under the 2009 Plan will vary at any point in time due to new Award grants and expirations, forfeitures and cancellations of outstanding Awards as discussed in the following paragraph.  Any shares of common stock delivered under the 2009 Plan shall consist of authorized and unissued shares.

 The 2009 Plan contains rules to permit all awards to be properly counted and not counted twice. These rules will apply to shares previously authorized under any other plan at the time they become subject to the 2009 Plan. Forfeited, terminated or expired awards of shares, as well as awards settled in cash without issuing any shares, will become available for future awards using the same share counting formula described above depending on their date of grant.  With respect to stock settled SARS and options, the full issuance of shares to settle such Awards will count against shares available under the 2009 Plan, that is at a ratio of 1-to-1.

In addition, the 2009 Plan imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Code.  Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, units of deferred stock, shares of common stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant shall not exceed 2,000,000 shares for each type of such Award, subject to adjustment in certain circumstances.  The maximum amount that may be earned as an annual incentive award or other cash Award (payable currently or on a deferred basis) in any fiscal year by any one participant is $8,000,000, and the maximum amount that may be earned as a performance award or other cash Award (payable currently or on a deferred basis) in respect of a performance period by any one participant is $8,000,000.

The Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the 2009 Plan and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate.  The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.

Eligibility.  Our executive officers and other officers and employees, agents and brokers, and those of our subsidiaries, including any such person who may also be one of our directors, are eligible to be granted Awards under the 2009 Plan.  It is anticipated that approximately 1,000 persons would be eligible to receive Awards under the 2009 Plan.

Administration. The 2009 Plan will be administered by the Committee.  Subject to the terms and conditions of the 2009 Plan, the Committee is authorized to interpret the provisions of the 2009 Plan, select participants, determine the type and number of Awards to be granted and the number of shares of common stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, adopt, amend and rescind rules and regulations relating to the 2009 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2009 Plan.  The Committee may, in its discretion, convert any Award or the value of any Award under the 2009 Plan, subject to applicable laws and regulations, into Deferred Stock Units which will be administered under our plans relating to deferred compensation.  The 2009 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2009 Plan.

Stock Options and SARs.  The Committee is authorized to grant stock options, including both ISOs, that can result in potentially favorable tax treatment to the participant, and non-qualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR.  The exercise price per share subject to an option and the grant price of a SAR is determined by the Committee, but must not be less than the fair market value of a share of common stock on the date of grant.  Under the 2009 Plan, unless otherwise determined by the Committee, the fair market value of common stock is the closing price of a share of common stock, as quoted on the composite transactions table on the NYSE, on the date of grant.  On March 9, 2009, the closing price of our common stock was $5.01 per share.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee, except no option or SAR may have a term exceeding ten years.  Options may be exercised by payment of the exercise price in cash, common stock or outstanding Awards having a fair market value equal to the exercise price, as the Committee may determine from time to time.  Methods of exercise and settlement and other terms of the SARs are determined by the Committee.  To date, we have only granted SARs settleable exclusively in cash.  The Committee may include a provision in an option permitting the grant of a new option when payment of the exercise price of an option is made in shares of common stock.  However, as discussed below, the exercise price of an option may not be reduced (except as a result of a change in our capitalization) without shareholder approval.  See “Other Terms of Awards; No Repricing,” below.

Restricted Stock, Restricted Stock Units and Deferred Stock Units.  The Committee is authorized to grant restricted stock, restricted stock units and deferred stock units.  Restricted stock is a grant of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements, prior to the end of a restricted period specified by the Committee.  A participant granted restricted stock generally has all of the rights of a shareholder, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee.  A restricted stock unit, or RSU, represents a phantom share of our common stock that does not include the right to vote the shares or to receive dividends thereon. An Award of deferred stock units is credited to a bookkeeping reserve account in accordance with the terms of the Company’s plans relating to Deferred Compensation.  Such an Award confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period).  Prior to settlement, an Award of RSUs or deferred stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, which are paid out only upon settlement of the award.

Bonus Stock and Awards in Lieu of Cash Obligations.  The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards.  The 2009 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares.  Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon our performance or any other factors designated by the Committee, and Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries.  The Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

Performance Awards, Including Annual Incentive Awards.  The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  In addition, the 2009 Plan authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of pre-established performance goals during a specified one-year period.  Performance awards and annual incentive awards granted to persons the Committee expects will, for the year in which a deduction arises, be among the Named Executive Officers, will, if so intended by the Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Code Section 162(m).

The performance goals to be achieved as a condition of payment or settlement of a performance award or annual incentive award will consist of (i) one or more business criteria for the Company, as defined by the Committee, on a consolidated basis, and/or for specified subsidiaries or business units of the Company and (ii) a targeted level or levels of performance with respect to each such business criterion.  In the case of performance awards intended to meet the requirements of Code Section 162(m), the business criteria used must be one of those specified in the 2009 Plan, although for other participants the Committee may specify any other criteria.  The business criteria specified in the 2009 Plan are, as defined by the Committee: (1) earnings (total or per share); (2) revenues or growth in revenues; (3) cash flow or cash flow return on investment; (4) assets, return on assets, growth in assets, return on investment, capital or return on capital, return on equity, or shareholder equity (total or per share);  (5) economic value added or insurance-imbedded value added; (6) operating margin; (7) net income or growth in net income (total or  per share), pretax earnings or growth in pretax earnings (total or per share), pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and extraordinary or special items; (8) operating earnings or  income from operations; (9) statutory income;  (10) total shareholder return; (11) profit margins; (12) premiums and fees, or growth in premiums and fees,  including service fees; (13) book value; (14) membership and growth in membership; (15) market share or change in market share; (16) stock price or change in stock price; (17) market capitalization, change in market capitalization, or return on market value; (18) economic value added or market value added; (19) cash flow or change in cash flow; (20) expense ratios, expense savings, budgets, product cost reduction through advanced technology, or other expense management measures; (21) productivity ratios or other measures of operating efficiency or effectiveness; (22) risk based capital ratio; (23) ratio of claims or loss costs to revenues; (24) satisfaction measures: customer, provider, or employee; (25) implementation or completion of critical projects or processes; (26) product development, product release schedules, new product innovation, brand recognition/acceptance;  (27) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies; and (28) any criteria comparable to those listed above, including metrics designed to measure progress toward achieving the company’s strategic intent of becoming the retirement income security company of choice for its clients, that shall be approved by the Committee.

In granting annual incentive or performance awards, the Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals using one or more of the business criteria described in the preceding paragraph.  During the first 90 days of a fiscal year or performance period, the Committee will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise.  After the end of each fiscal year or performance period, the Committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive or performance awards payable to each participant in the pool, and the amount of any potential annual incentive or performance award otherwise payable to a participant.  The Committee may, in its discretion, determine that the amount payable as an annual incentive or performance award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify as performance-based compensation under Code Section 162(m).

Subject to the requirements of the 2009 Plan, the Committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.  Because of the discretionary nature of the awards that may be made under the 2009 Plan, the benefits available under the 2009 Plan are not readily determinable.  However, the Awards that may be made under the 2009 Plan are subject to the limitations discussed above under “Shares Subject to the ICP: Annual Per-Person Limitations.”

Other Terms of Awards; No Repricing.  In general, Awards may be settled in the form of cash, common stock, other Awards, or other property, in the discretion of the Committee.  The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles.  The Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2009 Plan.  The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations.  Awards granted under the 2009 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes.

Awards under the 2009 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.  The Committee may, however, grant Awards in exchange for other Awards under the 2009 Plan, awards under our other plans, or other rights to payment from us, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

Unless the Award agreement specifies otherwise, the Committee may cancel or rescind Awards if the participant fails to comply with certain noncompetition, confidentiality or intellectual property covenants.  For instance, Awards may be canceled or rescinded if the participant engages in competitive activity while employed by us or within a specified period following termination of employment.  We may, in our discretion, in any individual case provide for waiver in whole or in part of compliance with the noncompetition, confidentiality or intellectual property covenants.

Notwithstanding any other provision of the 2009 Plan, no option that has been granted under the 2009 Plan or the Amended and Restated ICP may be repriced, replaced or regranted through cancellation, including in exchange for cash, or otherwise modified without shareholder approval (except in connection with adjustments permitted under the 2009 Plan), if the effect would be to reduce the exercise price for the shares underlying the option.

Acceleration of Vesting.  The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting will occur automatically in the case of a “change of control” of us, except to the extent otherwise determined by the Committee at the date of grant.  The definition of a “change of control” as used in the 2009 Plan is shown in the Appendix to Exhibit 4 beginning at page E-21.  In addition, the Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change of control.  Upon the occurrence of a change of control, except to the extent otherwise determined by the Committee at the date of grant, options will become fully vested and exercisable and restrictions on restricted stock and deferred stock units will lapse.  “Change of Control” is defined to include a variety of events, including the acquisition by certain individuals or entities of twenty percent or more of our outstanding common stock, significant changes in our board of directors, certain reorganizations, mergers and consolidations involving us, and the sale or disposition of all or substantially all of our consolidated assets.

Amendment and Termination of the Plan.  The Board of Directors, or the Committee acting pursuant to authority delegated to it by the Board, may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted.  Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable.  Thus, shareholder approval will not necessarily be required for amendments that might increase the cost of the 2009 Plan or broaden eligibility.  Unless earlier terminated by the Board, the 2009 Plan will terminate at such time as no shares remain available for issuance under the 2009 Plan, and we have no further rights or obligations with respect to outstanding Awards under the 2009 Plan.

Because the Compensation Committee has discretion to determine the amount and types of awards to be granted under the 2009 Plan, all of the benefits that will be received in the future by participants are not readily determinable.

The table below shows information as of December 31, 2008 regarding securities authorized for issuance under all of our equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders(4)	10,202,606 (1, 2)	$53.29	3,652,988 (4)
Equity compensation plans not approved by shareholders	--	N/A	--
Total	10,202,606	$53.29(3)	3,652,988

1. This amount excludes outstanding stock options assumed in connection with our acquisition of Jefferson Pilot Corporation (the “JP Plans”) as shown below for the following plans, under which no new awards may be granted:

•   6,071,882 shares to be issued upon outstanding options as of December 31, 2008 under the Jefferson-Pilot Corporation Long Term Stock Incentive Plan with a weighted average exercise price of $44.44
•   402,532 shares to be issued upon outstanding options as of December 31, 2008 under the Jefferson-Pilot Corporation Non-Employee Directors Stock Option Plans (for 1995 and 2004) with a weighted average exercise price of $43.22

2.  This amount includes the following:

•   5,278,528 outstanding options.
•   3,140,034 represent outstanding long-term incentive awards, of which 2,462,980 represent options with performance conditions and 677,054 represent the number of performance shares based on the maximum amounts potentially payable under the awards in stock options and shares (including potential dividend equivalents).  The long-term incentive awards have not been earned as of December 31, 2008.  The number of options and shares, if any, to be issued pursuant to such awards will be determined based upon our, and in some cases, our subsidiaries performance, over the applicable three-year performance period (target amounts payable are set forth in Note 20 of the Notes to Consolidated Financial Statements, included in Item 8 of the Form 10-K for the year ended December 31, 2008). Since the shares that may be received in payment of the awards have no exercise price, they are not included in weighted-average exercise price calculation in column (b).  The long-term incentive awards are all issued under our Amended and Restated Incentive Compensation Plan (“ICP”).
•   203,448 outstanding restricted stock units.
•   1,580,596 outstanding deferred stock units, which are not included in Note 20 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the year ended December 31, 2008.  The below shows the number of deferred stock units that have been granted during the years ended December 31, 2008, 2007 and 2006.

Plan Name	2008	2007	2006
Amended and Restated ICP	407,301	68,896	79,981
Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors	25,224	21,942	21,306

3. The total outstanding options, including those with service and performance conditions, and including options under the JP Plans, are 14,215,922 which have a weighted average exercise price of 49.22 and a weighted average remaining contractual term of 5.25 years.

4.  Includes up to 2,765,963 securities available for issuance in connection with restricted stock, restricted stock units, performance stock units, deferred stock and deferred stock unit awards under the Amended and Restated ICP, and 409,441 under the non-employee director option plan.  Shares that may be issued in payment of awards, other than options and stock appreciation rights, reduce the number of securities remaining available for future issuance under equity compensation plans at a ratio of 3.25-to-1.  Also includes up to 477,584 securities available for issuance in connection with deferred stock units under the Deferred Compensation Plan for Non-Employee Directors.  This amount does not include 129,877 restricted stock units for under the Delaware Investments US, Inc. Incentive Compensation Plan.  The Lincoln National Corporation 1993 Stock Plan for Non-Employee Directors will only issue shares for currently outstanding awards, and no new awards may be granted under this plan.

Federal Income Tax Implications of the Plan.   The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the 2009 Plan.

The grant of an option or SAR will create no tax consequences for the participant or us.  A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply).  Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and Fair Market Value of the freely transferable and nonforfeitable shares acquired on the date of exercise.  Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price.  Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

We will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR.  We are generally not entitled to a tax deduction relating to amounts that represent a capital gain to a participant.  Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

With respect to Awards granted under the 2009 Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received.  Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance.  We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier.  A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax.  The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property.  We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Awards that are granted, accelerated or enhanced upon the occurrence of a change of  control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code Section 280G and, to such extent, will be non-deductible by us and subject to a 20% excise tax payable by the participant.

The foregoing summary of the federal income tax consequences in respect of the Amended and Restated Plan is for general information only.  Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

The Board of Directors recommends a vote FOR the amendment to the 2009 Amended and Restated Amended Compensation Plan.

ITEM 4 - SHAREHOLDER PROPOSAL REGARDING
ELECTION OF DIRECTORS BY MAJORITY VOTE

The United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, N.W., Washington, D.C. 20001, beneficial owner of approximately 4,170 shares, has notified us that it intends to present the following proposal at the annual meeting. We are not responsible for the contents of the proposal or the supporting statement set forth below.

Director Election Majority Vote Standard Proposal

Resolved: That the shareholders of Lincoln National Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Statement of Support:  In order to provide shareholders a meaningful role in director elections, the Company’s director election vote standard should be changed to a majority vote standard.  A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected.  The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on a ballot.  We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards.  The Company presently uses a plurality vote standard in all director elections.  Under the plurality standard, a board nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard, a strong majority of the nation’s leading companies, including Intel, General Electric, Motorola, Hewlett Packard, Morgan Stanley, Home Depot, Gannett, Marathon Oil, and Pfizer, have adopted a majority vote standard in company bylaws or articles of incorporation.  Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election.  Other companies have responded only partially to the call for change by simply adopting post election director resignation policies that set procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes.  At the time of this proposal submission, our Company and its board have not taken either action.

We believe that a post election director resignation policy without a majority vote standard in company governance documents is an inadequate reform.  The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard.  With a majority vote standard in place, the board can then take action to develop a post election procedure to address the status of directors that fail to win election.  A majority vote standard combined with a post election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the board an important post election role in determining the continued status of an unelected director.  We urge the Board to initiate the process to establish a majority vote standard in the Company’s governance documents.

Statement in Opposition to the Majority Vote Proposal

The Board has reviewed this proposal and recommends a vote against it. The Board agrees that shareholders should have a meaningful role in the director election process. However, under current law, majority voting creates legal and practical complications that make its adoption inadvisable.

The system of plurality voting, which the proponent seeks to replace, has long been the accepted system among U.S. public companies and is the default system under Indiana corporate law. The rules governing plurality voting are well understood. In addition, it is important to note that our directors have consistently received broad shareholder support—typically over 90 percent of the votes cast over the last five years. The proposal suggests that our directors have received a substantial number of “withhold” votes. This clearly is not the case.

The majority vote system suggested by the proponent is simple in concept, but in practice it raises complications under current law. A “failed election"—an uncontested election where a director nominee does not achieve a majority of the votes cast—could create a variety of outcomes that would frustrate the goal of providing shareholders a greater voice.

Under Indiana law and our restated articles of incorporation, a director whose term expires continues to serve as a “holdover director” until his or her successor is elected and qualified. Thus, if the unsuccessful candidate in a failed election is an incumbent, he or she would continue to serve as a director, until at least the next annual meeting, and perhaps until the end of the next three-year term despite the failed election. If the candidate is not an incumbent, the director position would become vacant and could be filled by the directors acting alone—thus effectively bypassing the election process entirely for a three-year term. We do not believe such a result furthers shareholder democracy. Furthermore, combining a majority vote standard with a post-election director resignation policy may create a large number of immediate board vacancies, resulting in unintended consequences such as:

•	inadvertently triggering “change-in-control” provisions in various compensation plans and third-party agreements;
•	giving undue influence to special-interest voters who use director votes to forward their particular agenda; or
•	facilitating opportunistic hostile takeover bids.

Moreover, the Board believes that we already have a strong corporate governance process designed to identify and propose director nominees who will serve the best interests of the shareholders.  Director nominees are evaluated and recommended for election by the Corporate Governance Committee, which is comprised solely of independent directors.  In recommending nominees, the committee considers a variety of factors.  We have also published in this Proxy Statement and on our website, at www.lincolnfinancial.com, information on how stockholders and other interested parties can communicate their views on potential nominees or other matters with the Board.  Thus, the Board believes that current Board policies provide an appropriate mechanism for electing an effective Board of Directors committed to delivering long-term stockholder value. Additionally, since our stockholders have a history of electing highly qualified, independent directors under our current election process, we believe a change to a majority voting requirement is not necessary to improve our corporate governance process.

The Board of Directors recommends that you vote AGAINST this proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain officers and beneficial owners of greater than 10% of our equity securities to file reports of holdings and transactions with the SEC and the NYSE.  Based on written representations that we have received from our officers subject to Section 16 and directors, and a review of the reports filed with respect to transactions that occurred during 2008, we believe that each of our directors and officers subject to Section 16 met all applicable filing requirements, except for former executive officer, Elizabeth L. Reeves, who made one late filing disclosing two transactions.

COMPENSATION PROCESSES AND PROCEDURES

The Compensation Committee of the Board of Directors has primary authority for considering and determining executive compensation, while the Corporate Governance Committee reviews and recommends to the Board of Directors the overall compensation program for our outside directors.  For a description of the principal functions of the Compensation Committee, see “The Board of Directors and Committees – Compensation Committee” on pages 11-12.

Although there is nothing in its charter preventing the Compensation Committee from delegating its authority on executive compensation matters to members of management, the Committee has not delegated its authority.  The Compensation Committee has delegated to the Chair of the Committee the authority to approve changes to executive officer compensation, subject to the Committee’s review and ratification.  This was done primarily to facilitate changes in compensation, if and as necessary, between Compensation Committee meetings usually in connection with a promotion or new hire.

The Compensation Committee engaged Towers Perrin in 2008 as its compensation consultant.  At the Committee’s request, Towers Perrin provides the Compensation Committee with market data and information on trends in executive compensation, such as the use of various forms of equity and the prevalence of different types of compensation vehicles.  Our CEO and head of human resources make recommendations to the Compensation Committee with respect to the base salary, target annual incentive awards and target long-term incentive awards for each of the executive officers, except for our CEO.  For a further discussion on the roles of our CEO and our head of human resources, as well as Towers Perrin, in compensation decisions during 2008, see the “Compensation Discussion & Analysis” immediately below.

The Compensation Committee normally approves the vesting of incentive awards at its first regularly scheduled meeting of the calendar year (usually in late February or early March).  During this meeting, the Committee reviews financial data provided by management reporting the results for the various performance measures previously established for the just-completed annual and long-term performance cycles.  The Committee certifies the achievement—or not—of the performance measures and approves the vesting of awards, as appropriate.  Mr. Crawford, our Chief Financial Officer, provides the Committee with management’s recommendations for the targets for the upcoming performance cycle.

The Compensation Committee generally grants equity awards to our executive officers once a year at its first regularly scheduled meeting of the calendar year (usually in February or March).  However, the Compensation Committee may also grant equity awards at other regularly scheduled meetings, or if circumstances require, the Committee or Board may grant equity awards at special meetings or by taking action through unanimous written consent.  The Board of Directors also has the same authority to grant equity awards.  For more information on our equity grant procedures, see the “Compensation Discussion & Analysis—Equity Grant Procedures” below.

Under its charter, the Corporate Governance Committee reviews and recommends to the Board of Directors the overall compensation program for directors, including retainer, meeting fees, perquisites, deferred compensation, stock option plans or other incentive or retirement plans, and medical and life insurance coverage, but the Board of Directors retains the authority to approve the compensation program.  Towers Perrin provides the Corporate Governance Committee with market data and information on trends in directors’ compensation, which the Committee uses in reviewing and setting director compensation.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis
Introduction

This Compensation Discussion & Analysis, or CD&A, provides our analysis of our compensation programs primarily as they apply to those executive officers named in the compensation tables (the “NEOs”), beginning on page 48 of this proxy statement.  As required by the rules of the Securities and Exchange Commission, the compensation tables disclose cash compensation earned by the NEOs in 2008 as well as equity awards granted, stock options exercised and performance awards earned and/or paid out in 2008.

This CD&A provides a discussion and analysis of the various actions taken in 2008 with respect to the annual base salaries of our executives, any changes made to their retirement benefits, (including the termination of an evergreen provision in our Chief Executive Officer’s, or CEO’s, employment agreement relating to his retirement benefits) and any special bonuses or retention awards granted.  This CD&A also provides a discussion and analysis of the short and long-term incentive programs for the following performance periods:

•	the 2006-2008 performance period for long-term incentive awards earned on December 31, 2008 and paid in early 2009;
•	the 2008 performance period for annual incentive awards earned on December 31, 2008 and paid in early 2009; and
•	the 2008-2010 performance period for long-term incentive awards granted in 2008.

We also discuss various actions taken with respect to executive salaries during 2008.

You should read the CD&A in conjunction with the compensation tables on pages 48-68.

Overview of Executive Compensation

During 2008, the capital markets experienced extreme volatility that affected both equity market returns and interest rates.  In addition, credit spreads widened across asset classes and reduced liquidity across credit markets.  October 2008 marked the worst equity market returns in 21 years.  The price of our common stock declined during the fourth quarter of 2008 to close at $18.84 on December 31, 2008, down from $42.81 on September 30, 2008, and during that time it closed at a low of $4.76.  The National Bureau of Economic Research, a panel of economists charged with officially designating business cycles, announced that a U.S. recession had begun in December 2007, and many analysts expect the downturn to last through the first half of 2009.  In face of these capital market challenges, we continue to focus on building our businesses through these difficult market conditions and beyond by developing and introducing high quality products, expanding distribution in new and existing key accounts and channels and targeting market segments that have high growth potential while maintaining a disciplined approach to managing our expenses.  In light of the market impact on our earnings, the Compensation Committee evaluated our fundamental guiding principles in the executive compensation area - to challenge those principles and to ask whether they still worked, were still meaningful, and were still the right principles to guide us through these difficult times.

We have concluded that our guiding principles are still sound.  We still believe that attracting and retaining key executives is essential to our continued growth and strong performance.  We continue to pursue our goal of building a performance culture of “A” players, recognizing that talent drives performance.  We will continue to design our executive compensation programs in a way that will position us to attract and retain the most talented individuals in the financial services industry by offering competitive compensation packages that reward exceptional individual and company performance.

Our compensation practices are based on the following fundamental guiding principles:

•	a “pay for performance” culture creating a strong nexus between levels of executive compensation and our long-term and short-term financial performance;
•	competitive compensation targeted in general to “median” based on comparable market data, and payment of above median incentive compensation only for above-average performance;
•	performance measures and goals which balance risk and reward and create the proper incentives for our NEOs to achieve our overall business strategy; and
•	appropriate share ownership requirements and equity programs resulting in the alignment of our NEOs’ financial interests with those of our shareholders.

Our 2008 long-term and short-term incentive programs were designed to reward above-average financial performance with above-average compensation.  Conversely, our incentive programs were designed to reward average financial performance with below-average compensation, and below-average performance with, in some cases, no payout at all.  In each case, more than two-thirds of the total compensation awarded to our named executive officers, or NEOs, in 2008 included a significant amount of at-risk compensation to be earned only if performance objectives were achieved (see chart on page 48 below for a list of the named executive officers).  We believe that allocating the largest portion of executive compensation to incentive compensation helps to properly align the financial interests of our NEOs with those of our shareholders by putting executive pay at risk based on our sustained success.

Our compensation programs are also designed to be easily communicated to and understood by both our executives and shareholders.  We put a strong emphasis on “line of sight” factors.  It is important to us and to our executives for performance to be measurable and for compensation to be paid based on criteria that both executives and shareholders can reasonably identify, and, in the case of our executives, influence and affect.

In general, we aim to pay total compensation at median to our executives as compared to the compensation paid to executives in similar positions in similarly sized insurance-based, financial services, investment management companies, or the general industry, as applicable.  For all of our NEOs except for Mr. Coyne, we used market data drawn from the following companies included in the 2007 Diversified Insurance Study of Executive Compensation:

• AEGON USA	• Met Life
• Aetna	• Mutual of Omaha
• AFLAC	• Nationwide
• AIG	• New York Life
• Allianz (Life USA)	• Northwest Mutual
• Allstate	• Pacific Life
• American United Life	• Phoenix Companies
• AXA Equitable	• Principal Financial
• CIGNA	• Prudential Financial
• Genworth Financial	• Securian Financial
• Guardian Life	• Sun Life Financial
• Hartford Financial Services	• Thrivent Financial
• ING	• TIAA-CREF
• John Hancock	• Unum Group
• Massachusetts Mutual	• USAA

For Mr. Coyne, the President of Lincoln National Investment Company and Delaware Management Holdings, Inc., which had assets under management of approximately $160 billion for 2008, we reviewed compensation data for executives in similar positions who work in certain investment entities participating in the 2007 McLagan Partners’ Investment Management Survey.  We specifically looked at compensation data for investment entities with between $35 billion and $100 billion in assets under management as well as data for investment entities with over $100 billion in assets under management.  We then took an average of the data generated by those samples.  For a list of these companies, refer to Exhibit 5.  In addition, for Robert W. Dineen, the President of Lincoln Financial Network we used compensation data drawn from the following companies:

· The Capital Group Companies, Inc.	· Neuberger Berman, LLC
· Eagle Asset Management, Inc. (Raymond James)	· Oppenheimer Funds, Inc.
· Fidelity Investments	· The Vanguard Group, Inc.
· Fisher Investments	· William Blair & Company, L.L.C.
· MFC Private Wealth Management

While we generally aim to target compensation to the market median as determined from the above-named sources of market data, in some cases, we may target above-median compensation.   Specifically, in 2008, we targeted above-median compensation to Mr. Dineen and to Mr. Konen.

We may also award cash or equity-based bonuses to our executives for a variety of reasons: for exemplary individual performance, for mid-year promotions, as a retention tool, or in recognition of significant challenges or difficult projects we have asked them to accept.

At its May 2008 meeting, our Compensation Committee granted Robert W. Dineen a discretionary leadership bonus.  Approximately 2/3 of the bonus, or $234,500, was granted in the form of restricted units of our common stock, and $116,667 was paid in cash.  The purpose of the leadership bonus was to reward Mr. Dineen for the significant contributions he made to us during the past year and to provide additional incentive for him to stay and see us through the challenges of the next two years.  The restricted stock units will vest ratably over the next two years, with one-half vesting on the first anniversary of grant date, May 7, 2009, and the other half vesting on May 7, 2010.  The cash was paid out in an immediate lump sum payment.

At its November 2008 meeting, the Compensation Committee approved a discretionary cash retention award for Frederick W. Crawford, our Chief Financial Officer, or CFO.  Our CEO recommended the retention award for Mr. Crawford because of his talent, expertise and leadership during the current financial crisis are considered critical to our future success.  The retention award was equal to Mr. Crawford’s annual base salary, $510,000, and will be paid to him in cash if he remains in his current position as CFO until at least until January 1, 2010.

The awards discussed above are set forth in the “Grants of Plan-Based Awards” table on page 50.

Elements of Compensation

Our executives receive four standard types of compensation: base salary, annual incentive program or “AIP” awards, long-term incentive or “LTI” awards, and retirement and health and welfare benefits.  In general, the fixed or certain elements of compensation—base salary and benefits—make up the smallest percentage of total annual executive compensation, while the largest component of total executive compensation—incentive awards—fluctuates in value and is “at risk” based on corporate performance and the performance of our business segments.  This allocation of compensation supports our foundational “pay for performance” philosophy.  Annual decisions setting the level of base salary, and AIP or LTI targets are always made in consideration of the total direct compensation picture and the interaction of all three elements.  Mid-year adjustments to base salary will generally not affect AIP or LTI targets for our NEOs (which are set each year in late February or early March) for the year in which the adjustment was made.   We perform periodic reviews of the level of retirement and health and welfare benefits paid to our executives to determine whether our benefits continue to be competitive and consistent and supportive of our talent and business strategies.  The last in-depth review of these benefits was performed in 2007, and resulted in the termination or “freeze” of the qualified and non-qualified defined benefit programs covering our executives, and the re-design of our qualified and non-qualified defined contribution plans and retiree health programs.

Base Salary

We pay competitive base salaries in order to draw key executive talent to the company and to retain this talent.  At the request of the Compensation Committee, for each executive officer including each NEO, Towers Perrin identified comparable executive roles with similar responsibilities and scope in organizations of similar size and type, using the companies identified from the Diversified Insurance Study and/or specific data provided by management from the McLagan Partners’ Survey, as discussed above.  Understanding that there is no perfect match between the roles played by our executives and the executives in the peer companies we have identified, we may consider multiple sources of market data for this purpose.  We do not take a formulaic approach to determining the base salaries of our executives.  The market data gathered in this manner is only the point of departure in a discussion that considers a number of factors, including a subjective review of each executive’s individual performance during the prior year, relevant experience, the significance of each NEO’s role to our business strategy and their particular short and long-term challenges.

With two exceptions, all of our NEOs were paid an annual base salary for 2008 that was approximately at median or the “market rate” for their positions, as determined by the above analysis.  We may pay above-median compensation in cases where we have moved an executive officer from a leadership role in one business segment to a leadership role in another business.  We may do this for a variety of reasons, including organizational considerations, or the need for specific expertise in the task of building a new business or improving an existing one.  In such cases, the compensation of the executive officer we have moved may reflect median market compensation for their former position, but may be above median compensation for their new position.  We may also pay higher than median compensation to executive officers whom we have recruited from other industries with higher median compensation.

Mr. Dineen’s base salary for 2008 was paid above-median. At the time we recruited Mr. Dineen, he was being paid a base salary that was higher than the median market rate in effect – then or now – for his current position.  The decision to recruit Mr. Dineen, and to continue paying him a base salary targeted to the market 75th percentile reflects the importance of Lincoln Financial Network to our long-term business strategy.

Mr. Konen was also paid above-median base salary for a portion of 2008.  Up through the change in his roles and responsibilities as described below, Mr. Konen was paid a base salary targeted to the market 75th percentile for his position.  In July 2008 we announced the realignment of our Employer Markets and Individual Markets businesses into two new divisions: Retirement Solutions and Insurance Solutions.  As a result, Mr. Konen was named President, Insurance Solutions, which combined our Individual Life and Group Protection business segments under his leadership.  In a change that increased his duties and responsibilities, Mr. Konen also became the interim president, and subsequently in 2009 was named president of Retirement Solutions, which includes our Annuities and Defined Contribution segments.  At its August 2008 meeting, our Compensation Committee reviewed market data and compensation data for Mr. Konen, and based on his new role and increased responsibilities, approved increases to various elements of his compensation.  The change to Mr. Konen’s annual base salary – an increase from $490,000 to $517,500 – took effect on August 6, 2008.  This reflects the importance of the various Insurance Solutions products to our long-range strategy for success, and the key role that Mr. Konen will play in the development of those businesses.

The Committee also approved changes to Mr. Konen’s annual incentive award target – from 100% to 130% – and to his long-term incentive award target – from 270% to 338.7% – with both of these changes being effective beginning in 2009.  With the addition of roles and responsibilities after the July 2008 restructuring, Mr. Konen was paid a rate of annual base salary at the market median.

Annual base salary for all of our senior officers, including our NEOs, was set in November of 2007 using the surveys described above.  After a review of this data and individual performance factors, and based on recommendations from the head of human resources and the CEO, the Committee approved increases in the 2008 annual base salary levels for our NEOs, except for Dennis R. Glass, which took effect January 1, 2008.

As a result of these increases Mr. Crawford’s salary increased from $500,000 to $510,000, Mr. Coyne’s salary increased from $450,000 to $470,000, and Mr. Konen’s salary increased from $445,000 to $490,000, and then to $517,500 as described above.  Mr. Dineen’s salary was initially increased from $400,000 to $414,000, and then later increased to $420,000, in particular recognition of his superior performance in 2007.

Each NEO’s 2008 base salary is set forth in the Summary Compensation Table on page 48.

2008 Incentive Awards

Consistent with our past practice, during 2008, our NEOs participated in two incentive award programs: an annual cash incentive award program, referred to above as the “AIP,” and a long-term incentive award program, referred to as the “LTI.”  For most NEOs, the LTI program consisted of a combination of stock options and long-term performance awards.  All of our NEOs, including Mr. Coyne, received 50% of their LTI targets in the form of options to purchase shares of our common stock.  In pervious years, Mr. Coyne had instead received options to purchase shares of Delaware Investments U.S., Inc. common stock under the Delaware Management Holdings, Inc. Incentive Compensation Plan or “Delaware ICP” (formerly the Delaware Investments U.S. Stock Option Plan).  However, while Messrs. Glass, Crawford, Dineen and Konen received 50% of their LTI target in grants of performance shares settleable in shares of our common stock, Mr. Coyne received only 16.5% of his LTI target in the form of such performance shares.  The remaining 33.5% of his 2008 LTI target was granted in the form of restricted units of Delaware Investments U.S., Inc. common stock under the Delaware ICP.

For each NEO except for our CEO, management (our CEO and the head of human resources) reviewed the relevant market data (compensation data from the sources listed above) provided by outside sources, including the Committee’s compensation consultant.  Management and the Committee also discussed each executive’s unique skills, experience and past performance, future challenges, organizational considerations, and the general industry within which the executive’s business competes.  Then the head of human resources and the CEO together recommended the 2008 targets for AIP and LTI to the Committee for approval.   There is no formula used to set incentive compensation targets—the judgment of the CEO and head of human resources is a key element to the process.  The Committee considered management’s recommendation, the opinion of its compensation consultant, Towers Perrin, the available market data, and all elements of total targeted direct compensation (base salary, AIP targets and LTI targets) when setting 2008 incentive award targets.  After considering all of this information, the Committee approved the 2008 AIP and LTI compensation targets for our NEOs.

To determine the appropriate AIP and LTI compensation targets for our CEO, the head of human resources met with Towers Perrin and the members of the Compensation Committee to review the relevant market data specific to the chief executive officer position from the companies previously identified in the Diversified Insurance Survey of Executive Compensation.  Based on a review of these materials and consideration of Mr. Glass’s performance record and the opinion of Towers Perrin, the Committee established and approved Mr.Glass’s 2008 AIP and LTI compensation targets also in February 2008.

Similar to base salary, incentive compensation for executive positions was generally targeted to the market median for comparable positions in the companies identified above (from the relevant survey/study).  However, incentive compensation for two of our NEOs in 2008—Messrs. Dineen and Konen—was targeted at above the market median for the same reasons discussed above with respect to their base salaries.   In addition, the Compensation Committee increased Mr. Konen’s target under the annual incentive program, or AIP from 110% to 136% of base salary, and his target under the long-term incentive award program, or LTI from 270% to 338.7%, each of which is effective beginning in 2009 to reflect the increase in his roles and responsibilities resulting from our realignment of business units in July 2008.

For all of our executive officers, the percentage of total direct compensation that is awarded in the form of incentive compensation exceeds the percentage of compensation granted as base salary.  Specifically, for our NEOs, the following table shows the relationship between the different forms of targeted direct compensation: annual base salary, and “at-risk” compensation: AIP and LTI.

NEOs	Base Salary*	2008 AIP*	2008 LTI*
Dennis R. Glass, President and CEO	12.5%	25%	62.5%
Frederick J. Crawford, CFO of LNC	20.4%	22.4%	57.2%
Patrick P. Coyne, President, Lincoln National Investment Companies, Inc. and Delaware Management Holdings, Inc.	12.4%	45.9%	41.7%
Robert N. Dineen President, Lincoln Financial Network	14.5%	37.8%	47.7%
Mark E. Konen, President, Insurance Solutions	21.8%	22.6%	55.6%
  * The percentages above are calculated solely to illustrate the allocation of total direct executive compensation among three elements of compensation: annual base salary, AIP, and LTI.  The percentages provided in the chart above are based on compensation as of December 31, 2008, and are not calculated pursuant to the methodology used for the Summary Compensation Table.

The 2008 Annual Incentive Awards

The AIP is generally paid in cash.  However, any NEO who has failed to meet the applicable share ownership requirements (the share ownership requirements for our executives are described in more detail below) may receive some or all of their AIP award in shares of our common stock.  All of our NEOs met their share ownership requirements for 2008 and received their AIP payouts in cash.

The Committee approved the performance measures for the 2008 AIP in February 2008 and certified the performance results for the 2008 AIP in February 2009.  The Compensation Committee approved income from operations per share, growth in gross deposits and sales and merger-related cost savings as the corporate 2008 AIP performance measures.  All AIP performance measures were linked to our one-year financial plan, with the intention of aligning our overall financial targets with our executive’s annual incentive plan goals and targets.  In order to drive performance appropriately, each AIP goal at maximum exceeded the target for such performance measures in our financial plan.

•
Income from Operations per Diluted Share — We believe that this measure is a significant valuation tool used by stock analysts in the financial services industry and also reflects the success of actions that management has taken during the applicable period to increase shareholder value.

•
Growth in Gross Deposits and Sales — In our business, deposits and sales in the short-term do not have a significant impact on income from operations per share, but over time and at a compounded growth rate, they create value through building the in-force contribution to earnings and returns. We believe that distribution strength (depth and breadth) is among the more important drivers of valuation, and deposits and sales are a good way to measure the value of the distribution franchise and overall product competitiveness.  In the tables below, this includes the Individual Markets Life Sales, Individual Markets Annuities Gross Deposits, Employer Markets Gross Deposits and Sales, and Delaware Retail Sales and Institutional Inflows, as well as specific line of business sales and gross deposits measures for certain NEOs.

•
Merger-Related Cost Savings — Management established a three-year merger-related savings target of $180 million originally and revised to $200 million, as one of the key assumptions in establishing the success of our integration of Jefferson-Pilot after our April 2006 merger.  Therefore, the Committee set a merger-related cost savings goal for the year 2008 to reinforce the critical importance of achieving the merger’s strategic intent.

For our corporate NEOs, Messrs. Glass and Crawford, the above measures represented 100% of their AIP established for 2008.  For Messrs. Coyne, Dineen and Konen, corporate measures represented 40% of their AIP, while line of business specific performance measures represented 60%.

For 2008 annual incentive compensation and consistent with the definition used to report segment income from operations at the time that the AIP targets were established, “Income from Operations” was defined as net income in accordance with generally accepted accounting principles, but excluding the following items:

•
Realized gain (loss) – defined as gains and losses on investments and derivative investments (including reinsurance embedded derivative, net of the corresponding trading securities), losses from impairments of long-lived assets (including goodwill and other intangibles), gain and loss on the sale of subsidiaries, businesses, and other long-lived assets;

•	FAS 113 reserve development and the related amortization on subsidiaries, businesses and other long-lived assets sold through indemnity reinsurance;

•	Loss on early retirement of indebtedness;

•
Initial effect of the adoption of new accounting principles (such as the adoption of Statement of Financial Accounting Standard No.157, “Fair value Measurements” effective January 1, 2008 and other accounting principles that become effective during the performance period); and

•
Discontinued Operations – both the income in the period and the gain or loss on disposition (U.S. GAAP requires that when a business meets the criteria for being classified as Discontinued Operations, all prior periods must be restated).

In addition, the Compensation Committee decided to exclude the following items from Income from Operations because it believed that these items were generally attributable to factors largely unrelated to an individual’s performance:

•	Expenses related to acquisitions, mergers, divestitures, integration and restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

•	Reductions in earnings in the performance period from those in the base year as a result of the on-going impact of a change in accounting principle;

•
Reduction in earnings from changes in the hedging program or an increase in fair value of the embedded derivative liability in excess of the change in fair value of the related hedging instruments (excluding the cost of the hedging program) related to the variable annuity living benefits;

•	Losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal and regulatory proceedings in excess of $10 million; and

•
Increases in our effective tax rate due to changes in the computation of the separate account dividends received deduction under the federal income tax law, and increases to the corporate tax rate from the rate in effect at the beginning of the performance period due to legislative changes.

If the Compensation Committee found that any of these factors were reflective of individual performance, it could have, in its discretion, included—rather than excluded—any of the five items listed above in the definition of Income from Operations, or made any other adjustments to the definitions of Income from Operations, if the net effect of such discretionary adjustments would be to reduce award payouts.

Beginning with the quarter ended June 30, 2008, we changed our definition of income from operations to better reflect the underlying economics of our variable and indexed annuities that employ derivative instruments to hedge policy benefits and the manner in which management evaluates that business.  This change in definition is further explained beginning at page 240 of our Annual Report to Shareholders.  As a result of the restrictions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which is discussed further below on page 46, the Compensation Committee did not change the definition of income from operations from that used with respect to the 2008 AIP and 2008-2010 LTI performance award cycle discussed below.

In setting the goals to be achieved with respect to each of the 2008 AIP performance measures, both management and the Compensation Committee intended the target levels to present a challenge for our NEOs, and therefore to create a strong incentive for growth.  Accordingly, the Committee approved the maximum goals for our 2008 AIP performance measures at a level that exceeded our internal financial plan.  The corporate income from operations per share performance measure was set after consideration of a number of factors, including peer group performance and our financial plan.  The sales growth component of AIP in each case was based on our financial plan which includes above-industry average growth rates, and reflects management’s assessment of the level of growth needed to gain market share.  The goal for merger savings was based upon the savings in 2008 that would result in achievement of a savings target (in millions) by the third anniversary date of the merger.

Our 2008 financial results were disappointing—both for our executives and for our shareholders.  The Committee certified the performance results for the 2008 AIP in February 2009. Each NEO’s actual 2008 AIP payout amount is set forth in the Summary Compensation Table on page 48.  The chart below sets forth the various performance measures approved for the 2008 AIP that applied to our corporate NEOs (Mr. Glass and Mr. Crawford), as well as the relative weighting of each performance measure, the goals set for each measure, and the actual performance results for each measure. The aggregated, weighted performance results for our corporate executives as a whole for the 2008 AIP was 40.0% of target.

($ amount in millions, except per share amounts)
2008 AIP Performance Measures for: Dennis R. Glass and Frederick J. Crawford	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results	Payout as a Percentage of Target
Income from Operations per Diluted Share	50%	$5.71	$6.01	$6.31	$3.51	0%
Individual Markets Life Sales	7.5%	$780	$821	$862	$656.6	0%
Individual Markets Annuities Gross Deposits	7.5%	$14,650	$15,100	$16,000	$11,729	0%
Employer Markets Gross Deposits and Sales	7.5%	$7,034	$7,404	$7,774	$5,947.4	0%
Delaware Retail Sales and Institutional Inflows	7.5%	$17,300	$18,794	$20,053	$13,592	0%
Merger-Related Cost Savings (2008 realized savings)	20%	$161.5	$179.4	$197.3	$212.6	200%

For Mr. Coyne, corporate performance measures represented 40% of his 2008 AIP award, with the remaining 60% made up of line-of-business analogs for these measures.  Mr. Coyne’s line of business analogs included two performance measures (retail and institutional investment performance) because of the importance of fund and institutional account investment performance to our ability to attract new investment management sales, retain existing assets and improve net flows.  The retail investment performance measure is based on the percentage of Delaware retail funds that beat their Lipper peer group’s average performance over the one-, three-, five- and ten-year periods.  For example, as shown in the chart below, during 2008, 67.5% of our Delaware retail funds beat their Lipper peer group’s five-year average performance.  The institutional investment performance measure is based on the returns of the eight largest Delaware institutional performance composites that were created in accordance with Global Investment Performance Standards.  The performance of each of the composites is compared to the applicable investment benchmark over the one-, three- and five-year periods.  In general, an institutional composite is made up of the return of all client assets in a given investment style over the periods measured.  An illustration of this type of comparison would be as follows: the largest institutional composite is the large cap growth composite for which the performance of the composite for the one-, three- and five-year periods is compared to the Russell 1000 Growth benchmark for the same periods.  As shown in the chart below, these performance measures have a performance goal at target requiring that at least six of the eight composites outperformed their applicable investment bench mark over the specified period.

The chart directly below sets forth the performance measures approved for the 2008 AIP for Mr. Coyne, as well as the relative weighting of each performance measure, the goals set for each measure, and the actual performance results for each measure.  The aggregated, weighted, performance result for Mr. Coyne’s 2008 AIP was 24.35%.

($ amount in millions, except per share amounts)
2008 AIP Performance Measures for: Patrick P. Coyne	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results	Payout as a Percentage of Target
Income from Operations Per Diluted Share	20%	$5.71	$6.01	$6.31	$3.51	0%
Individual Markets Life Sales	3%	$780	$821	$862	$656.6	0%
Individual Markets Annuities Gross Deposit	3%	$14,650	$15,100	$16,000	$11,729	0%
Employer Markets Gross Deposits and Sales	3%	$7,034	$7,404	$7,774	$5,947.4	0%
Delaware Retail Sales and Institutional Inflows	3%	$17,300	$18,794	$20,053	$13,592	0%
Merger-Related Cost Savings (2008 realized savings)	8%	$161.5	$179.4	$197.3	$212.6	200%
Income from Operations/Line of Business Earnings	24%	$69	$73	$76	$28.1	0%
Growth in Sales for the Business Unit (Retail Sales and Institutional Inflows)	24%	$17,300	$18,794	$20,053	$13,592	0%
Retail Investment Performance - 10 year	2%	60%	65%	70%	68.4%	168.4%
Retail Investment Performance - 5 year	2%	60%	65%	70%	67.5%	150%
Retail Investment Performance - 3 year	1%	60%	65%	70%	61%	60%
Retail Investment Performance - 1 year	1%	60%	65%	70%	68.3%	165.85%
Institutional Investment Performance - 5 year	3%	5 of 8	6 of 8	7 of 8	3 of 8	0%
Institutional Investment Performance - 3 year	2%	5 of 8	6 of 8	7 of 8	3 of 8	0%
Institutional Investment Performance - 1 year	1%	5 of 8	6 of 8	7 of 8	3 of 8	0%

For Mr. Dineen, corporate performance measures represented 40% of his 2008 AIP award, with the remaining 60% based on business unit performance measures analogous to our corporate measures, which included line of business earnings and life sales and all other sales for Lincoln Financial Network.  The chart directly below sets forth the performance measures approved for the 2008 AIP for Mr. Dineen, as well as the relative weighting of each performance measure, the goals set for each measure and the actual performance results for each measure.  The aggregated, weighted performance result for Mr. Dineen’s 2008 AIP was 46.00% of target.

($ amount in millions, except per share amounts)
2008 AIP: Performance Measures for Robert W. Dineen	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results	Payout as a Percentage of Target
Income from Operations per Diluted Share	20%	$5.71	$6.01	$6.31	$3.51	0%
Individual Markets Life Sales	3%	$780	$821	$862	$656.60	0%
Individual Markets Annuities Gross Deposits	3%	$14,650	$15,100	$16,000	$11,729	0%
Employer Markets Gross Deposits and Sales	3%	$7,034	$7,404	$7,774	$5,947.40	0%
Delaware Retail Sales and Institutional Inflows	3%	$17,300	$18,794	$20,053	$13,592.03	0%
Merger-Related Cost Savings (2008 realized savings)	8%	$161.50	$179.40	$197.30	$212.60	200%
Line of Business Earnings	15%	($3.0)	$1.5	$5.0	$6.8	200%
Lincoln Financial Network Life Sales	22.5%	$169	$178	$187	$161.4	0%
Lincoln Financial Network All Other Sales	22.5%	$2,145	$2,258	$2,371	$1,932.4	0%

For Mr. Konen, corporate performance measures represented 40% of his 2008 AIP award.  The remaining 60% were business unit measures analogous to our corporate measures, which included line of business earnings, individual market life sales and annuities sales.  These performance measures were established in February 2008, prior to the realignment of our Employee Markets and Individual Markets businesses. The chart directly below sets forth the performance measures approved for the 2008 AIP for Mr. Konen, as well as the relative weighting of each performance measure, the goals set for each measure, and the actual performance results for each measure.  The aggregated, weighted performance result for Mr. Konen’s 2008 AIP was 16% of target.

($ amount in millions, except per share amounts)
2008 AIP Performance Measures for: Mark E. Konen	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results	Payout as a Percentage of Target
Income from Operations per Diluted Share	20%	$5.71	$6.01	$6.31	$3.51	0%
Individual Markets Life Sales	3%	$780	$821	$862	$656.6	0%
Individual Markets Annuities Gross Deposits	3%	$14,650	$15,100	$16,000	$11,729	0%
Employer Markets Gross Deposits and Sales	3%	$7,034	$7,404	$7,774	$5,947.4	0%
Delaware Retail Sales and Institutional Inflows	3%	$17,300	$18,794	$20,053	$13,592	0%
Merger-Related Cost Savings (2008 realized savings)	8%	$161.5	$179.4	$197.3	$212.6	200%
Income from Operations/Line of Business Earnings	30%	$1,158	$1,219	$1,280	$696.2	0%
Individual Market Life Sales	15%	$780	$821	$862	$656.6	0%
Individual Market Annuities Sales	15%	$14,650	$15,100	$16,000	$11,729	0%

The 2008 Long-Term Incentive Award Program

Our 2008 LTI program, consistent with our past programs, is designed to encourage executive behavior that yields increased shareholder returns by linking executive pay to the achievement of performance measures that drive shareholder return.  As with AIP, our LTI programs are intended to pay out above-median compensation only when performance has been above median, consistent with our fundamental or guiding principles for executive compensation.  For 2008, the LTI awards are granted 50% as options to purchase shares of our common stock, and 50% as performance shares-settled in shares of our common stock if performance targets are met.  These equity-based awards help us to achieve our goal of executive share ownership.  Each NEO’s 2008 LTI award consisted of options to purchase shares of our common stock vesting ratably over a three-year period, and of 2008-2010 long-term incentive performance share awards (except for Mr. Coyne, who received restricted units of Delaware Investments U.S., Inc. common shares in addition to performance share awards).  The total LTI award was equally split between these two types of awards.

The 2008 LTI Option Awards

We awarded stock options because, while the options are time-vested and not “performance-vested,” the value of the 2008 option grants to the applicable NEOs depends on the positive financial performance of our company, as expressed through the increase in share value.  Our 2008 options have ten-year terms, with the option price set at the closing price of our stock on the date of grant (February 7, 2008).  The number of options was determined by dividing one-half of the executive’s LTI target by the Black-Scholes value of an option on the date of grant.

The 2008-2010 Performance Award Cycle

The 2008-2010 performance cycle was established in February 2008, based on a performance period beginning on January 1, 2008 and ending on December 31, 2010.  The Committee established the maximum award amounts payable to the NEOs, the relevant performance measures, the relative weighting of each performance measure, and the goals for minimum payout (50% of target) and maximum payout (200% of target) for each performance measure.  For each performance measure the maximum award, 200% of target, will occur when performance is superior, and a minimum award, 50% of target, will result when a threshold level of performance is met, therefore a minimum award is calculated as follows: ((50% x the relative weighting of the performance measure) x target amount).  For a performance award in shares or cash to ultimately vest, the threshold or minimum achievement level for at least one of the three performance measures must be attained.  The 2008-2010 performance awards granted the NEOs are set forth in the Grants of Plan-Based Awards table on page 50 below.

The 2008-2010 performance awards will, if they vest based on performance results, be paid out as (a) 100% shares of our common stock, or (b) 75% shares of our common stock and 25% in cash, generally at the executive’s election.  Executives were given the opportunity to elect the form of their award within thirty days of the date the performance award was established (by March 8, 2008).

The chart below sets forth the various performance measures approved for the 2008-2010 performance award cycle for all executives, as well as the relative weighting for each performance measure.  Income from operations, return on equity, and growth in gross deposits and sales are all absolute measures.  We believe that return on equity is an important measure used by stock analysts to value life company stocks and also reflects the success of actions that management has taken during the applicable period to increase shareholder value. When used in conjunction with sales growth, we believe that return on equity reflects that the business being sold is coming on the books according to return estimates embedded in our product pricing.  Return on equity for the 2008-2010 LTI is defined as Income from Operations (defined above with respect to the 2008 AIP) divided by average shareholders’ equity for the year.  Shareholders’ equity will exclude accumulated other comprehensive income or other similar items and the increase in equity due to goodwill associated with an acquisition during the performance period.

Actual results will be calculated using annualized performance (income from operations and growth in gross deposits and sales are as defined on page 35 above):

2008-2010 LTI Performance Award Measures	Relative Weight
Income from Operations per Diluted Share	33 1/3%
Growth in Gross Deposits and Sales	33 1/3%
Return on Equity Based on Income from Operations (“ROE”)	33 1/3%

At its February 7, 2008 meeting, the Compensation Committee established the weightings of the performance measures.  The weightings given reflect the Committee’s and management’s current judgment that over the long-term growth in income from operations per diluted share, ROE and growth in production are equally important in driving valuation.  We believe that the combination of the three measures over the three-year term is an important driver of our value.  For the business unit heads, these views are balanced with the importance of individual business unit performance to corporate overall performance.

The Committee also set minimum, target, and maximum performance achievement levels for each measure at its February 7, 2008 meeting. In setting the goals to be achieved with respect to each of the 2008-2010 LTI performance measures, both management and the Compensation Committee noted that the target levels set presented a challenge for management and were designed to create appropriate incentives for our executives to create financial growth and value for shareholders. Whether we meet or exceed those goals will depend upon performance over the entire three-year performance cycle.  The income from operations per share and ROE performance measures were set after consideration of a number of factors, including peer group performance and our financial plan.  As with the 2008 AIP, the sales growth component of LTI was based on our financial plan, which includes above-industry average growth rates, and reflects management’s assessment of the level of growth needed to gain market share.

Mr. Coyne received only 16.5% of his LTI target in the form of our 2008-2010 long-term incentive performance shares.  The remaining 33.5% of his 2008 LTI target was granted in the form of restricted units of Delaware Investments U.S., Inc. common stock (“DIUS RSUs”) under the Delaware ICP.   Mr. Coyne’s DIUS RSUs vest ratably over 4 years, and are settled in shares of common stock of DIUS, our indirect, wholly owned subsidiary.  The Delaware ICP was established to provide executives of DIUS with the opportunity to participate in the increase in value of DIUS and to provide participants such as Mr. Coyne with long-term incentives to maximize the creation of shareholder value.  The shares underlying Mr. Coyne’s 2008 DIUS RSUs are valued periodically by an independent valuation expert using a “market transaction” approach to value DIUS, with 40% of the value based on earnings before interest, taxes, depreciation, and amortization, 40% based on assets under management, and 20% based on revenues.  The Delaware ICP is discussed in further detail below on page 43.

In March 2009, Mr. Glass surrendered his rights to awards of approximately 330,000 options to purchase shares of our stock under the Amended and Restated Lincoln National Corporation Incentive Compensation Plan, or the Amended and Restated ICP.  These options were surrendered by Mr. Glass in order to increase the number of options available for grant under the Amended and Restated ICP as incentive awards for employees.

The 2006-2008 Performance Award Cycle

For the 2006-2008 performance cycle, the executive officers were given the option for the awards, if vested based on performance results, to be paid out as (a) 100% shares of our common stock, or (b) 75% shares of our common stock and 25% in cash.  Executives were given the opportunity to elect the form of their award within thirty days of the date the performance award cycle was established.  The payouts for the 2006-2008 performance period could have ranged from 0% to 200% of each executive’s target award with a threshold payout for each measure equal to 50% of target.

On February 23, 2009, the Compensation Committee approved the vesting and payout of 2006-2008 performance cycle awards, based on its review of the various reports and analysis provided to it by management regarding our performance during this cycle, and after it determined that the performance measures had been satisfied to the extent required by the ICP and other performance cycle documents.

The chart below sets forth the various performance measures approved for the 2006-2008 performance award cycle, as well as the relative weighting, the goals, and the actual performance results for each performance measure based on performance for the period beginning January 13, 2006 and ending December 31, 2008.  Overall performance for the 2006-2008 performance cycle resulted in a final award equal to 23.66% of target.

Performance Measures for 2006-2008 Performance Cycle	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results	Payout as a Percentage of Target[1]
Growth in Income from Operations per Diluted Share	33 1/3%	4%	12%	15%	9.4%	0%
Growth in Gross Deposits and Sales	33 1/3%	5%	10%	15%	7.1%	23.66%
Return on Equity Based on Income from Operations	40%	12.5%	13.25%	14%	9.7%	0%
1 The “percentage of target” figures have been rounded to nearest one hundredth of a percent.

Income from operations for the 2006-2008 LTIP performance award cycle was defined as net income determined in accordance with U.S. GAAP, excluding the after-tax effects of realized gains (losses), loss on early retirement of debt,  reserve development net of related amortization on business sold through reinsurance, and cumulative effect of accounting changes.  In addition, for purposes of the 2006-2008 LTIP performance award cycle, restructuring charges were excluded from income from operations.  This definition of income from operations is consistent with the definition used to report segment income from operations at the time that the 2006-2008 LTIP performance award cycle was established.  Income from operations is an internal measure that we use in the management of our operations.  The Committee believes that this performance measure explains the results of our ongoing operations in a manner that allows for a better understanding of the underlying trends in our current business.  Growth in income from operations per share was expressed as a compounded growth rate based on the point-to-point difference between such measure for the year prior to the beginning of the cycle (2005) and the final year of the cycle (2008).

Equity Award Information

Equity Clawback Provisions

Our 2008 equity awards, including options, are subject to non-compete, non-disclosure, non-solicitation, non-disparagement and other restrictive covenants.  Violations of these provisions may result in the Committee’s cancellation, forfeiture, or rescission (“clawback”) of awards.  Specifically, if a breach of a restrictive covenant occurs within six months of an option exercise or payment of performance shares, we may demand that the exercise or award be rescinded and the amount of gain realized or payment received by the executive returned to us.  By including these clawback provisions, we are attempting to protect the Company from anti-competitive behavior by executives.  We believe that after six months the potential damages from such behavior should be mitigated.

Timing of Equity Awards

In November 2006, the Compensation Committee formally approved equity grant procedures, including procedures for granting stock options.  Under these procedures which remained in effect for 2008, all options for our common stock are granted with a “strike” or exercise price set at the closing price of our common stock, as reported on the composite transactions table of the NYSE, on the date of grant.  Only the full Compensation Committee or the Board of Directors has the authority to make equity grants with respect to our executive officers.

The Committee generally grants equity awards once each year annually as part of our long-term incentive compensation program.  These grants are made during a regularly scheduled meeting of the Compensation Committee (usually in February or early March).  However, the Compensation Committee or the Board of Directors may also grant equity awards to NEOs at other regularly scheduled meetings.  For equity awards granted at a regularly scheduled meeting of the Board or Committee, the grant date is the date of the meeting.  However, if the equity award is granted at a “special” meeting of the Board or Committee, and such meeting does not occur during the period in which trading of our securities is permitted under our Insider Trading and Confidentiality Policy, i.e. a window period, then the grant becomes effective on the first business day of the next window period.  Window periods generally begin the later of the second business day after our quarterly earnings release or the first business day after our public call with investors.

In cases where the Compensation Committee or the Board of Directors grants equity awards by written consent, the grant becomes effective on the first business day of the week following the effective date of the written consent; provided, however, that if such business day is not during a window period, the grant becomes effective on the first business day of the next window period.

We also have a prohibition on speculating in our securities.  In addition, executive officers may not, without the approval of the Corporate Governance Committee, use derivative instruments to hedge the value of any of our securities.

The Delaware Investments U.S., Inc. Incentive Compensation Plan

In past years, Mr. Coyne received one-half of his long-term incentive compensation in the form of a grant of options under the Delaware ICP.  In 2008, Mr. Coyne received a portion of his long-term incentive compensation in the form of DIUS RSUs under the Delaware ICP.  Unlike options to purchase shares of our common stock or restricted units of our common stock issued under our Amended and Restated Incentive Compensation Plan, DIUS options and DIUS RSUs are based on shares of DIUS common stock.

In order to preserve the favorable tax and accounting treatment of awards under the Delaware ICP, we took advantage of the transition relief provided under Section 409A of the Internal Revenue Code (with a deadline of December 31, 2008) by amending the Delaware ICP. On December 26, 2008, the Committee, acting in its capacity as plan administrator, approved amendments to the Delaware ICP to provide that value of DIUS common stock issuable under the Delaware ICP on or after December 26, 2008 be determined under a fair market value appraisal.  However, the Committee determined that this fair market value appraisal method would not apply for any purpose with respect to the DIUS RSUs granted under the Delaware ICP prior to December 26, 2008 (the "Outstanding RSUs").

In the same action, the Committee also approved the cancellation of all vested and unvested stock options granted under the Delaware ICP.  In consideration for the cancelled “in-the-money” stock options (vested and unvested), each optionee received the “spread” between the option exercise price and the December 31, 2008 estimated market transaction price of $160, with 80% to be paid in cash on May 30, 2009, and 20% of the value granted in the form of DIUS RSUs issued under the Delaware ICP and valued under the current fair market value approach of $62 per share.  In consideration for the cancelled “underwater” stock options (vested and unvested), each optionee received the Black-Scholes value (using the $160 market transaction price) of their options paid out in restricted stock units valued at $62 per share.  In the case of the restricted stock units granted in consideration of the in-the-money stock options, the restricted stock units will vest in accordance with the same vesting schedule as the options they replaced (except that no restricted stock unit will vest earlier than January 1, 2009 even if the option was fully vested).  Each of the restricted stock units granted in consideration of the cancelled underwater options will vest ratably over four years.  In either case, any shares of DIUS issued upon vesting of the restricted stock unit will be subject to a six month and one day holding period.

As a result of the above changes, Mr. Coyne will receive $958,157 in cash payable on May 30, 2009 for a portion of his vested and unvested in-the-money options.  On December 26, 2008, Mr. Coyne also received 3,864 DIUS RSUs for a portion of his vested and unvested in-the-money options.  He also received 7,155 restricted stock units in lieu of his vested and unvested out-of-the-money options on December 26, 2008.

Share Ownership Requirements

In February 2008, the Compensation Committee reviewed the share ownership requirements for our officers, including our NEOs.  The Committee affirmed the following share ownership requirements for 2008 - which were identical to those established for 2007:

Officer Position	Expected Level of 2008 Ownership Multiple of Base Salary
CEO	5 times base salary
President & COO	4 times base salary
Executive Officers (other than the CEO and COO)	3 times base salary
Corporate Leadership Group (CLG)	2 times base salary

Amounts invested in shares of our common stock through our qualified savings plan, or in the common stock unit investment option offered under our non-qualified deferred compensation plans, are counted for determining whether share ownership targets have been met.  Time-vested restricted shares and performance share awards (at target) are also counted for this purpose.  In addition, 30% of any in-the-money value of vested stock options is considered for meeting the applicable share ownership requirements.

Officers have five years, or in the case of Delaware officers (including Mr. Coyne), six years, to achieve the applicable multiple of base salary.  In general, officers who fail to achieve the expected level of share ownership would be paid out all or a portion of their annual incentive bonuses in shares of our common stock, rather than in cash.  As discussed above, all of our NEOs met or exceeded their expected share ownership levels for 2008.  However, due to the extreme and abrupt decline in the value of our common stock during the last quarter of 2008, our CEO waived the requirements for 2008 for some of our non-executive officers.

Benefits

Many of the benefits that we offer to our executive officers are the same benefits that are offered to our general employee population.  With some exceptions, the additional benefits enjoyed by our executives are offered through plans and programs that promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits in the broad-based tax-qualified plans.  In addition to providing retirement income, our benefits help to protect our employees and executives from the financial catastrophes that can result from unexpected illness, disability, or death.  These types of benefits are typically offered by the peer group of companies with whom we compete, and therefore, help us to attract and retain key employees.

Our Supplemental Retirement and Deferred Compensation Plans

As part of our strategic move to a wholly defined contribution retirement program, effective December 31, 2007, our Board of Directors approved the amendment, restatement, and “freeze” of benefit accruals under our non-qualified defined benefit retirement plan, the Lincoln National Corporation Excess Retirement Plan (the “Excess Plan”).  The Excess Plan paid or “restored” benefits that would have been paid under the tax-qualified retirement plans if certain limits did not exist under Sections 401(a) and 415 of the Internal Revenue Code of 1986, as amended (“IRS rules”).  Specifically, the Excess Plan restored benefits under the Lincoln National Corporation Employees’ Retirement Plan and the Jefferson-Pilot Corporation Employees’ Retirement Plan, also frozen as of December 31, 2007.

Simultaneous with the freeze of the non-qualified defined benefit plan described above, our Board decided to enhance the benefits provided under our non-qualified defined contribution.  We targeted our enhancements to provide retirement benefits for our executives, including our NEOs, at median, based on market data from our peer companies described in the chart above.  The Lincoln National Corporation Executive Deferred Compensation Plan for Employees was amended in November 2007 and renamed the Lincoln National Corporation Deferred Compensation & Supplemental/Excess Retirement Plan” (the “DC SERP”).  It became effective on January 1, 2008.  More details about the creation of the DC SERP and amounts contributed thereto may be found on page 59.

All of our NEOs participating in the DC SERP will receive a minimum of 15% of total pay annually as a contribution from us (because a portion of this contribution is a matching contribution, this percentage assumes the NEO contributed the maximum amount allowable).  For all NEOs except Mr. Coyne, this 15% will be deemed to come from a number of different source contributions: a 6% basic matching contribution will be assumed, along with a guaranteed 4% core contribution, and any transition contributions.  For Mr. Coyne, the 15% will be deemed to come from an assumed 3% matching contribution, a discretionary matching contribution of up to 6%, and Delaware Management Holdings, Inc. Retirement Plan (“DRP”) and excess contributions related to the DRP.  The total of these various contributions for each executive will generally be expressed as a percentage of total pay.  To the extent that this total percentage is less than 15%, the shortfall will be contributed as a “special executive credit” under the DC SERP.  The target of 15% of total pay as an annual contribution is considered to be a market rate (at median) retirement benefit under an executive defined contribution retirement program.  More details about the contributions and the calculation of the special executive credits may be found on page 59.

Dennis R. Glass Employment Agreement – Termination of Defined Benefit Pension Obligation

Although Mr. Glass’s Employment Agreement expired by its terms on March 1, 2008, under Section 5.1 of the Employment Agreement, we were obligated to provide a continuing non-qualified defined benefit pension to Mr. Glass upon his retirement. Amounts due to Mr. Glass in accordance with this benefit were inadvertently excluded in the final calculations in conjunction with the actions taken by the Board when the defined benefit retirement plans were frozen, as discussed below at page 59.  Therefore, in August 2008 (to correct this), the Compensation Committee approved a payment of approximately $1.46 million to an account under the DC SERP for Mr. Glass to correct this.

In addition to this correction, the Compensation Committee approved a $160,000 contribution to this same account in consideration of Mr. Glass agreeing to release and relinquish our future obligations under the non-qualified defined benefit pensions obligations in the Employment Agreement. All amounts, including the contribution above described, in Mr. Glass’s account are approximately 41% vested as of December 31, 2008. The remaining balance will vest ratably and will be 100% vested on the first day of the month after Mr. Glass reaches age 62.

Change of Control Arrangements

During 2008, we sponsored a single plan where the payment of benefits is triggered by a termination of employment (under specific circumstances) in anticipation of or after a change of control:  the Amended and Restated Lincoln National Corporation Executives’ Severance Benefit Plan, or the LNC COC Plan. In brief the plan provides for a cash payment to be paid to the executive based on a multiple of “annual base salary” and “target bonus” upon the occurrence of a “double trigger”, that is in the event of (i) a change of control, and (ii) either (a) the executive’s employment is terminated for any reason other than “cause”; or (b) the executive terminates employment for “good reason”.  The cash payment may entitle the executive to an after-tax payment, or “gross up, ” to cover any excise tax amounts deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended.  Additionally, a change of control will trigger benefit enhancements under the DC SERP.  A more detailed description of the gross-up provision of the LNC COC Plan, the enhanced benefits provided under the DC SERP and the benefits provided under other plans upon a change of control is provided below under “Potential Payments upon Termination or Change of Control” beginning on page 61.

The objectives of the Change of Control benefits are:

•	To attract and retain qualified executives in the face of an actual or threatened change of control of Lincoln National Corporation (in the case of the LNC COC Plan);

•
To enable such executives to help our Board assess any proposed change of control of us and advise the Board as to whether such a proposal is in our best interests, our shareholders’ best interests, and in the best interests of our policyholders and customers without being unduly influenced by the possibility of employment termination; and

•	To demonstrate to those executives our desire to treat them fairly and competitively in such circumstances.

At its February 7, 2008 meeting, the Committee reviewed a tally sheet prepared by its compensation consultant, estimating our costs and executive benefits associated with a potential change of control for each NEO.  The Committee agreed that the costs associated with a Change of Control were reasonable.  The Committee also reviewed a similar tally sheet at its February 23, 2009 meeting.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code caps a public company’s corporate income tax deduction at $1 million per year for each NEO.  However, compensation that qualifies as performance-based compensation is not subject to this cap.  The incentive awards that we pay are intended to qualify as performance-based compensation under Section 162(m) and are subject to limits established under the Amended and Restated ICP in compliance with the rules of that Section.  Under the Amended and Restated ICP, our 2007 awards could in no event exceed, in the case of a cash award, $8,000,000, or, in the case of equity awards or stock options, two million shares.  The Compensation Committee may decide to further limit such awards.  As we have previously disclosed, we filed an application with the U.S. Treasury to participate in the Troubled Assets Relief Program (“TARP”) Capital Purchase Program (“CPP”).  This application is subject to approval by the U.S. Treasury and is still pending at this time.  However, if our application is approved and we decide to participate in the CPP, rules currently applicable to participants in the CPP, further limit the deductibility of compensation paid during a fiscal year to a covered employee to $500,000, and eliminate the exception for “performance-based compensation” for covered employees.  Both houses of Congress have also proposed various additional limitations on executive compensation for companies who participate in TARP programs.  Accordingly, we may have to vary our executive compensation structures if we participate in any such program.

In the case of our performance awards, the Compensation Committee retains the discretion to reduce the target award or payout of any “covered executive” as defined under Section 162(m), or increase or decrease any other executive’s individual payout, based on certain circumstances that may occur during the cycle.  The Committee may also consider paying non-performance based compensation to covered executives based on circumstances that could impact performance results such as changing economic and market conditions, mergers or acquisitions, sale of a business, restructuring charges, reserve strengthening or release, and/or extraordinary natural occurrences or man-made events (e.g. acts of war).  In making such changes, the Committee would consider investor reaction, stock price performance, performance of peers, retention considerations, and the CEO’s recommendation. The guiding principle in making adjustments and modifications would be to encourage and reward management for consistently high financial and shareholder return performance relative to peers, while taking into consideration creation of shareholder value.

Notwithstanding the above and as may be permitted under our applicable plans, should compliance with Section 162(m) conflict with the Compensation Committee’s compensation philosophy, the Committee reserves the authority to act in the manner it perceives in the best interests of us and our shareholders, even if such compensation is not tax deductible.

Compensation Committee Report

The members of the Committee have reviewed and discussed this Compensation Discussion & Analysis with management.  Based on that review and discussion, the Committee has recommended to the Board of Directors of the Corporation that the Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into the Corporation’s Form 10-K for the year ended December 31, 2008.

The Compensation Committee

William H. Cunningham, Chair
Michael F. Mee
Patrick S. Pittard

Summary Compensation Table

The table below contains information about our NEOs’ compensation earned or paid during the fiscal year ended December 31, 2008.  The NEOs are:

•	our CEO and CFO; and
•	our three other most highly compensated executive officers employed on December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)[4]	Total ($)
	2008	1,000,000		765,918	2,500,007	800,000	__	2,259,340	7,325,265
Dennis R. Glass	2007	929,231		2,161,080	3,845,660	2,352,781	555,686	8,156,411	18,000,849
President and CEO of LNC	2006	700,000		1,366,623	__	2,205,000	432,573	504,708	5,208,904
	2008	509,769		199,229	619,822	244,400	15,073	135,408	1,723,701
Frederick J. Crawford	2007	498,077		759,308	369,195	758,350	64,860	707,986	3,157,776
CFO of LNC	2006	400,000		921,525	116,169	1,495,830	121,313	76,850	3,131,687
Patrick P. Coyne	2008	469,539		825,903	359,266	423,447	__	1,217,484	3,295,639
President, Lincoln National Investment Companies, Inc. and Delaware Management Holdings, Inc.	2007	450,000		536,737	881,541	1,804,976	__	690,283	4,363,538
	2006	395,000		22,816	759,210	4,081,500	__	231,554	5,490,080
Robert W. Dineen[5]	2008	419,754	116,667	106,110	693,001	504,252	25,697	383,400	2,248,881
President, Lincoln Financial Advisors	2007	400,000		1,051,993	1,115,287	2,163,687	87,043	1,750,952	6,568,962
Mark E. Konen[6]	2008	499,327		168,036	601,016	86,240	__	236,088	1,590,707
President, Insurance Solutions and Retirement Solutions

1.  Represents the proportionate amount of the total fair value of stock and option awards that we recognized as an expense in 2008, 2007 and 2006, depending on the individual, for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The fair values of these awards and the amounts expensed in 2008, 2007 and 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123(R)).  The assumptions made in calculating the expense of stock and option awards with respect to the years ended: (i) December 31, 2006, 2007 and 2008 are set forth in Note 20 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the year ended December 31, 2008; (ii) with respect to the year ended December 31, 2005, 2004 and 2003 are set forth in Note 8 of the Consolidated Financial Statements included in Item 8 of the Form 10-K for the year ended December 31, 2005; and (iii) with respect to the year ended December 31, 2002 are set forth in Note 7 of the Notes to the Consolidated Financial Statements included in Item 8 of the Form 10-K for the year ended December 31, 2004.    The details of the incentive cash, stock and option awards granted in 2008 are described in more detail in the Grants of Plan-Based Awards table below.  The amounts shown for Mr. Coyne in the Options Awards column include amounts expensed for options granted to Mr. Coyne under the DIUS Incentive Compensation Plan.  These options are exercisable for shares of common stock of DIUS, our indirect wholly owned subsidiary.

2. Represents the AIP award paid in cash for the 2008 performance period under the Amended and Restated ICP.  Each of these amounts was paid in March 2009.  More information on the AIP, including the applicable performance targets, is provided in the Grants of Plan-Based Awards table below and the CD&A on pages 34 to 40.

3.  These amounts reflect solely the total of all increases in the actuarial present value of each NEO’s (except Mr. Coyne) accumulated benefits, for 2008, from year-end 2007 to year-end 2008, for 2007 from year-end 2006 to year-end 2007, and for 2006, from year-end 2005 to year-end 2006, under our qualified and non-qualified plans shown in the Pension Benefits table on page 58.  For Messrs. Glass and Konen the amounts attributable to the change in pension value for 2008 resulted in a decrease of (107,566), and (22,092) respectively.  We froze all of our qualified and non-qualified defined benefit pension plans.

Present values are calculated at year-end 2006, 2007 and 2008, respectively, using the interest rate and mortality rate assumptions used in Note 8, Note 16 and Note 18 of the Notes to our Consolidated Financial Statements, included in Item 8 of the Forms 10-K for the fiscal years ended December 31, 2006, 2007 and 2008, respectively.  Totals for the plans listed above include the sum of increases only.

As an employee of Delaware Investments, Mr. Coyne participates in a defined contribution plan only.  See footnote 4 below. The NEOs did not have any preferential non-qualified deferred compensation earnings.

4.  All Other Compensation:

Name	Perquisites[a] ($)	Miscellaneous[b] ($)	401(k) Matching Contributions[c] ($)	Additional Company Contributions into Deferred Compensation Plan (Match, Core and Transitional Contributions)[c] ($)	Company Contributions into Deferred Compensation Plan from Termination of Defined Benefit Obligations[d] ($)	Special Executive Credit into Deferred Compensation Plan[e] ($)	Compensation for In-the-Money Options Cancellation[f] ($)	TOTAL ($)
Dennis R. Glass	99,205	__	30,500	509,635	1,620,000			2,259,340
Frederick J. Crawford	__	25,345	20,825	25,832		63,406		135,408
Patrick P. Coyne	13,377	__	7,899	78,585		159,466	958,157	1,217,484
Robert W. Dineen	__	__	19,533	244,240		119,627		383,400
Mark E. Konen	22,348	__	29,986	162,034		21,720		236,088

(a)
For Mr. Glass, of the amount listed, $82,901 represents the aggregate incremental cost of personal use of corporate aircraft; the remainder represents the cost of automobile insurance prior to the termination of Mr. Glass’s Employment Agreement, the cost of matching charitable gifts made by the Lincoln Financial Foundation, Inc. on his behalf and the reimbursement of financial planning expenses.

For Mr. Coyne, amount reflects matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf, the incremental cost of welcome items for him and his spouse in connection with the annual board retreat, which spouses were expected to attend, and reimbursement of financial planning and tax preparation expenses.

For Mr. Konen, amount reflects the aggregate incremental cost of personal use of corporate aircraft, the cost of country club annual dues, the cost of attending sporting events, matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf, the reimbursement of tax preparation expenses and the incremental cost of welcome items for him and his spouse in connection with the annual board retreat and offsite business events, which spouses were expected to attend.

More information regarding perquisites and personal benefits, including the manner in which we value personal use of the corporate aircraft is discussed under “Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables” below on pages 51 to 53.

(b)
In conjunction with the relocation of our corporate offices from Philadelphia to Radnor, we failed to withhold the appropriate Philadelphia wage tax on AIP payments for over 100 employees, including Mr. Crawford.  To correct the mistake, we included the amount of the Philadelphia wage tax, $17,848 plus a gross up on the taxes of $7,497.

(c)
Represents company matching contributions under our Employees’ Savings and Retirement Plan, or 401(k) plan, and excess matching contributions to the DC SERP, which are amounts above applicable Internal Revenue Code limits.  In addition, Mr. Coyne, as an employee of Delaware Investments, participates in the DRP.  The DRP is a tax-qualified, money purchase pension plan—a defined contribution plan—to which the company contributes a fixed percentage (7.5%) of eligible compensation.  Because the DRP is a tax-qualified plan, amounts above Internal Revenue Code limits are contributed to the DC SERP on Mr. Coyne’s behalf.

(d)
Represents amounts contributed to Mr. Glass’s DC SERP account primarily to correct an oversight in calculating our contribution to his DC SERP account in connection with the freezing of our defined benefit retirement plans, which is described in more detail in the CD&A on page 45 above.

(e)
As of December 31, 2007, the Board approved the freeze of defined benefit retirement plans covering our employees, including our NEOs as part of our decision to convert from a defined benefit retirement program to a defined contribution retirement program.  For all NEOs (except Mr. Glass), an additional contribution—

a “special executive credit”— was made to the DC SERP, which is described in more detail in the CD&A on page 45 above.

(f)
Represents amounts to be paid to Mr. Coyne on May 30, 2009 in connection with the cancellation of certain vested and unvested in-the-money options granted under the DIUS ICP which is described in more detail under “The Delaware Investments US, Inc. Incentive Compensation Plan” in the CD&A on pages 43 to 44 above.

5.  Mr. Dineen was not an NEO in 2006.

6. Mr. Konen was not an NEO in 2006 or 2007.

Grants of Plan-Based Awards

The table below provides information on grants of plan-based awards during fiscal year 2008 to the NEOs.  Except for Mr. Coyne, all awards were granted under the Amended and Restated ICP.  Mr. Coyne’s stock awards were for DIUS RSUs granted under the Delaware ICP, which are restricted units of DIUS common stock, our indirect wholly owned subsidiary.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)[7]
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dennis R. Glass		75,000	2,000,000	4,000,000
	2/7/2008[2]				2,003	48,077	96,154				2,500,004
	2/7/2008[6]								319,694	52.76	2,500,007
Frederick J. Crawford		21,038	561,000	1,122,000							716,560
	2/7/2008[2]				574	13,780	27,560
	2/7/2008[6]								91,631	52.76	716,554
Patrick P. Coyne		10,434	1,739,000	3,478,000
	2/7/2008[2]				210	5,038	10,076				261,976
	2/7/2008[6]								101,273	52.76	791,955
	2/7/2008[3]							2,726			529,880
	12/26/2008[4]							11,019			696,731
Robert W. Dineen		43,848	1,096,200	2,192,400
	2/7/2008[2]				556	13,327	26,654				693,004
	2/7/2008[6]								88,619	52.76	693,001
	5/7/2008[5]							4,256			234,548
Mark E. Konen		21,560	539,000	1,078,000
	2/7/2008[2]				530	12,722	25,444				661,544
	2/7/2008[6]								84,591	52.76	661,502

1.  Represents the potential 2008 AIP awards.  Actual amounts earned by the NEOs are reflected in the Summary Compensation Table.  More information on the 2008 AIP awards, including the applicable performance targets, is provided in the CD&A on pages 34-40.

2.  Represents one-half of each NEO’s LTI target, except for Mr. Coyne, awarded as long-term incentive performance awards, for the performance period 2008-2010, payable 100% in shares.  Mr. Coyne received only 16.5% of 2008 LTI target in performance shares, and the remainder of DIUS RSUs.  None of the NEOs elected the option of receiving 25% of the payment in cash.    Awards under the 2008-2010 performance cycle will be determined in the first quarter of 2011 (for the performance period ending December 31, 2010) and the amount of the award that vests may range from 0% to 200% of target depending upon the satisfaction of applicable performance goals.  For information on the 2008-2010 performance awards and a description of the 2008-2010 performance goals applicable to the awards, see the CD&A on pages 40-42.

Dividends accrue to any portion of a LTI award elected in the form of stock.  The dividend equivalents are payable in stock, based upon normal dividend rates, only if the related LTI award actually vests.

3.  The award of DIUS RSUs granted to Mr. Coyne on February 7, 2008 represented 33.5% of his LTI target for 2008, as described in the CD&A on page 34 above.  Dividends do not accrue on the restricted stock award.

4.  The award of DIUS RSUs, to Mr. Coyne on December 26, 2008 was in connection with the cancellation of certain vested and unvested in-the-money options granted under the DIUS ICP, as described in more detail in the CD&A on pages 43-44 above.  3,864 DIUS RSUs were granted for a portion of the cancelled vested and unvested in-the-money options.  7,155 DIUS RSUs were granted for vested and unvested out-of-the-money options.  The fair value of these RSUs, as listed in the Summary Compensation Table at page 48, was less than the fair value of the cancelled options on the cancellation date. The remaining unrecognized compensation expense associated with the grant date fair value of the cancelled options will be recognized over the vesting period of the replacement RSUs, which is in accordance with U.S. GAAP.

5.  The RSUs granted to Mr. Dineen on May 7, 2008 were granted in conjunction with a discretionary leadership bonus.  See the CD&A on page 32.  Dividends equivalent rights accrue on the RSUs which are credited on each date dividends are paid on our common stock in the form of additional RSUs, and are payable in stock upon vesting of the related restricted stock unit.

6.  As described in the CD&A on page 34 above, one-half of each NEO’s LTI target for 2008 was awarded in the form of options as reflected in the All Other Option Awards column above.  The options granted have ten year terms.  The options vest ratably over a three-year period, with one-third vesting on each anniversary of the grant date.  These options do not have a reload feature.

7.  Represents the grant date fair value of the award determined in accordance with FAS 123(R). All assumptions made in calculating the aggregate fair value are set forth in Note 20 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the fiscal year ended December 31, 2008.

Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables

In general, the fixed or certain elements of compensation—base salary, retirement benefits and health and welfare benefits—make up the smallest percentage of total executive compensation, while the largest component of total compensation—incentive awards—fluctuates and is at risk based on our financial performance.

Perquisites and Personal Benefits

The following discusses the primary perquisites and personal benefits offered to the NEOs in 2008, not all of which were used by the NEOs.  Under the financial planning and tax preparation program, the NEOs, along with the other executive officers, were eligible for reimbursement of the costs of utilizing a Lincoln Financial Network financial planner to provide financial planning services.  The reimbursement opportunity was equal to 100% of the first $1,800 of costs, plus 50% of costs above that amount up to a maximum of $6,000.  In addition, the same officer group was eligible to receive up to $2,700 for the reimbursement of tax preparation services provided by any fee-for-service tax preparer, who was a certified public accountant, excluding Ernst & Young, LLP, our independent registered public accounting firm.  If the officer does not use the entire tax preparation reimbursement allowance in a year, any remaining amount may be applied to the financial planning reimbursement, but not vice versa.

In 2005, the Committee adopted a policy advising our CEO to use the corporate aircraft for personal travel as well as business, when practical.  The policy was adopted due to security concerns and to allow for more efficient travel time so that the CEO can devote more time to our business.  We do not have a specific policy with respect to other executive officers’ personal use of the corporate aircraft.  However, to the extent any executive and guest of an executive used corporate aircraft for personal purposes, the usage was treated as a perquisite for proxy statement reporting purposes.  For purposes of determining the value of such services, the personal use is calculated based on the aggregate incremental cost to us.  For personal flights on corporate aircraft, aggregate incremental cost is calculated based on a cost-per-flight-hour charge that reflects the operating costs of the aircraft, including parts, labor, overhauls (but not engine overhauls of the type incurred every 5-10 years), fuel, landing and parking fees/taxes and crew travel expenses.  We also include, as an aggregate incremental cost, any empty aircraft flights necessary to reposition the corporate aircraft (i.e., dead head flights) resulting from a personal flight.  Executive officers, their families and invited guests occasionally fly on the corporate aircraft as additional passengers on business flights.  Because such flights do not result in additional aggregate incremental costs under our cost-per-flight-hour methodology, no incremental cost is reflected in the Summary Compensation Table.  Finally, if more than one executive officer is on a personal flight, we allocate the incremental cost on a proportional basis depending on the number of guests of each officer.

We also have a matching charitable gift program.  Under the program in 2008, all NEOs were eligible to apply for matching contributions of up to $10,000.  Our full-time employees are eligible to apply for up to $2,500 in matching contributions.

Our CEO has advised us that he does not intend to use the corporate aircraft for personal travel, unless he reimburses us, beginning in 2009.

Other Considerations

In addition to the material terms of grants described in the footnotes to the Grants of Plan-Based Awards table above, we wish to point out the following:

•	The exercise price and tax withholding obligations related to the exercise of all options may be paid by delivery of shares or by offset of the underlying shares, subject to certain conditions.

•	With respect to stock awards, we withhold a sufficient number of shares to satisfy the NEO’s mandatory minimum tax withholding obligations upon vesting at the NEO’s election.

•	The option and stock awards granted in 2008 vest as follows:

▪	restricted stock unit awards granted 2/7/08 vest in four equal annual installments beginning on 2/7/09;
▪	restricted stock unit awards granted 5/7/08 vest in two equal annual installments beginning on 5/7/09;
▪	restricted stock unit awards granted 12/26/08 vest as follows:
o	3,411 vested on 1/1/09;
o	453 vest on 4/12/09;
o	7,155 vest in four equal annual installments beginning on 12/26/09;
▪	stock options granted on 2/7/08 vest in three equal annual installments beginning on 2/7/09.

•
Options and stock awards are not transferable except by will or pursuant to the laws of descent and distribution, unless the Compensation Committee permits such a transfer.  The Compensation Committee has not permitted (nor historically permitted) a transfer with respect to any of the awards shown in the Grants of Plan-Based Awards table above.

•
In cases where an executive participating in the 2008 LTI program dies, is disabled, voluntarily leaves the company after attaining age 55 with five years of service, or is involuntarily terminated for any reason other than for cause and signs a general release of claims against us, the executive (or the executive’s beneficiary) will receive a pro-rated performance award based on the number of days of service out of the total number of days in the three-year performance cycle, provided that the applicable performance goals are achieved, and the Compensation Committee does not exercise its discretion not to pay out on the award.  Any payout will be made at the same time, and in the same manner, as other participants are paid.

•	The performance measures for the 2008 AIP and 2008-2010 LTI are discussed above in the CD&A on pages 34-42.

•	The 2008 options fully vest upon a change of control, as defined in the LNC Executive Severance Benefit Plan.

•
The restricted stock awards and restricted stock unit awards are subject to four restrictive covenants in the form of non-competition, non-solicitation, non-disparagement, and non-disclosure provisions.  We have the right to “claw-back” an award—specifically, to demand that the NEO return the shares to us upon breach of one of the covenants.  The restrictive covenants and the “claw-back” right expire six months after the awards vest.  However, we will have the right to claw-back any vested shares if the NEO is terminated for “cause” at any time after a share vests (no expiration date).

Any vested 2008 options may be exercised by the executive or his/her beneficiary (as applicable), until the earliest to occur of:

•	the expiration of the term of the option,
•	the first anniversary of the date the executive died or was disabled,
•	the fifth anniversary of the date the executive voluntarily left the company after attaining age 55 with five years of service, or
•	three months from the date the executive was involuntarily terminated for any reason other than for cause.

Finally, Mr. Coyne, as an employee of Delaware Investments, participates in the DRP.  The DRP is a money purchase pension retirement plan—a defined contribution plan—to which we contribute 7.5% of Mr. Coyne’s eligible compensation annually.  For any plan year, eligible compensation is defined as 100% of Mr. Coyne’s base salary, plus bonus paid in that year.  The amount of bonus is capped such that only 50% of any bonus amount over $100,000 is considered eligible compensation.  Eligible compensation is also subject to the IRS limits described above.  Amounts credited under the DRP may be invested by Mr. Coyne in a variety of investment options from the Delaware Investments Family of Funds that comprise the current investment alternatives available under the DRP.  Our contributions to the DRP on Mr. Coyne’s behalf for 2008 are set forth in footnote 4 to the Summary Compensation Table.

Effective December 31, 2007, our Board of Directors approved the amendment, restatement, and “freeze” of benefit accruals under our non-qualified defined benefit retirement plan, the Lincoln National Corporation Excess Retirement Plan (the “Excess Plan”), as part of our strategic move to a wholly defined contribution retirement program.  The Board of Directors also terminated the Salary Continuation Plan for Executives of the Lincoln National Corporation and Affiliates (the “SCP”), and the Jefferson-Pilot Executive Special Supplemental Benefit plan (the “ESSB”).  Simultaneous with these actions, our Board decided to enhance the benefits under our non-qualified defined contribution plan to provide retirement benefits for our executives, including our NEOs, at median, based on market data from our peer companies.  Effective January 1, 2008, the Lincoln National Corporation Executive Deferred Compensation Plan for Employees was amended and renamed as Lincoln National Corporation Deferred Compensation & Supplemental/Excess Retirement Plan” (the “DC SERP”).  A more detailed discussion of these transactions is set forth below at page 59.

Under the enhanced DC SERP, all of our participating NEOs will receive a minimum annual contribution of 15% of total pay annually (assuming the NEO contributes the maximum, 6% of eligible compensation), as a “special executive credit.”  More details about the contributions and the calculation of the special executive credits may be found on page 59.

Our CEO had an Employment Agreement which expired by its terms on March 1, 2008.  However, under Section 5.1 of the Employment Agreement, we remained obligated to provide a non-qualified defined benefit pension to Mr. Glass upon his retirement. A discussion of contributions made to the DC SERP for Mr. Glass in connection with the termination of this benefit is set forth in the CD&A at page 45.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information with respect to unexercised options to purchase shares of our common stock, unvested stock awards and unvested equity incentive plan awards for each NEO as of December 31, 2008 on an award-by-award basis.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[8] ($)
Dennis R. Glass	49,077			42.33	02/08/09	42,465[3]	800,047	24,199[6]	455,904
	81,795			32.97	02/13/10	8,803[3]	165,851	21,897[7]	412,533
	65,436			42.68	02/11/11			50,047[7]	942,866
	89,974			42.68	02/11/11
	54,530			40.55	11/04/11
	109,060			43.82	02/10/12
	109,060			34.58	02/09/13
	109,060			44.26	11/24/13
	109,060			48.58	02/09/14
	272,650			45.73	02/14/15
	185,402	92,701		53.60	02/12/16
	38,373[2]	76,744[2]		70.66	02/22/17
	58,073[2]	116,144[2]		60.76	08/02/17
	14,518[2]	29,036[2]		60.76	08/02/17
		319,694		52.76	02/07/18
Frederick J. Crawford	4,000			43.48	03/08/11	6,572[3]	123,825	6,844[6]	128,943
	5,000			52.10	03/14/12	11,737[5]	221,121	9,953[7]	187,508
	26,700	13,350		56.02	04/13/16			14,345[7]	270,253
	17,442	34,884		70.66	02/22/17
		91,631		52.76	02/07/18
Patrick P. Coyne		101,273		52.76	02/07/18	10,564[5]	199,025	5,582[6]	105,159
						2,726[4]	420,540	11,643[7]	219,349
						11,019[4]	696,731	5,244[7]	98,805
Robert W. Dineen	39,783	19,891		56.02	04/13/16	9,360[5]	176,344	11,883[6]	223,875
	16,171	32,340		70.66	02/22/17	4,396[3]	82,828	9,227[7]	173,841
		88,619		52.76	02/07/18			13,873[7]	261,639
Mark E. Konen	6,451			42.33	02/08/09	10,447[5]	196,817	6,961[6]	131,151
	13,087			32.97	02/13/10			8,396[7]	158,182
	25,446			42.68	02/11/11			13,243[7]	294,504
	16,359			42.68	02/11/11
	21,812			43.82	02/10/12
	16,359			34.58	02/09/13
	30,536			48.58	02/09/14
	40,352			45.73	02/14/15
	29,809	14,905		53.60	02/12/16
	14,714	29,426		70.66	02/22/17
		84,591		52.76	02/07/18

1.  All of the exercisable options shown in the Options Exercisable column of the table with an expiration date prior to 2016 for Mr. Glass and Mr. Konen were former options to purchase common stock of Jefferson-Pilot that were converted into options to purchase our common stock on April 3, 2006 and vested on that date.

The following table presents the vesting dates of the options in the Options Exercisable and Unexercisable columns based on expiration dates.

Options vesting in three equal annual installments
Expiration Dates	Vesting Begins
2/12/16	2/13/07
4/13/16	4/13/07
2/22/17	2/22/08
8/2/17	8/2/08
2/7/18	2/7/09

2.  These options were voluntarily surrendered by Mr. Glass in March 2009 in order to increase the number of options available for grant under the Amended and Restated ICP as incentive awards for employees.

3.  These stock awards vest as follows:

•	Mr. Glass—42,465 vest on 2/22/10; 8,803 vest on 8/2/10
•	Mr. Crawford—6,572 vest on 4/13/09
•	Mr. Dineen—2,198 vest on 5/7/09; and 2,198 vest on 5/7/10

The stock awards include accrued but unpaid dividend equivalents credited in additional RSUs and settled in shares of our common stock only upon distribution of the vested award.

4.  The following awards for Mr. Coyne are for DIUS RSU awards and they vest as follows:

•	of 2,726: 681 vested on 2/7/09; 681 vest on 2/7/10; 682 vest on 2/7/11; and 682 vest 02/7/12
•	3,411 vested on 1/1/09
•	453 vest on 4/15/09
•	1,788 vest on 12/26/09; 1,789 vest on 12/26/10; 1,789 vest on 12/26/11; and 1,789 vest on 12/26/12

5.  These DIUS RSUs vest in three equal annual installments beginning on 8/2/08, and include accrued but unpaid dividend equivalents credited in additional DIUS RSUs and settled in shares of our common stock only upon distribution of the vested award.

6.  Represent performance stock awards granted in connection with the 2006-2008 performance cycle, which vested on February 23, 2009, when the Compensation Committee certified the attainment of the performance measures for the cycle, and which therefore were unvested as of December 31, 2008.  The amount also reflects accrued but unpaid dividend equivalents.

7. Represent performance stock awards granted in connection with the 2007-2009 and the 2008-2010 performance cycles.  Because our 2008 performance exceeded the threshold performance measures, these awards are shown at target, plus accrued but unpaid dividend equivalents.  However, the amount, if any, of these awards that will vest will depend upon the actual performance over the full performance period, and also will depend upon the Compensation Committee’s certification of the performance measures, which generally occurs during the first quarter of the year immediately following the end of the performance cycle.  Accordingly, if any of these awards vest, vesting should occur in the first quarter of 2010 for the 2007-2009 performance cycle, and in the first quarter of 2011 for the 2008-2010 performance cycle.

8.  Represents the product of the shares vested and the closing price of our common stock as reported on the composite tape of the NYSE on December 31, 2008, or $18.84.

Option Exercises and Stock Vested

The table below provides information regarding the option exercises and stock awards that have vested for each of the NEOs during the 2008 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Aggregate Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting[2] (#)	Aggregate Value Realized on Vesting[3] ($)
Dennis R. Glass	__	__	9,841	511,714
Frederick J. Crawford	__	__	20,689	1,049,260
Patrick P. Coyne	8,565	595,593	5,159	244,356
Robert W. Dineen	__	__	23,786	1,228,967
Mark E. Konen	5,000	50,739	8,936	441,029

1. Reflects the difference between the exercise price and the market price of our common stock.  The market price for LNC shares is the average of the high and low price of our common stock as reported on the composite tape of the NYSE on the day before exercise, which is what we use for tax purposes.  For Mr. Coyne, this was an exercise of options in DIUS shares which are valued as discussed in the CD&A on pages 43-44 above.

2.  Includes performance shares acquired upon vesting on February 7, 2008 with respect to the 2005-2007 performance cycle.  For Messrs. Glass and Dineen the performance shares vested at 63.5% of target.  For Messrs. Crawford and Konen the shares vested at 86% of target.  Information regarding the 2005-2007 LTI award, the August 2007 retention award and the February 2007 award to Mr. Dineen was provided in the CD&A included in our Proxy Statement for the 2008 Annual Meeting of Shareholders filed with the SEC on April 3, 2008.  The shares vested include dividends paid in shares that accrued on the awards at normal dividend rates and vest upon vesting of the award.

3. Represents the product of the shares vested and the closing price of our common stock as reported on the composite tape of the NYSE on date of vesting, which for February 7, 2008 was $52.76, for February 22, 2008 was $53.92, and for August 2, 2008 was $47.43.

Pension Benefits

Retirement Plans

As discussed in the CD&A on page 45, in 2007, we converted our retirement program from a defined benefit to a defined contribution design.  Effective December 31, 2007, benefit accruals ceased or were “frozen” under the Lincoln National Corporation Employees’ Retirement Plan (the “LNC Retirement Plan”) in which Messrs. Crawford and Dineen participate, and the Jefferson-Pilot Corporation Employees’ Retirement Plan (the “Jefferson-Pilot Retirement Plan”) in which Messrs. Glass and Konen participate.  Effective January 1, 2008, we made substantive design changes to the Employees’ Savings and Retirement Plan (the “401(k) Plan”) and to our non-qualified savings plan, the DC SERP.  These changes enhanced benefits under the defined contribution programs in which all of our NEOs, in general, participate.  Mr. Coyne participates in the enhanced DC SERP as well as the DRP, which was not affected by these changes.

The LNC Retirement Plan was a traditional final average pay formula plan that was converted into an account-based plan, referred to as a “cash balance” plan, effective January 1, 2002.  Pension benefits accrued up through December 31, 2008 under the cash balance formula were equal to the sum of the participant’s accumulated Annual Benefit Credits plus Interest Credits:

•
Annual Benefit Credits are contributions based on years of service and base salary plus any annual incentive bonus (only base salary is considered eligible compensation under the final average pay formula of the Plan).

•	Interest Credits are based on the U.S. Treasury bond rates currently in effect and are set once each calendar quarter.

For participants hired prior to January 1, 2002, an opening account balance was actuarially determined based on the present value of their final average pay formula benefit accrued as of December 31, 2001.

As a result of our merger with Jefferson-Pilot, we became the sponsor of the Jefferson-Pilot Retirement Plan, a plan with a benefit formula that is similar to that of the pre-cash balance LNC Retirement Plan.  For most employees, including Messrs. Glass and Konen, benefits accrued on an annual basis up through December 31, 2008 according to the following formula: (a) plus (b), where:

(a)
is equal to each participant’s “retirement income” accrued prior to January 1, 1989 (as defined under the terms of the previous plan), multiplied by a fraction, the denominator of which is the participant’s “final average salary” (as defined under the terms of the previous plan), and the numerator of which is the participant’s “average compensation” as of the participant’s retirement or severance from service date, but in no event less than one; and

(b)
is equal to 1.3% of the participant’s average compensation divided by 12 times the participant’s years of participation in the Plan beginning on January 1, 1989 to the earlier of retirement or severance from service or December 31, 2008, plus 0.5% of the participant’s average compensation in excess of Covered compensation divided by 12 times the participant’s years of participation in the Plan beginning on January 1, 1989 to the earlier of retirement or severance from service or December 31, 2008.

“Average compensation” under the Jefferson-Pilot Retirement Plan is the average annual compensation of a member during the 60 consecutive full months of employment out of the last 120 months of employment immediately preceding the participant’s severance from service date or December 31, 2008, whichever is later.  “Covered compensation” is the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant attains (or will attain) social security retirement age or December 31, 2009, whichever is earlier.

Although frozen, Interest Credits will continue to be credited with respect to frozen LNC Retirement Plan cash balance accounts.  Accrued benefits under the final average pay formulas of the LNC Retirement Plan and the Jefferson-Pilot Retirement Plan will continue to “grow” as the result of participants aging and being credited with additional years of vesting service for purposes of applying early retirement reduction factors.

Excess Retirement Plans

The Excess Plan paid or “restored” benefits that would have been paid under the Jefferson-Pilot and LNC Retirement Plans described above if certain limits did not exist under Section 401(a) and 415 of the Internal Revenue Code of 1986, as amended (the “IRS limits”).  The Excess Plan calculated benefits using the same formula as the qualified retirement plans that they “restore,” but without the imposition of IRS limits.  The qualified retirement benefit payment is then deducted from, or offsets, the benefit calculated under the excess retirement plan.

As a result of the Board freezing the tax-qualified defined benefit retirement plans and moving to a primarily defined contribution plan retirement program, we amended, restated, and “froze” benefit accruals effective
December 31, 2007 under the Excess Plan.  Because no further benefits can accrue after December 31, 2007, the present value of the “frozen” accrued benefit under the Excess Plan as of December 31, 2007 for each of our named executive officers is set forth in the Pension Benefits table below.

No enhancements to benefits payable under the Excess Plan are provided in the case of a change of control effective January 1, 2009.

The table below provides information on the tax-qualified and non-tax-qualified defined benefit pension benefits for each of the NEOs by plan for 2008.

Pension Benefits

Name	Plan Name	Number of Years Credited Service[1] (#)	Present Value of Accumulated Benefit2,[3,5] ($)	Payments During Last Fiscal Year ($)
Dennis R. Glass	Jefferson-Pilot Retirement Plan	13	350,220
	LNC Excess Retirement Plan	13	1,216,958
Frederick J. Crawford	LNC Retirement Plan	8	73,566
	LNC Excess Retirement Plan	8	195,922
Patrick P. Coyne[4]		N/A	N/A

Robert W. Dineen	LNC Retirement Plan	7	73,866
	LNC Excess Retirement Plan	7	384,180
Mark E. Konen	Jefferson-Pilot Retirement Plan	12	182,055
	LNC Excess Retirement Plan	12	162,557

1. As a result of freezing the plans participants will not accrue any additional benefits under these plans after December 31, 2007.

2. Values for LNC Retirement Plan and LNC Excess Retirement Plan reflect the present value of the lump sum payable at age 65.  The amounts shown for LNC Employee’s Retirement Plan and LNC Excess Retirement Plan the reflect the present value of the December 31, 2008 cash balance account projected to age 65 at the assumed interest crediting rate of 4.50%.

3.  Values for the Jefferson-Pilot Retirement Plan reflect the present value of the lump sum payable at age 65 (converted using a discount rate of 6.25% and the IRS prescribed 417e(3) mortality table for 2013).

4. Mr. Coyne participates in the DRP, a defined contribution plan, which is described in “Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table” on page 53.  Mr. Coyne’s balance in the DRP at December 31, 2008 was $551,346.

5.  Except as noted above, all present values were determined using the same interest rate and mortality assumptions as those used for financial reporting purposes.  Those assumptions are incorporated herein by reference to Note 18 of the Notes to our Consolidated Financial Statements included in Item 8 of the Form 10-K for the fiscal year ended December 31, 2008.

Nonqualified Deferred Compensation

To compensate for tax code limitations on compensation that can be deferred under our tax-qualified Employees’ Savings and Retirement Plan, or 401(k) Plan, NEOs, as well as other officers, are permitted to defer additional amounts, without limit, of salary and annual incentive compensation under our DC SERP.

Briefly, under the 401(k) Plan, employees may elect to defer eligible compensation (base salary and annual incentive bonus) into the 401(k) Plan, subject to annual plan and IRS limits.  During 2008, we contributed a “basic” or guaranteed matching contribution on the first 6% of eligible compensation contributed, at a rate of one dollar for each dollar deferred.  The additional discretionary matching contribution opportunity under the 401(k) Plan was eliminated for the 2008 plan year.  However, we did provide for a 4% “core contribution” and a potential “transition contribution” of from 0.2% to 8% for certain employees based on age and years of service as December 31, 2007.  Any amounts of these “core” and “transition” contributions which cannot be contributed to the 401(k) Plan will be contributed to the DC SERP.   Employees of Delaware Investments, including Mr. Coyne, will continue to be eligible to receive discretionary matching contributions as participants in the Delaware Management Holdings, Inc. Employees’ Savings and 401(k) Plan.

Mr. Coyne, as an employee of Delaware Investments, participates in the DRP, to which we contribute 7.5% of Mr. Coyne’s eligible compensation annually. Any amount of our contribution that exceeds the applicable IRS limits is credited to an account in the DC SERP on Mr. Coyne’s behalf.  The amounts contributed to the DRP by us on Mr. Coyne’s behalf are set forth in the All Other Compensation Table which is set forth in footnote 4 to the Summary Compensation Table at page 49.  Additional details on the DRP are provided at page 53 above.

As part of our strategic move to a wholly defined contribution retirement program, effective December 31, 2007, our Board of Directors approved the amendment, restatement, and “freeze” of benefit accruals under our non-qualified defined benefit retirement plan, the Lincoln National Corporation Excess Retirement Plan (the “Excess Plan”).  The Excess Plan paid or “restored” benefits that would have been paid under the tax-qualified retirement plans if certain limits did not exist under Sections 401(a) and 415 of the Internal Revenue Code of 1986, as amended (“IRS rules”).  Specifically, the Excess Plan restored benefits under the Lincoln National Corporation Employees’ Retirement Plan and the Jefferson-Pilot Corporation Employees’ Retirement Plan, also frozen as of December 31, 2007.

Simultaneous with the freeze of non-qualified defined benefit plans and described above, our Board decided to enhance the benefits provided under our non-qualified defined contribution plan.  The Lincoln National Corporation Executive Deferred Compensation Plan for Employees was amended in November 2007 and renamed the DC SERP.  It became effective on January 1, 2008.  NEOs participating in the DC SERP had one or more “opening balances” created for them.

In connection with the transition to a defined contribution retirement program, the Board approved the termination of the SCP and the ESSB, effective December 31, 2007.  The Board authorized the conversion of the accrued benefits under the SCP and the ESSB on that date into lump sum amounts, to be credited to special opening accounts in the DC SERP.  In addition, for certain executive officers who were active employees on December 31, 2007 only, a “shortfall” balance account was also created.  To determine the amount of each NEO’s shortfall balance account, we projected current retirement benefits from all employer provided sources (qualified and non-qualified defined benefit and defined contribution) and created a competitive (median) target retirement benefit, based on our analysis of market data prepared by the Committee’s compensation consultant.  The shortfall balance amount credited helped to make up for, or replace, any “shortfall” identified in current benefits as the result of these projections.

For all NEOs (except Mr. Glass), an additional contribution—a “special executive credit”—was made to the DC SERP in 2008.  For Messrs. Crawford, Dineen and Konen, the special executive credit will be calculated annually as a fixed percentage of “total pay” as follows: 15% of total pay expressed as a percentage, offset by the total of: (a) the executive officer’s maximum basic matching contribution opportunity (6%), plus (b) core contributions (4%), plus (c) transition contribution, if any (0.2% -8%) as determined under the 401(k) Plan, each expressed as a percentage.  For Mr. Coyne, the amount of the “special executive credit” will be calculated as: 15% of total pay expressed in dollars, offset by the total of: (a) the amount of his maximum basic matching contribution opportunity (3% of total pay), plus (b) the amount of any discretionary matching contribution, plus (c) the employer contribution under the Delaware Management Holdings, Inc. Retirement Plan (7.5% of annual base pay and annual bonus, but with bonus amounts over $100,000 capped at 50%), each expressed in dollars.  For the purpose of determining the special executive credit, “total pay” is equal to annual base pay plus annual incentive plan compensation.  For 2008, the special executive credits for our NEOs, expressed as a percentage of total pay were: Mr. Glass—0%; Mr. Crawford—5%; Mr. Coyne—7.1%; Mr. Dineen—5%; and Mr. Konen—1.4%.  Mr. Coyne’s special executive credit will vary from year to year depending on whether a discretionary matching contribution is paid to Delaware employees.  Effective 2018, the special executive credit will equal 5% of total pay for each executive officer, except Delaware executive officers (whose special executive credit will continue to vary), as a result of the expiration of the transition contributions.

Special executive credits will vest on the earlier of five years of receiving special executive credits under the Plan, or attainment of age 62.  However, executive officers as of January 1, 2008, including each NEO, are immediately vested in their special executive credits.

Under the terms of the DC SERP, we agree to pay out amounts based upon the aggregate performance of the investment measures selected by the participant.  Plan participants may select from a menu of “phantom" investment options used as investment measures for calculating the investment return notionally credited to their deferrals.  These are the same investment options that are available under the 401(k) Plan.  Amounts deferred and contributed under the DC SERP are credited to “notional” or bookkeeping accounts, and are subsequently credited with earnings or losses mirroring the performance of the Plan’s available investment options.  All matching contributions are initially invested in the same investment options that the participant has elected for salary and incentive compensation deferrals, and are credited with notional earnings or losses.  Except for deferrals into the LNC stock unit account, participants may change their investment elections or transfer funds between notional investments at any time.  Executive officers, including all NEOs, may only change an investment election with respect to the LNC stock unit account during permitted trading “window” periods, which generally occur quarterly and are prohibited from transferring funds out of the LNC stock unit account.  Actual shares of our common stock will be issued in settlement of these stock units when amounts credited to the stock unit account are actually paid to the participants.  Before settlement, no voting rights or other rights of any kind associated with ownership of our common stock inure to the participants.  The DC SERP is an unfunded plan and represents an unfunded promise to pay the benefits credited to each participant.

The DC SERP allows participants to maintain up to three different DC SERP accounts: any combination of a “termination” account and/or specific “distribution year” accounts.  Distribution elections must indicate the payment form (e.g., lump sum vs. annual installments), and may additionally delay the timing of the payment of an account if a valid deferral election is made in compliance with applicable tax regulations.  Participants will generally have two distribution election options for each account—an “initial election” and a “secondary” election.  If participants had not submitted an initial distribution election by the administrative deadline in 2008, they were deemed to have made an initial election based on the default distribution rules for their particular accounts.  The default payment form for both termination and distribution year accounts is a lump sum, and the default distribution date for both is the account valuation date.  The valuation date for a termination account is the first day of the month that is thirteen full months following the participant’s separation from service (with payment to be made as soon as administratively practical, but not more than 90 days after, the valuation date).  The valuation date for distribution year accounts—which are accounts that pay out in a designated year (e.g. 2015), is February 5th of the applicable year (e.g. February 5, 2015), with payment to be made as soon as administratively practical, but not more than 90 days after, the valuation date.  Participants may also have the opportunity to make secondary or “re-deferral” elections.  Participants who make secondary elections are required to delay payment (per the initial election) by a minimum of five years.  Secondary elections may also, but are not required to, change the form of distribution (from lump sum to installment, or vice-versa).  No distribution election is effective for at least 12 months from the date it is made.

The table below provides information regarding each NEO’s salary deferrals and our contributions to the DC SERP on behalf of each NEO during 2008, as well as each executive’s aggregate balance under that Plan as of December 31, 2008.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY1 ($) (a)	LNC Contributions in Last FY2 ($) (b)	Aggregate Earnings in Last FY ($) (c)	Aggregate Withdrawals/ Distributions ($) (d)	Aggregate Balance Last FYE[3] ($) (e)
Dennis R. Glass	201,167	12,279,746	(426,829)	__	12,323,571
Frederick J. Crawford	__	714,628	(112,246)	__	1,307,961
Patrick P. Coyne	568,629	696,901	(1,185,946)	__	2,800,613
Robert W. Dineen	164,574	1,989,761	(242,555)	__	2,440,330
Mark E. Konen	158,687	1,573,410	(325,217)	__	1,646,268

1. Amounts shown reflect deferral of a portion of salary for 2008, which is included as Salary for Year 2008 in the Summary Compensation Table and deferral of a portion of the AIP bonus paid in 2008 relating to 2007 performance, which is included as Non-Equity Plan Compensation for Year 2007 in the Summary Compensation Table, as follows:

Name	Salary ($)	2007 AIP ($)
Mr. Glass	60,000	141,167
Mr. Crawford	--	--
Mr. Coyne	117,385	451,244
Mr. Dineen	32,185	132,389
Mr. Konen	29,960	128,727

The NEO’s deferred AIP bonuses paid in 2009 for 2008 performance, which will be included in next year’s Non-qualified Deferred Compensation table, were: Mr. Glass, $48,000, Mr. Coyne, $84,689; Mr. Dineen, $30,255, and Mr. Konen, $5,174.  These amounts are included as Non-Equity Plan Compensation for 2008 in the Summary Compensation table.

2.  Except for the excess DRP contributions, amounts shown reflect our matching contribution above applicable Internal Revenue Code limits into this Plan during 2008, some of which were included in the All Other Compensation for 2008 in the Summary Compensation Table.  These amounts are described in footnote 4 to the Summary Compensation Table.  We make DRP contributions on Mr. Coyne’s behalf in 2009 for 2008.  Accordingly, $17,500 of Mr. Coyne’s additional company match shown in Footnote 4 is not included here.

As of December 31, 2007, the Board approved the freeze of defined benefit retirement plans covering our employees, including our NEOs.  Effective January 1, 2008, the present value of the accrued benefits under those plans were converted into opening account balances under the DC SERP.  The opening balance amounts in the DC SERP at January 1, 2008, which are included in the amounts shown above, were as follows: Mr. Glass $5,834,347; Mr. Crawford - $89,728; Mr. Dineen - $165,975; and Mr. Konen - $1,411,376.  Additionally, as part of this change, a one-time contribution to the DC SERP was made for certain executive officers that was designed to bring their retirement benefit in line with a competitive median retirement benefit (the “Shortfall Balance”), which is described further above at page 59.  The amounts shown above include the Shortfall Balances which were included for our NEO’s in the All Other Compensation for 2007 in the Summary Compensation table, are as follows: Mr. Glass - $4,315,763; Mr. Crawford - $599,068; Mr. Coyne - $435,745; and Mr. Dineen - $1,579,546.  The Shortfall Balance amounts were included as All Other Compensation for the year 2007 in the Summary Compensation Table for 2007. Mr. Konen, who was not an NEO in 2007, did not have a Shortfall Balance.  As of December 31, 2008 each of our NEO’s is vested in their Shortfall Balance Account as follows:  Mr. Glass - 41.4%; and Mr. Dineen – 41.4%.  As of December 31, 2008 Mr. Crawford and Mr. Coyne were not vested in any portion of their Shortfall Balance Accounts.  Mr. Konen does not have a Shortfall Balance Account.

3.  In addition to the amounts set forth in footnote 1 above, amounts disclosed in this column other than earnings(losses) on deferred compensation were previously reported in prior year Summary Compensation Tables to the extent the NEO was our NEO at such prior time.

Potential Payments Upon Termination or Change of Control

The narrative below describes the various termination and change of control arrangements applicable to our NEOs at December 31, 2008 that are not available to all employees on a non-discriminatory basis.  The narrative is followed by tables showing potential payments each NEO would receive in the event of their termination (voluntary or involuntary, depending on the circumstances) or a change of control occurring on December 31, 2008.

Change of Control Arrangements

All of our senior executives, including our NEOs, are eligible to participate in the LNC COC Plan.  Each NEO becomes eligible for benefits under the LNC COC Plan, if, in anticipation of or within two years after our change of control: (i) we, or a successor entity, terminate the executive’s employment for any reason other than “cause” (defined as conviction of a felony, or the willful and continued failure of the executive to perform his or her duties, despite warning notices), death or disability; or (ii) the executive terminates employment for “good reason” (defined as a “material and adverse” change in the executive’s responsibilities or a reduction in salary or target annual incentive bonus opportunity).  “Good Reason” would also include our failure to provide compensation and benefits materially similar to those offered in the past – with the exception of broad-based changes to our benefit plans that affect a significant portion of our employees.

If the conditions for payment under the LNC COC Plan are satisfied, a cash payment is paid to the executive based on a multiple of “annual base salary” and “target bonus.”  For purposes of the LNC COC Plan, “annual base salary” means the highest annual rate of salary during the 12-month period immediately preceding the date of termination of employment, and “target bonus” means the higher of the target set for annual incentive bonus under the Amended and Restated ICP during the calendar year in which the participating executive was terminated, or the target set in the year in which the change in control occurred.  The amount of cash payment payable under the LNC COC Plan is determined as follows:

Chief Executive Officer	3 times the annual base salary	Plus	3 times the target bonus
All Other Participating Executives (including our other NEOs)	2 times the annual base salary	Plus	2 times the target bonus

In addition to the cash payment described above, the following additional benefits and benefit enhancements would be paid to our NEOs under the LNC COC Plan:

•	Reimbursement of COBRA premiums paid by the NEO for the continuation of coverage under our welfare benefit plans (maximum of 18 months);

•
For purposes of determining eligibility for retiree medical and dental coverage, additional credited service equal to the period that severance pay would be payable to the NEO under our broad-based employees’ severance plan;

•
Vesting of AIP and LTI awards for each completed performance period, with vesting for open performance periods paid at target but pro-rated to reflect the date termination occurred during the performance period in progress (the Compensation Committee has discretion under the ICP to fully vest awards);

•	Immediate and 100% vesting of restricted stock and stock options; and

•
Reimbursement of the cost of outplacement services, up to a maximum of 15% of the participating executive’s highest rate of annual base salary during the 12-month period immediately preceding the date of termination of employment.

NEOs receiving benefits under the LNC COC Plan may also be entitled to an after-tax payment, or “gross-up,” to cover any excise tax on amounts deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”).  The gross-up would be a lump sum payment in an amount sufficient, after the payment of all taxes on the lump-sum payment itself, to pay the excise tax (and related assessments, if any) applicable to the executive.  The amount of the cash payment will be automatically reduced to the Section 280G limit if it would exceed that limit by no more than 10%.  For purposes of the excise taxes and gross-ups in the tables below, we have assumed an NEO’s income is taxed at the highest federal and applicable state marginal income tax rates and all options are deemed exercised upon the trigger event.

Executives participating in the LNC COC Plan may be eligible to receive payments under the Lincoln National Corporation Severance Pay Plan or other severance arrangements (as described below). However, any payments made to executives under those plans shall reduce, on a dollar-for-dollar basis, the amount of any cash payment due to such executive under the LNC COC Plan.

Change of Control Features of Other Plans and Programs

Notwithstanding the benefits provided under the LNC COC Plan, options to purchase shares of our common stock, restricted stock and RSUs all vest and become either immediately exercisable or non-forfeitable upon our change of control.  In addition, the Compensation Committee has the discretion to determine whether outstanding LTI awards (performance shares and performance options) will be paid in shares immediately upon a change of control, including the discretion as to whether to pay at target or maximum.

We also maintain the Lincoln National Corporation Severance Pay Plan, which is a broad-based severance plan available to all employees on an equal basis, with eligibility for benefits triggered by job elimination or job restructuring.

As stated above, any payments made under this plan would reduce or offset, on a dollar-for-dollar basis, any payment made to an executive under the LNC COC Plan.

In the past, our practice has been to pay officers who are vice presidents and above and who are job eliminated, continued salary for a period of one year beyond termination.  On March 16, 2009, the Committee established the 2009 Severance Plan for Officers of Lincoln National Corporation (the “Officers’ Severance Plan”) to formalize and modify these prior severance practices.  The Severance Plan is effective for the one-year period beginning on January 1, 2009 and ending on December 31, 2009 and provides for 52 weeks of severance benefits to our executive officers, including our NEOs, as well as a lump-sum severance stipend of $200/week for each week of the severance period. Executive officers are paid in a lump sum no earlier than the first day of the month which is six months after the date the officer’s job was eliminated.

In order to qualify for benefits under the Severance Plan, each affected officer must sign our standard form of agreement, waiver and release of claims which will include a non-compete provision, among other conditions.  Any amounts payable to such executives under the Lincoln National Corporation Severance Pay Plan would offset or reduce, on a dollar-for-dollar basis, any amounts that would otherwise be payable under the Officers’ Severance Plan.  Also, any payments made under the Officers’ Severance Plan would offset, or reduce, on a dollar-for-dollar basis, any payments to an executive under the LNC COC Plan.

Potential Payment Tables

The tables below reflect potential payments to each NEO in the event of termination of the NEO’s employment as a result of:

•	voluntary termination/early retirement,
•	involuntary not-for-cause termination,
•	for cause termination,
•	termination following a change of control, and
•	death or disability.

The tables assume that all Retirement Plan, Excess Retirement Plan and DC SERP benefits are paid in a lump sum.  Retirement Plan and Excess Plan benefits are payable either as lump sum or as annuities.  DC SERP, Opening Balance and Shortfall Balance amounts set forth in the tables are payable as either lump sums or as 5, 10, 15 or 20 annual installments.

The amounts shown below assume that such termination was effective as of December 31, 2008, and are, therefore, estimates of the amounts that would be paid out to the NEOs upon their termination.  The amounts actually paid upon termination will differ from these estimates.  The estimates constitute forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  Additional assumptions are described in footnotes to the tables.

In tables below, for all NEOs, long-term incentive compensation, as applicable, reflects:

•	Stock Options—the aggregate dollar value of the difference between the exercise price of the options and the closing price of our common stock on December 31, 2008 ($18.84).

•
Equity Incentive Plan awards—the aggregate value of the LTI awards for which the NEO has elected shares multiplied by the closing price of our stock on December 31, 2008.  We used the actual payouts for the 2006-2008 performance cycle, target payout for the 2007-2009 performance cycle and maximum payout for the 2008-2010 cycle.  In addition, under all trigger events except change of control, the LTI awards are not payable until the end of the actual performance cycle and would be paid pro rata if the performance goals are satisfied.  The effect of a change of control is discussed above on page 61.

•	Non-equity Incentive Plan awards—the aggregate value of the LTI awards for which the NEO has elected cash, if applicable, using the same assumptions stated above for equity incentive plan awards.

For more information about the acceleration of vesting, see “Narrative Disclosure to the Summary

Compensation and Grants of Plan-Based Awards Tables” on pages 52-53.

The tables exclude benefits, such as, accrued vacation pay, distributions from our 401(k) plan, disability benefits and life insurance benefits equal to one times salary, that all employees would be eligible to receive on the same basis.

Dennis R. Glass

The following table shows the potential payments upon termination or our change of control for Dennis R. Glass, our President and CEO.

	Trigger Events
Benefits and Payments	Voluntary Termination/ Early Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	800,000	800,000	0	800,000	800,000	800,000
Long-Term Incentive Compensation[1]:
Restricted Stock	0	0	0	965,898	965,898	965,898
Equity Incentive Plan Awards	589,317	589,317	0	589,317	589,317	589,317
Benefits & Perquisites:
Retirement Plan[2]	399,838	399,838	399,838	399,838	740,319	297,690
Excess Retirement Plan[2]	1,389,371	1,389,371	1,389,371	1,389,371	2,520,687	1,034,423
DC SERP[3]	712,496	712,496	712,496	2,116,496	712,496	712,496
Opening Balance[4]	6,080,839	6,080,839	6,080,839	6,080,839	6,080,839	6,080,839
Shortfall Balance[5]	2,289,518	2,289,518	2,289,518	5,530,237	5,530,237	5,530,237
Health and Welfare Benefits[6]				25,266	91,642
Miscellaneous Payments[7]				36,600
Cash Severance[8]		1,000,000		9,000,000
Total	12,261,379	13,261,379	10,872,062	26,933,862	18,031,435	16,010,900

1.
As of December 31, 2008, all stock options held by Mr. Glass had an exercise price in excess of the December 31, 2008 closing price of our stock, or $18.84, and therefore no options would be exercisable on that date.

2.
Amounts shown for the Retirement and Excess Retirement Plans reflect the lump sum value of monthly benefits of $3,756 and $13,052, respectively, payable at age 65 as single life annuities.  The lump sum value was determined using the November 2007 segment rates reflecting phase-in for 2008 and the IRS 417(e)(3) Applicable Mortality Table for 2008.  Upon Disability, Mr. Glass receives a temporary annuity (payable until age 65) equal to a percentage of base pay at disability (30% plus 0.5% per year of service) from the Retirement and Excess Retirement Plans. In addition, Mr. Glass receives a lump sum benefit at age 65 based on the benefit amounts described above (based on a fully phased-in December 2008 segments rates and the IRS 417(e)(3) Applicable Mortality Table for 2013).  Upon Death, Mr. Glass's beneficiary receives 50% of the Retirement and Excess Plan benefits that would have been payable to Mr. Glass had he retired, unreduced for early commencement, payable at December 31, 2008 as a single life annuity.

3.
Values for the DC SERP reflect the entire account balance (employee plus employer).  At December 31, 2008, upon Termination after Change of Control, Mr. Glass would receive three additional years of DC SERP employer contributions (15.6% annual contributions under the new plan provisions) based on his rate of pay and target bonus percentage in effect at the date of termination.

4.	As of December 31, 2008, Mr. Glass is fully vested in the Opening Balance
5.
As of December 31, 2008, Mr. Glass was 41.4% vested in the Shortfall Balance.  Upon Involuntary Termination after Change of Control, or upon death or disability, Mr. Glass becomes fully vested in the Shortfall Balance.

6.
Upon Involuntary Termination after Change of Control, Mr. Glass is eligible for fully subsidized COBRA coverage for a period of 18 months based on his coverage elections in effect at the Change of Control under the LNC COC Plan.  Upon Disability Mr. Glass receives fully subsidized medical and dental coverage until age 65 based on his coverage election in effect at the date of disability.

7.	Reflects the value associated with outplacement, financial planning, and tax preparation services under the LNC COC Plan.
8.	See "Change of Control Arrangements" beginning on page 61. No gross-up payment as discussed above was triggered under this analysis.

Frederick J. Crawford

The following table shows the potential payments upon termination or our change of control for Frederick J. Crawford, our Senior Vice President and CFO.

	Trigger Events
Benefits and Payments	Voluntary Termination/ Early Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	224,400	224,400		224,400	224,400	224,400
Long-Term Incentive Compensation[1]:
Restricted Stock				344,946	344,946	344,946
Equity Incentive Plan Awards		215,089		215,089	215,089	215,089
Benefits & Perquisites:
Retirement Plan[2]	97,366	97,366	97,366	97,366	97,366	97,366
Excess Retirement Plan[2]	259,306	259,306	259,306	259,306	259,306	259,306
DC SERP[3]	667,493	667,493	667,493	988,793	667,493	667,493
Opening Balance[4]		91,692		91,692	91,692	91,692
Shortfall Balance[5]					612,183	612,183
Health and Welfare Benefits[6]				25,266	294,764
Miscellaneous Payments[7]				36,927
Cash Severance[8]		510,000		2,142,000
Total	1,248,535	2,065,346	1,024,165	4,425,155	2,807,239	2,512,475

1.
As of December 31, 2008, all stock options held by Mr. Crawford had an exercise price in excess of the December 31, 2008 closing price of our stock, or $18.84, and therefore no options would be exercisable on that date.

2.
Amounts shown for the Retirement Plan and Excess Retirement Plan reflect “cash balance” account values at December 31, 2008.    Upon death, Mr. Crawford's beneficiary receives a single sum distribution equal to the December 31, 2008 cash balance account under the Retirement Plan and Excess Retirement Plan.

3.
Values for the DC SERP reflect the entire account balance (employee plus employer balances), including Special Executive Credits earned during 2008. Upon Involuntary Termination after “Change of Control,” Mr. Crawford receives an additional two years of DC SERP employer contributions under the DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.

4.
The Opening Balance is immediately vested upon Involuntary Not for Cause Termination, Involuntary Termination after Change of Control, Disability or Death.  As of December 31, 2008 Mr. Crawford was 0% vested in the Opening Balance.

5.	The Shortfall Balance is immediately vested upon Disability or Death. As of December 31, 2008, Mr. Crawford was 0% vested in the Shortfall Balance.
6.
Upon Involuntary Termination after Change of Control, Mr. Crawford is eligible for fully subsidized COBRA coverage for a period of 18 months based on his coverage election in effect at the Change of Control under the LNC COC Plan.  Upon Disability, Mr. Crawford receives fully subsidized medical and dental coverage until age 65 based on his coverage elections in effect at the date of Disability.

7.	Reflects the values associated with outplacement, financial planning and tax preparation services under the LNC COC Plan.
8.	See "Change of Control Arrangements" beginning on page 61. No gross-up payment as discussed above was triggered under this analysis.

Patrick P. Coyne

The following table shows the potential payments upon termination or our change of control for Patrick P. Coyne, President of Lincoln National Investment Companies, Inc. and Delaware Management Holdings, Inc.

	Trigger Events
Benefits and Payments	Voluntary Termination/ Early Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	423,447	423,447		423,447	423,447	423,447
Long-Term Incentive Compensation[1]:
Restricted Stock LNC				199,025	199,025	199,025
Restricted Stock DIUS		852,190		852,190	852,190	852,190
Equity Incentive Plan Awards		179,168		179,168	179,168	179,168
Benefits & Perquisites:
Delaware Retirement Plan	551,346	551,346	551,346	551,346	551,346	551,346
DC SERP[2]	2,450,732	2,450,732	2,450,732	3,133,432	2,450,732	2,450,732
Shortfall Balance[3]					349,881	349,881
Health and Welfare Benefits[4]				25,266	290,011
Miscellaneous Payments[5]				36,927
Cash Severance[6]		470,000		4,418,000
Total	3,425,525	4,926,883	3,002,078	9,798,801	5,295,800	5,005,798

1.
As of December 31, 2008, all stock options held by Mr. Coyne had an exercise price in excess of the December 31, 2008 closing price of our stock, or $18.84, and therefore no options would be exercisable on that date.

2.
Values for the DC SERP reflect the entire account balance (employee plus employer balances), including Special Executive Credits earned during 2008. Upon Involuntary Termination after “Change of Control,” Mr. Coyne receives an additional two years of DC SERP employer contributions under the new DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.

3.	The Shortfall Balance is immediately vested upon Disability or Death. As of December 31, 2008, Mr. Coyne was 0% vested in the Shortfall Balance.
4.
Upon Involuntary Termination after Change of Control, Mr. Coyne is eligible for fully subsidized COBRA coverage for a period of 18 months based on his coverage elections in effect at the Change of Control under the LNC COC Plan.  Upon disability, Mr. Coyne receives fully subsidized medical and dental coverage until age 65 based on his coverage elections in effect at the date of disability.

5.	Reflects the values associated with outplacement, financial planning and tax preparation services under the LNC COC Plan.
6.	See "Change of Control Arrangements" beginning on page 61. No gross-up payment as discussed above was triggered under this analysis.

Robert W. Dineen

The following table shows the potential payments upon termination or our change of control for Robert W. Dineen, President of Lincoln Financial Network.

	Trigger Events
Benefits and Payments	Voluntary Termination/ Early Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	504,252	504,252		504,252	504,252	504,252
Long-Term Incentive Compensation[1]:
Restricted Stock	27,004	27,004		259,736	259,736	259,736
Equity Incentive Plan Awards	203,017	203,017		203,017	203,017	203,017
Benefits & Perquisites:
Retirement Plan[2]	80,291	80,291	80,291	80,291	80,291	80,291
Excess Retirement Plan[2]	417,485	417,485	417,485	417,485	417,485	417,485
DC SERP[3]	759,465	759,465	759,465	1,214,010	759,465	759,465
Opening Balance[4]	171,202	171,202	171,202	171,202	171,202	171,202
Shortfall Balance[5]	674,526	674,526	674,526	1,349,052	1,629,290	1,629,290
Health and Welfare Benefits[6]				2,350	9,682
Miscellaneous Payments[7]				36,600
Cash Severance[8]		420,000		3,032,400
Total	2,837,242	3,257,242	2,102,969	7,270,395	4,034,420	4,024,738

1.
As of December 31, 2008, all stock options held by Mr. Dineen had an exercise price in excess of the December 31, 2008 closing price of our stock, or $18.84, and therefore no options would be exercisable on that date.

2.
Amounts shown for the Retirement Plan and Excess Retirement Plan reflect “cash balance” account values at December 31, 2008.    Upon death, Mr. Dineen's beneficiary receives a single sum distribution equal to the December 31, 2008 cash balance account under the Retirement Plan and Excess Retirement Plan.

3.
Values for the DC SERP reflect the entire account balance (employee plus employer balances), including Special Executive Credits earned during 2008. Upon Involuntary Termination after Change of Control, Mr. Dineen receives an additional two years of DC SERP employer contributions under the new DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.

4.	Mr. Dineen is fully vested in the Opening Balance at December 31, 2008.
5.
As of December 31, 2008, Mr. Dineen was 41.4% vested in the Shortfall Balance.  Upon Involuntary Termination after Change of Control, Mr. Dineen receives an additional 2 years of vesting (20.7% per year) in the Shortfall Balance.  Upon death or disability, Mr. Dineen becomes fully vested in the Shortfall Balance.

6.
Upon Involuntary Termination after Change of Control, Mr. Dineen is eligible for fully subsidized COBRA coverage for 18 months based on his coverage elections upon effect of the Change of Control under the LNC COC Plan.  Upon disability, Mr. Coyne receives fully subsidized medical and dental coverage until age 65 based on his coverage elections in effect at the date of disability.  At December 31, 2008, Mr. Dineen had only elected dental coverage.

7.	Reflects the values associated with outplacement, financial planning and tax preparation services under the LNC COC Plan.
8.	See "Change of Control Arrangements" beginning on page 61. No gross-up payment as discussed above was triggered under this analysis.

Mark E. Konen

The following table shows the potential payments upon termination or our change of control for Mark E. Konen, President of Insurance Solutions.

	Trigger Events
Benefits and Payments	Voluntary Termination/ Early Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	86,240	86,240		86,240	86,240	86,240
Long-Term Incentive Compensation[1]:
Restricted Stock				196,817	196,817	196,817
Equity Incentive Plan Awards		188,622		188,622	188,622	188,622
Benefits & Perquisites:
Retirement Plan[2]	223,577	223,577	223,577	223,577	983,967	274,014
Excess Retirement Plan[2]	199,632	199,632	199,632	199,632	1,168,242	244,667
DC SERP[3]	400,871	400,871	400,871	734,659	400,871	400,871
Opening Balance[4]	1,267,117	1,267,117	1,267,117	1,267,117	1,267,117	1,267,117
Health and Welfare Benefits[5]				19,916	184,949
Miscellaneous Payments[6]				36,600
Cash Severance[7]		517,500		2,282,316
Total	2,177,417	2,883,539	2,091,197	5,232,496	4,476,825	2,658,348

1.
As of December 31, 2008, all stock options held by Mr. Konen had an exercise price in excess of the December 31, 2008 closing price of our stock, or $18.84, and therefore no options would be exercisable on that date.

2.
Amounts shown for the Retirement and Excess Retirement Plans reflect the lump sum value of monthly benefits of $3,380 and $3,018, respectively, payable at age 65 as single life annuities.  The lump sum value was determined using the November 2007 segment rates reflecting phase-in for 2008 and the IRS 417(e)(3) Applicable Mortality Table for 2008.  Upon Disability, Mr. Konen receives a temporary annuity (payable until age 65) equal to a percentage of base pay at disability (30% plus 0.5% per year of service) from the Retirement and Excess Retirement Plans. In addition, Mr. Konen receives a lump sum benefit at age 65 based on the benefit amounts described above (based on a fully phased-in December 2008 segments rates and the IRS 417(e)(3) Applicable Mortality Table for 2013).  Upon Death, Mr. Konen's beneficiary receives 50% of the Retirement and Excess Plan benefits that would have been payable to Mr. Konen had he retired, unreduced for early commencement, payable at December 31, 2008 as a single life annuity.

3.
Values for the DC SERP reflect the entire account balance (employee plus employer balances), including Special Executive Credits earned during 2008. Upon Involuntary Termination after Change of Control, Mr. Konen receives an additional two years of DC SERP employer contributions under the new DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.

4.	Mr. Konen is fully vested in the Opening Balance at December 31, 2008.
5.
Upon Involuntary Termination after Change of Control, Mr. Konen is eligible for fully subsidized COBRA coverage for a period of 18 months based on his coverage elections in effect at the Change of Control under the LNC COC Plan.  Upon disability, Mr. Thompson receives fully subsidized medical and dental coverage until age 65 based on his coverage elections in effect at the date of disability.

6.	Reflects the values associated with outplacement, financial planning and tax preparation services under the LNC COC Plan.
7.	See "Change of Control Arrangements" beginning on page 61. No gross-up payment as discussed above was triggered under this analysis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

William J. Cunnigham, Micheal F. Mee and Patrick S. Pittard served on the Compensation Committee during 2008.  No member of the Compensation Committee had an “interlock” reportable under Item 407(e)(4) of Regulation
S-K under the Securities Act, and no member was an employee, officer or former officer of us or our subsidiaries.

RELATED PARTY TRANSACTIONS

The Corporate Governance Committee of our Board of Directors adopted a written policy for the review, approval or ratification of transactions with related parties.  The policy applies to any transaction or proposed transaction that we determine would be required to be publicly disclosed as a transaction or proposed transaction with a “related person” pursuant to Item 404(a) of Regulation S-K, and requires that the Corporate Governance Committee (or the full Board) pre-approve or ratify such transactions.  In approving or ratifying any transaction or proposed transaction, the Committee must determine that the transaction is fair and reasonable to us and otherwise complies with our policy on conflicts of interests.  The Corporate Governance Committee is not required by this policy to obtain a fairness opinion or other third party support regarding the fairness of the transaction, but may determine to do so in its discretion.  If a transaction is subject to ratification by the Corporate Governance Committee and the Committee does not ratify the transaction, we and/or the related person must make all reasonable efforts to terminate the transaction.

The policy does not apply to transactions involving insurance, annuities, mutual funds or other products, or financial services provided by us, our subsidiaries or affiliated planners, all on terms and conditions substantially similar to those available to similarly situated third parties in arm’s-length transactions.  This also applies to such products and services provided to an entity of which a related person is an executive officer or employee, provided that, the related person receives the same benefits generally available to other employees of such entity of an equivalent title.

GENERAL

Shareholder Proposals

To Be Included in Our Proxy Materials

Any shareholder proposals intended to be considered for inclusion in the proxy materials for our 2010 Annual Meeting of Shareholders must be received by us no later than December 10, 2009.  All such proposals should be sent to our Corporate Secretary.

To Be Presented In Person at Shareholder Meetings

Shareholders wishing to propose matters for consideration at a meeting of shareholders or to propose nominees for election as directors must follow the procedures contained in our Bylaws.  Such procedures include giving notice to the Corporate Secretary at least 90 and not more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.  However, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and end thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given by the close of business on the later of (i) the date 90 days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed.  Based on the Annual Meeting Date of May 14, 2009, such notice to be considered timely received for the 2010 Annual Meeting of Shareholders must have been received on or after January 14, 2010 and on or before February 13, 2010.  That notice must include:

•	the name and address of the proposing shareholder (as it appears in our stock records) and any associated person;

•	a brief description of the business desired to be brought before the meeting;

•	the class and number of our shares (and related derivative instruments) that are beneficially owned by the proposing shareholder and any associated person; and

•	a description of any interest of such proposing shareholder, and any associated person, in the business proposed.

There are additional requirements, which may be applicable.  The applicable Bylaw requirements are set forth in Exhibit 1.

In the case of a shareholder-proposed nominee for director, the required notice, in addition to meeting the above notice requirements, must also contain as to each such person:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the class and number of our shares (and related derivative instruments) which are beneficially owned by such person;

•
any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	the qualifications of the nominee to serve as one of our directors.

The applicable Bylaw requirements regarding shareholder proposed nominees are set forth in Exhibit 2.

In the event any such matter is brought before the meeting in accordance with our Bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies in their discretion in the manner they believe to be in our best interests.  However, the person presiding at a meeting of shareholders (the chairman) is authorized by the Bylaws, if the facts warrant, to determine that the proposed business was not properly brought before the meeting, or was not lawful or appropriate for consideration at the meeting or that a nomination for director was not properly made.  Upon a declaration of such determination by the chairman, the proposed business shall not be transacted or the defective nomination shall be disregarded, as the case may be.  There are additional requirements that may be applicable.

2009 Shareholder Proposals

Other than the proposal set forth in Item 4 at page 28 hereof, no other proposals were received for the 2009 Annual Meeting.  To the extent possible, your proxy will be voted in the discretion of the proxy holders with respect to each matter properly brought before the meeting that has not been enumerated in this Proxy Statement or for which no specific direction was given on the proxy card.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report

A printed copy of the Annual Report on Form 10-K will be provided on written request and without charge to any shareholder requesting it in writing addressed to Corporate Secretary, Lincoln National Corporation, 150 N.

Radnor Chester Road, Radnor, PA  19087.  In addition, you can access that report and other reports on the SEC’s website at www.sec.gov and on our website at www.lincolnfinancial.com.

Other Matters

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the Company and its shareholders.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

For the Board of Directors,

C. Suzanne Womack, Secretary
April 9, 2009

Exhibit 1

Section 10. Notice of Shareholder Business. (A) At any annual meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 11 of this Article I) must be (a) specified in the notice of meeting given in accordance with Section 4 of this Article I, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the chief executive officer, or (c) otherwise properly brought before the meeting by a shareholder who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 10. Except for proposals properly made in accordance with Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated there under (as so amended and inclusive of such rules and regulations, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the board of directors, the foregoing clause (c) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. Without qualification, for business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the earlier of the date the corporation shall have mailed the notice of such meeting to shareholders or the date such Other Annual Meeting Date is first publicly announced. In no event shall any adjournment or postponement of an annual meeting or the announcement or notice thereof by the corporation commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided in this Section 10. A shareholder’s notice to the secretary of the corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting or as to the shareholder giving notice, as applicable, (a) a brief description of the business desired to be brought before the annual meeting, including the text of any proposal to be presented, and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s stock records, of the shareholder proposing such business and any Shareholder Associated Person, (c) as of the date of the shareholder’s notice, the class and number of shares of the corporation which are beneficially owned or held of record by the shareholder and any Shareholder Associated Person and whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of any such person(s) with respect to shares of the corporation, (d) as of the date of the shareholder’s notice, whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the corporation) has been made by or on behalf of the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, any such person(s) or to increase or decrease the voting power or pecuniary or economic interest of such persons with respect to shares of the corporation and (e) any interest of the shareholder or any Shareholder Associated Person in such business desired to be brought before the annual meeting. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10. Shareholders shall not be permitted to propose business to be brought before a special meeting of shareholders, and the only matters that may be brought before a special meeting of shareholders are the matters specified in the notice of meeting given in accordance with Section 4 of this Article I. The person presiding at any meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the bylaws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

(B) For purposes of this Section 10 and Section 11 below, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with such shareholder, (ii) any beneficial owner of shares of the corporation owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person, and “publicly announce” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 of the Exchange Act.

(C) A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10 shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the corporation not later than five (5) business days after the record date for the annual meeting.

(D) If information submitted pursuant to this Section 10 by any shareholder shall be inaccurate to any material extent as determined by the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee to make such determination, such information may be deemed not to have been provided in accordance with this Section 10 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 10. Upon written request by the secretary of the corporation, the board of directors or any committee thereof, the shareholder proposing business at an annual meeting of shareholders shall provide, within ten days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 10. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 10 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 10.

(E) This Section 10 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 (or any successor provision) of the Exchange Act. In addition to the requirements of this Section 10 with respect to any business proposed to be brought before an annual meeting, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to any such business. Nothing in this Section 10 shall be deemed to affect any right of a shareholder to request inclusion of proposals in, nor the right of the corporation to omit a proposal from, the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Exhibit 2

Section 11. Notice of Shareholder Nominees.  (A) Nominations of persons for election to the board of directors of the corporation may be made at any annual meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Such shareholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is scheduled to be held on an Other Annual Meeting Date, such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the earlier of the date the corporation shall have mailed the notice of such meeting to shareholders or the date such Other Annual Meeting Date is first publicly announced. In the event the board of directors calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, provided that the shareholder’s notice of such nomination contains the information specified in this Section 11 and is delivered to the secretary of the corporation not later than the close of business on the tenth day following the earlier of the date the corporation shall have mailed the notice of such meeting to shareholders or the date on which the date of such special meeting and either the names of the nominees proposed by the board of directors to be elected at such meeting or the number of directors to be elected are first publicly announced. In no event shall any adjournment or postponement of an annual or special meeting or the announcement or notice thereof by the corporation commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided in this Section 11. Such shareholder’s notice shall set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) as of the date of the shareholder’s notice, the class and number of shares of the corporation which are beneficially owned or held of record by such person and whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such person with respect to shares of the corporation, (d) as of the date of the shareholder’s notice, whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the corporation) has been made by or on behalf of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to shares of the corporation and (e) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, such shareholder’s notice shall set forth as to the shareholder giving notice (a) the name and address, as they appear on the corporation’s stock records, of the shareholder proposing such nomination(s) and any Shareholder Associated Person, (b) as of the date of the shareholder’s notice, the class and number of shares of the corporation which are beneficially owned or held of record by the shareholder and any Shareholder Associated Person and whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of any such person(s) with respect to shares of the corporation, (c) as of the date of the shareholder’s notice, whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the corporation) has been made by or on behalf of the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, any such person(s) or to increase or decrease the voting power or pecuniary or economic interest of any such person(s) with respect to shares of the corporation and (d) to the extent known by the shareholder giving notice, the name and address of any other shareholder supporting the nominee for election or reelection as a director. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(B) A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11shall be true and correct as of the record date for the meeting and such update and supplement shall be delivered to, or mailed and received by, the secretary of the corporation not later than five (5) business days after the record date for the meeting.

(C) At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

(D) If information submitted pursuant to this Section 11 by any shareholder or nominee shall be inaccurate to any material extent as determined by the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee to make such determination, such information may be deemed not to have been provided in accordance with this Section 11 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 11. Upon written request by the secretary of the corporation, the board of directors or any committee thereof, the shareholder proposing a nominee at a meeting of shareholders or the nominee, if applicable, shall provide, within ten days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee, to demonstrate the accuracy of any information submitted by such person pursuant to this Section 11. If a shareholder or a nominee, if applicable, fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 11.

(E) In addition to the requirements of this Section 11 with respect to any nomination proposed to be made at a meeting, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to any such nominations.

Exhibit 3

Policy Regarding Approval of Services of Independent Auditor

I. Statement of Principles

Under the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to approve in advance all services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Corporation. To implement these provisions of the Act, the Securities and Exchange Commission (the “SEC”) has issued rules governing the audit committee’s engagement of the independent auditor, as well as rules setting forth the types of services that an independent auditor may not provide to its audit client.

The SEC’s rules provide two methods for approving in advance (referred to as “pre-approving”) the proposed services of the independent auditor.  Services may be pre-approved as part of a specific engagement approved by the Audit Committee, or may be pre-approved if they have been generally authorized by the Audit Committee pursuant to a policy complying with SEC rules.  Accordingly, and intending to comply with SEC rules, the Audit Committee has adopted this policy regarding the pre-approval of services of the independent auditor.

In pre-approving services, the Audit Committee will consider whether the provision of any service might impair the independence of the independent auditor.  As part of that analysis, the Audit Committee shall consider whether the provision of the service, alone or in combination with other such services, would violate any of three basic principles recognized by the SEC: (i) the auditor cannot audit his or her own work, (ii) the auditor cannot function as a part of management, and (iii) the auditor cannot serve in an advocacy role for the client.

II. Specific Pre-approval

The annual audit services engagement terms and fees and any amendments thereto will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements.1 These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting.

In addition, any services that are not the subject of a general pre-approval under this policy shall require the Audit Committee’s specific pre-approval.

III. General Pre-approval

The Audit Committee shall periodically and not less than annually pre-approve the performance by the independent auditor of such audit, audit-related, tax and other services as it deems appropriate from time to time.  Such pre-approval will require that the Audit Committee first receive and evaluate detailed back-up documentation regarding each service being pre-approved.  Also, the Audit Committee will specify a maximum fee for each service being pre-approved, beyond which further approval of the Audit Committee will be required.

In between meetings of the Audit Committee, the Chair of the Audit Committee may pre-approve the performance by the independent auditor of such audit, audit-related, tax and other services as the Chair deems appropriate from time to time.  During the period between meetings (“interim period”), the pre-approval authority of the Chair shall be limited to pre-approving fees for such services not to exceed (i) $25,000 per interim period with no right to carryover any pre-approval authority remaining in an interim period to a subsequent interim period, and (ii) $100,000 for any calendar year.  Also, the Chair will specify a maximum fee for each service being pre-approved, beyond which further approval of the Chair (subject to the pre-approval fee limit) or the Audit Committee will be required.  The Chair must disclose to the Audit Committee any pre-approvals made pursuant to this delegation of authority at the meeting of the Audit Committee next following such pre-approval.

1 The use of the term “audit services” herein is not intended to correspond to the grouping of services associated with the disclosure of “audit fees” in the proxy statement.

The period of time covered by any pre-approval shall be as specified in the terms of the pre-approval.  However, it is anticipated that the Audit Committee will consider pre-approvals concurrently with its consideration of the annual audit services engagement, and that the term of each pre-approval will be twelve months.

IV. Excluded Services

The Audit Committee will not approve the provision of any non-audit services by the independent auditor which are prohibited by the SEC.  A list of the SEC’s prohibited non-audit services is included at Appendix A.  The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor the primary business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

V. Procedures

Proposed services of the independent auditor that are not the subject of a specific pre-approval pursuant to Section II above will be evaluated by the General Auditor.  The General Auditor will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee and whether the fees for such services are within approved fee levels.  If these conditions are satisfied, then the provision of services can commence and the General Auditor shall inform the Audit Committee at its next meeting of the services provided.  Proposed services that do not satisfy these conditions require specific pre-approval by the Audit Committee and may be submitted to the Audit Committee by either the independent auditor or the General Auditor.  The General Auditor will immediately report to the Audit Committee any breach of this policy that comes to his attention.

APPENDIX A

SEC PROHIBITED SERVICES

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client[2]

•	Financial information systems design and implementation[2]

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports[2]

•	Actuarial services[2]

•	Internal audit outsourcing services[2]

•	Management functions

•	Human Resources

•	Broker-dealer, investment adviser, or investment banking services

•	Legal services

•	Expert services unrelated to the audit

2 Unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the audit client’s financial statements.

Exhibit 4

LINCOLN NATIONAL CORPORATION
2009 AMENDED AND RESTATED
INCENTIVE COMPENSATION PLAN

1.         Purpose.  The purpose of this 2009 Amended and Restated Incentive Compensation Plan (the “Plan”) is to assist Lincoln National Corporation, an Indiana corporation (the “Corporation”), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Corporation and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.  The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Corporation.

2.         Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)         “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b)         “Award” means any Option, SAR (including Limited SAR), Restricted Stock, Restricted Stock Units, Deferred Stock Units, Stock granted as a bonus or in lieu of another award, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(c)         “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof.  If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)         “Board” means the Corporation’s Board of Directors.

(e)         “Change of Control” shall have the same meaning ascribed to such term in the Lincoln National Corporation Executives’ Severance Benefit Plan (the “Severance Benefit Plan”) on the date immediately preceding the Change of Control.

(f)         “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(g)         “Committee” means at any date each of those members of the Compensation Committee of the Board who shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” as defined under Code Section 162(m), unless the action taken pursuant to the Plan is not required to be taken by “outside directors” in order to qualify for tax deductibility under Code Section 162(m).  Unless otherwise designated by the Board, the Committee shall include not fewer than three members.  In the event that fewer than three members of the Compensation Committee are eligible to serve on the Committee, the Board may appoint one or more of its other members who is otherwise eligible to serve on the Committee until such time as three members of the Compensation Committee are eligible to serve.

(h)         “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

(i)         “Deferred Stock Unit” means a right, granted to a Participant under Section 6(f) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(j)         “Effective Date” of the Plan means January 1, 1997.

(k)         “Eligible Person” means each Executive Officer and other officers and employees of the Corporation or of any subsidiary, including employees, agents and brokers who may also be directors of the Corporation.  An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary for purposes of eligibility for participation in the Plan.

(l)         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(m)         “Executive Officer” means an executive officer of the Corporation as defined under the Exchange Act.

(n)         “Fair Market Value” means the Fair Market Value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee.  Unless otherwise determined by the Committee the Fair Market Value of Stock shall be the closing price of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the date of grant.

(o)         “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

(p)         “Limited SAR” means a right granted to a Participant under Section 6(c) hereof.

(q)         “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(r)         “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(g) hereof.

(s)         “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(t)         “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(u)         “Preexisting Plans” mean the Lincoln National Corporation 1986 Stock Option Incentive Plan (the “Stock Option Plan”) and the 1994 Amended and Restated Lincoln National Corporation Executive Value Sharing Plan (the “EVSP”).

(v)         “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(w)         “Restricted Stock Unit” means a right granted pursuant to a Participant under Section 6(e) hereof, to receive Stock, subject to certain restrictions and to a risk of forfeiture.

(x)         “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act or any similar law or regulation that may be a successor thereto.

(y)         “Stock” means the Corporation’s Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(z)         “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

3.         Administration.

(a)         Authority of the Committee.  The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant), adopt, amend and rescind rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, ensure that awards continue to qualify under Rule 16b-3, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b)         Manner of Exercise of Committee.  Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The Committee shall exercise its authority only by a majority vote of its members at a meeting or without a meeting by a writing signed by a majority of its members.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements and restrictions set forth in Section 8(e).  The Committee may appoint agents to assist it in administering the Plan.

(c)         Limitation of Liability.  The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any executive officer, other officer or employee of the Corporation or a subsidiary, the Corporation’s independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee and any officer or employee of the Corporation or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

4.         Stock Subject to Plan.

(a)         Overall Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 44,126,512; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed 2,000,000. Any shares of Stock that may be issued in payment of Awards, other than Options and SARs, granted on or after May 12, 2005 and before May 14, 2009, shall be counted against the 44,126,512 limit described above as 3.25 shares for every share of Stock issued in connection with such Award.  Any shares of Stock that may be issued in payment of Awards, other than Options and SARs, granted on or after May 14, 2009 shall be counted against the 44,126,512 limit described above as 1.63 shares for every share of Stock issued in connection with such Award.  Shares of Stock issued in connection with: (i) Awards granted prior to the amendments and restatements of the Plan approved by shareholders of the Corporation on May 12, 2005 and May 14, 2009, (ii) Awards of Options granted at any time; and (iii) Awards of SARs granted at any time, shall each be counted against the 44,126,512 limit on a share-per-share or 1-for-1 basis.

(b)         Application of Limitation to Grants of Awards.  No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award measured solely by the increase in value of shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)         Availability of Shares Not Delivered Under Awards.  Shares of Stock subject to an Award under the Plan, or an award under a Preexisting Plan, that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards under the Plan; except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. To the extent that Shares of Stock subject to an Award are counted at other than a share-per-share or 1-for-1 basis under Section 4(a) above, such Shares will again be available for Awards under the Plan, with the number of Shares counted back using the same ratio.  If a Stock Appreciation Right is settled, in part or in whole, through the issuance of shares of Common Stock, then all shares that were covered by the exercised Stock Appreciation Right shall not again be available for issuance under the Plan.

5.         Eligibility; Per-Person Award Limitations.  Awards may be granted under the Plan only to Eligible Persons.  In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 2,000,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of the following separate provisions: Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 8(b) and 8(c).  In addition, the maximum cash amount that may be earned under Section 8(c) of the Plan as an Annual Incentive Award or other cash annual Award payable in cash (currently or on a deferred basis) in respect of any fiscal year by any one Participant shall be $8,000,000, and the maximum cash amount that may be earned under Section 8(b) of the Plan as a Performance Award or other cash Award payable in cash (currently or on a deferred basis) in respect of any individual performance period by any one Participant shall be $8,000,000.

6.         Specific Terms of Awards.

(a)         General.  Awards may be granted on the terms and conditions set forth in this Section 6, provided, however, that no Award shall be made under this Section 6 prior to the date on which shareholders of the Corporation approve the adoption of the Plan.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.  Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Indiana law, no consideration other than services may be required for the grant (but not the exercise) of any Award.  Any Award or the value of any Award that is made under this Plan may, subject to any requirements of applicable law or regulation, in the Committee or its designee’s sole discretion, be converted into Deferred Stock Units and treated as provided in Section 6(e) below.

(b)         Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)         Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(ii)         Time and Method of Exercise.  The Committee shall determine, at the date of grant or thereafter, the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Corporation or any subsidiary, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii)         ISOs.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

(c)         Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)         Exercise Price.  The exercise price per share of a Share purchasable under a SAR shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii)         Right to Payment.  A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(iii)         Other Terms.  The Committee shall determine, at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which any Stock payable will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.  Limited SARs that may only be exercised in connection with a Change of Control or other events as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.  SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d)         Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:

(i)         Grant and Restrictions.  Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.

(ii)         Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited and cancelled by the Corporation; provided that the Committee may, in its discretion, in any individual case provide for waiver in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock Units.

(iii)         Bookkeeping of Awards.  Unless otherwise specified by the Committee, Restricted Stock Units shall be credited as of the date of award to a bookkeeping reserve account maintained by the Corporation.

(iv)         Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan.  Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)         Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)         Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.  Except to the extent restricted under any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)         Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may, in its discretion, in any individual case provide for waiver in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.

(iii)         Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

(f)         Deferred Stock Units.  The Committee is authorized to grant to Participants Deferred Stock Units, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period.  Unless otherwise specified by the Committee, Deferred Stock Units shall be credited as of the date of award to a bookkeeping reserve account maintained by the Employer under the Lincoln National Corporation Executive Deferred Compensation  Plan  for Employees or its successor (the “Deferred Compensation Plan”) in units which are equivalent in value to shares of Common Stock (“Deferred Stock Units”).  Once credited to such account, Deferred Stock Units shall be governed by the terms of the Deferred Compensation Plan.

(g)         Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards do not impair a participant’s exemption from liability under Section 16(b) of the Exchange Act.  Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(h)         Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries.  The Committee shall determine the terms and conditions of such Awards.  Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(g).

7.         Certain Provisions Applicable to Awards.

(a)         Stand-Alone, Additional, Tandem, and Substitute Awards; No Repricing.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any subsidiary, or any business entity to be acquired by the Corporation or a subsidiary, or any other right of a Participant to receive payment from the Corporation or any subsidiary.  Such additional, tandem, and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award.  Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs, or cancel outstanding Options or SARs, in exchange for cash, other Awards, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(b)         Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

(c)         Form and Timing of Payment Under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Corporation or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.  The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof) in the case of any deferral of an outstanding Award not provided for in the original Award agreement, except that this provision shall not prevent the Committee or its designee from converting an Award to Deferred Stock Units as provided under Section 6(a) above or permitted at the election of the Participant on terms and conditions established by the Committee.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d)         Exemptions from Section 16(b) Liability.  It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant).  Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, unless the Participant shall have acknowledged in writing that a transaction pursuant to such provision is to be non-exempt, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(e)         Cancellation and Rescission of Awards.  The Committee may cancel any unexpired, unpaid, or deferred Awards at any time, or rescind awards that have vested or been paid, and delegate this power in its discretion to the Corporation in the applicable Award agreements, if the Participant is not in compliance with all applicable provisions set forth in both the Award Agreement and the Plan, including, but not limited to, the following conditions:

(i)  A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Corporation or other senior officer designated by the Committee, is or becomes competitive with the Corporation.  For Participants whose employment has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant’s position and responsibilities while employed by the Corporation, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Corporation and the other organization or business, the effect on the Corporation’s shareholders, customers, suppliers and competitors of the Participant assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.  A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent equity interest in the organization or business.

(ii)  A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation’s business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant either during or after employment with the Corporation.

(iii)  A Participant shall disclose promptly and assign to the Corporation all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

(iv)  Upon exercise, settlement, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan.  Failure to comply with the provisions of this Section 7(e) prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Corporation shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery; provided, however, that the Corporation may, in its discretion, in any individual case provide for waiver in whole or in part of compliance with the provisions of this Section 7(e).  Within ten days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award.  Such payment shall be made either in cash or by returning to the Corporation the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery.  In the case of any Participant whose employment is terminated by the Corporation and its subsidiaries without “cause” (as defined in the Award agreement), however, a failure of the Participant to comply with the provisions of Section 7(e)(i) after such termination of employment shall not in itself cause rescission or require repayment with respect to any Award exercised, paid or delivered before such termination.

8.         Performance and Annual Incentive Awards.

(a)         Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

(b)         Performance Awards Granted to Designated Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i)        Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance and associated maximum Award payments with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b).  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any performance goal or that more than one performance goal must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)       Business Criteria.  One or more of the following business criteria for the Corporation, as defined by the Committee, on a consolidated basis, and/or for specified subsidiaries or business units of the Corporation (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings (total or per share); (2) revenues or growth in revenues; (3) cash flow or cash flow return on investment; (4) assets, return on assets, growth in assets, return on investment, capital or return on capital, return on equity, or shareholder equity (total or per share);  (5) economic value added or insurance-imbedded value added; (6) operating margin; (7) net income or growth in net income (total or  per share), pretax earnings or growth in pretax earnings (total or per share), pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and extraordinary or special items; (8) operating earnings or  income from operations; (9) statutory income;  (10) total shareholder return; (11) profit margins; (12) premiums and fees, or growth in premiums and fees,  including service fees; (13) book value; (14) membership and growth in membership; (15) market share or change in market share; (16) stock price or change in stock price; (17) market capitalization, change in market capitalization, or return on market value; (18) economic value added or market value added; (19) cash flow or change in cash flow; (20) expense ratios, expense savings, budgets, product cost reduction through advanced technology, or other expense management measures; (21) productivity ratios or other measures of operating efficiency or effectiveness; (22) risk based capital ratio; (23) ratio of claims or loss costs to revenues; (24) satisfaction measures: customer, provider, or employee; (25) implementation or completion of critical projects or processes; (26) product development, product release schedules, new product innovation, brand recognition/acceptance;  (27) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies; and (28) any criteria comparable to those listed above, including metrics designed to measure progress toward achieving the company’s strategic intent of becoming the retirement income security company of choice for its clients, that shall be approved by the Committee.  One or more of the foregoing business criteria shall be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(iii)         Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, which may overlap with another performance period or periods, of up to ten years, as specified by the Committee.  Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv)         Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Performance Awards.  The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof.  The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)         Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, including deferred payments in any such forms, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b).  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards. Performance Awards shall be settled and paid after the end of the relevant performance period and before the 15th day of the third month following the end of the performance period.

(c)         Annual Incentive Awards Granted to Designated Covered Employees.  If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i)         Annual Incentive Award Pool.  The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Annual Incentive Awards.  The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof.  The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii)         Potential Annual Incentive Awards.  Not later than the end of the 90th day after the beginning of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be

 “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards.  In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.  In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii)         Payout of Annual Incentive Awards.  After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant.  The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m).  The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.  Annual Incentive Awards shall be settled and paid after the end of the relevant fiscal year and before the 15th day of the third month following the end of the fiscal year.

(d)         Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m).  The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e)         Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m).  It is the intent of the Corporation that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder.  Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.         Change of Control.  In the event of a “Change of Control,” the following provisions shall apply unless otherwise provided in the Award agreement:

(a)         Options and SARs.  Any Option or SAR carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control and shall remain exercisable and vested for the balance of the stated term of such Option or SAR without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

(b)         Restricted Stock and Deferred Stock Units.  The restrictions, deferral of settlement, and forfeiture conditions applicable to any Restricted Stock or Deferred Stock Unit granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change of Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; provided that a Change of Control shall not accelerate payment of any such fully vested Award that is subject to Code Section 409A unless such Change of Control also qualifies as a “change in control event” as described under Code Section 409A(a)(2)(A)(v); and

(c)         Other Awards.  The rights and obligations respecting, and the payment of, all other Awards under the Plan shall be governed solely by the provisions of the Severance Benefit Plan.

10.         General Provisions.

(a)         Compliance with Legal and Other Requirements.  The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.  The foregoing notwithstanding, in connection with a Change of Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b)         Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary), or assigned or transferred by such Participant for value or consideration.   Awards may be transferred by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.  Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees other than for value or consideration during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon).  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)         Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment to outstanding Awards  is required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of grant, then in such manner as the Committee deems equitable, an appropriate adjustment shall be made to any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award.  In determining the appropriate adjustment to be made, the Committee may take into account such factors as it deems appropriate, including (x) the restrictions of applicable law, (y) the potential tax consequences of an adjustment, and (z) the possibility that some Participants might receive an adjustment or a distribution or some other benefit that is unintended, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding awards, modify vesting dates, defer the delivery of stock certificates, or make other equitable adjustments.  Any such adjustments to outstanding Awards will be effected in a manner that precludes enlargement of rights and benefits under such Awards.  Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee shall be final, conclusive and binding.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any

Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any subsidiary or any business unit, or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Corporation, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be made if and to the extent that such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder or (2) be made in a manner that will be treated under Code Section 409A as the grant of a new option or SAR.

(d)         Taxes.  The Corporation and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.  However, this authority shall not include withholding of taxes above the statutorily required withholding amounts where such excess withholding would result in an earnings charge to the Corporation under U.S. Generally Accepted Accounting Principles.

(e)         Changes to the Plan and Awards.  The Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

(f)         Limitation on Rights Conferred Under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary, (ii) interfering in any way with the right of the Corporation or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g)         Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.  The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)         Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Corporation and its subsidiaries as it may deem desirable.

(i)         Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)         Governing Law.  The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with Indiana law, without giving effect to principles of conflicts of laws, and applicable federal law.

(k)        Awards Under Preexisting Plans.  No further awards shall be granted under the Preexisting Plans, after the Effective Date with respect to the EVSP and after Midnight, May 15, 1997 with respect to the Stock Option Plan.  The Committee may waive any conditions or rights under or amend or alter any awards granted under the Preexisting Plans to the extent provided in either (i) the Preexisting Plan under which the award was made or (ii) Section 10(e) hereof.

(l)         Plan Effective Date and Shareholder Approval.  The Plan was originally adopted by the Board as of the Effective Date, subject to approval by the shareholders of the Corporation on May 15, 1997, was amended and restated by the Board on March 8, 2001, subject to approval by the shareholders of the Corporation on April 10, 2001, was again amended and restated by the Board on March 25, 2005, subject to approval by the shareholders of the Corporation on May 12, 2005, and was again amended and restated by the Board on February 22, 2007, subject to approval by the shareholders of the Corporation on May 10, 2007, was again amended and restated by the Board on March 30, 2009, subject to approval by the shareholders of the Corporation on May 14, 2009.

(m)       Code Section 409A.  The Plan shall be operated and administered in such a way that no Participants are subject to adverse tax consequences under Code Section 409A.  Accordingly, no action shall be taken under the Plan, including any acceleration under Section 7(c), delay under Section 10(a), or conversion into Deferred Stock Units under Section 6(a), that would result in such adverse tax consequences.  Further, no Option or SAR that was not fully vested before 2005 shall contain any feature for the deferral of compensation.

APPENDIX A

As used in the Lincoln National Corporation Executives’ Severance Benefit Plan (as effective August 7, 2008), Section 6, “Change of Control” means:

(a)         The acquisition by any individual, entity or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation other than an acquisition by virtue of the exercise of a conversion privilege, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, or any entity controlled by the Corporation, or (D) any acquisition by any entity or corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (c) of this Section 6 are satisfied; or

(b)         Individuals who, as of the beginning of any period of two consecutive years, constitute the Board of Directors of the Corporation (the “Board”), cease for any reason to constitute at least a majority of the directors of the Corporation; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the Board at the beginning of such period, shall be considered as though such individual were a member of the Board as of the beginning of such period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)         Consummation of a reorganization, merger or consolidation of the Corporation, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of  common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is immediately thereafter then represented by the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities that were outstanding immediately prior to such reorganization, merger or consolidation in substantially the same proportions as the voting power of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, among the holders thereof immediately prior to such reorganization, merger or consolidation, (B) no Person (excluding the Corporation, any employee benefit plan or related trust of the Corporation, or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation and, directly or indirectly, twenty percent (20%) or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d)         Approval by the shareholders of the Corporation of (A) a complete liquidation or dissolution of the Corporation or (B) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is immediately thereafter then represented by the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities that were outstanding immediately prior to such sale or other disposition in substantially the same proportion as the voting power of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, among the holders thereof immediately prior to such sale or other disposition, (2) no Person (excluding the Corporation and any employee benefit plan or related trust of the Corporation, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation. The closing of a transaction, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection therewith, approval of which by the shareholders of the Corporation would constitute a Change of Control under this Section 6(d).

                                                                                                                     Exhibit 5

2007 Investment Companies and Advisory Firms in McLagan Survey with Assets Under Management $35.0 – 100.0 Billion
Acadian Asset Management, Inc.	Jennison Associates, LLC
William Blair & Company, L.L.C.	Julius Baer Investment Management LLC
The Boston Company Asset Management, LLC	Loomis, Sayles & Company, L.P.
Brandywine Global Investment Management, LLC	Munder Capital Management
Brown Brothers Harriman & Co.	NWQ Investment Management Company, LLC
Calamos Investments	Phoenix Companies, Inc.
Dwight Asset Management Company	Pioneer Investment Management, USA
Fischer, Francis Trees & Watts, Inc.	Schroder Investment Management N. A. Inc.
Fisher Investments	State of Wisconsin Investment Board
Harris Associates, L.P.	Waddell & Reed Investment Management Co.
Harvard Management Company, Inc.	XL Capital Ltd.
INTECH

2007 Investment Companies and Advisory Firms in McLagan Survey with Assets Under Management Over $100.0 Billion
AIM Investments	Fidelity Investments	Old Mutual Asset Management
AllianceBernstein L.P.	Franklin Templeton Investments	Oppenheimer Funds, Inc.
Allianz Global Investors	GE Asset Management	PIMCO Advisors, L.P.
American Century Investments	Goldman Sachs Asset Management	T. Rowe Price Associates, Inc.
Babson Capital Management LLC	INVESCO PLC	Putnam Investments
Barclays Global Investors, N.A.	INVESCO, Inc.	Pyramis Global Advisors
BlackRock Financial Management, Inc.	IXIS Asset Management US Group, L.P.	RiverSource Investments, LLC
Brandes Investment Partners, L.P.	Janus Capital Group	Russell Investment Group
Bridgewater Associates, Inc.	JPMorgan Asset Management	Charles Schwab Investment Management
The Capital Group Companies, Inc.	Lehman Brothers Asset Management	SEI Investments
ClearBridge Advisors	Lincoln Financial Corp./Delaware Investments	Standish Mellon Asset Management
Credit Suisse Asset Management, LLC	Lord, Abbett & Co. LLC	State Street Global Advisors
Deutsche Asset Management	Mellon Capital Management Corp.	Trust Company of the West
Dimensional Fund Advisors Inc.	MFS Investment Management	UBS Global Asset Management
Dreyfus Corporation	Morgan Stanley Investment Management	Vanguard Group, Inc., The
Eaton Vance Management	Neuberger Berman, LLC	Wellington Management Company, LLP
Federated Investors, Inc.	Nuveen Investments	Western Asset Management Company

Please mark your votes as indicated in this example [X]

The Board of Directors recommends a vote FOR items 1, 2 and 3.

1. To elect Directors.	FOR [ ]	WITHHELD FOR ALL NOMINEES [ ]	EXCEPTIONS [ ]	2. To ratify the appointment of Ernst & Young LLP, as independent registered public accounting firm for 2009	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
				3. To approve the 2009 Lincoln National Corporation Amended and Restated Incentive Compensation Plan	[ ]	[ ]	[ ]
The Board of Directors recommends a vote AGAINST item 4.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
*Exceptions
- all as described more fully in Lincoln National Corporation’s Proxy Statement for the 2009 Annual Meeting of Shareholders.
				4. Proposal by shareholder requesting the Board of Directors to initiate the process to amend the corporation’s restated articles of incorporation to provide for majority vote of directors	[ ]	[ ]	[ ]

Mark Here for Address Change or Comments SEE REVERSE	[ ]
In their discretion, the proxies are authorized to act or vote upon such other matters as may properly come before the meeting or any adjournment thereof.

All in accordance with the Notice of Annual Meeting of Shareholders and Proxy Statement for the meeting, receipt of which is hereby acknowledged.

Signature must be that of the Shareholder. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. If signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time
May 13, 2009

Lincoln National Corporation
INTERNET http://www.proxyvoting.com/lnc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you
are acknowledging receipt of the Notice of Annual
Meeting of Shareholders and Proxy Statement and of
the Company’s Annual Report for 2008, and you do
NOT need to mail back your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held May 14, 2009: You can view the Annual Report and Proxy Statement on the Internet at
http://bnymellon.mobular.net/bnymellon/lnc
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

P R O X Y
LINCOLN NATIONAL CORPORATION
Annual Meeting of Shareholders to be held on May 14, 2009
This Proxy/Voting Instruction is Being Solicited by the Board of Directors

The undersigned shareholder of LINCOLN NATIONAL CORPORATION (the “Corporation”), an Indiana corporation, appoints WILLIAM H. CUNNINGHAM, DENNIS R. GLASS and C. SUZANNE WOMACK, or any one or more of them, the true and lawful attorney-in-fact and proxy of the undersigned, with full power of substitution to all or any one or more of them, to vote as proxy for and in the name, place and stead of the undersigned at the ANNUAL MEETING of the Shareholders of the Corporation, to be held at the Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, PA 19102, 9:00 a.m., local time, or at any adjournment thereof, all the shares of stock in the Corporation shown on the other side (whether Common Stock or $3.00 Cumulative Convertible Preferred Stock, Series A) which the undersigned would be entitled to vote if then personally present, revoking any proxy previously given. This proxy/voting instruction also covers all shares as to which the undersigned has the right to give voting instructions to the trustees of the Corporation’s Employees’ Savings and Retirement Plan, the Lincoln Life Insurance Company Agents’ Savings and Profit-Sharing Plan and the Delaware Management Holdings, Inc. Employees’ Savings and 401(k) Plan.

This proxy/voting instruction when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, FOR THE PROPOSAL IN ITEM 2, FOR THE PROPOSAL IN ITEM 3 AND AGAINST THE PROPOSAL IN ITEM 4. If no voting instruction is given to the trustees, the trustees will vote your shares in proportion to the shares held by your plan for which voting instructions have been received.

AUTHORIZATION WILL, TO THE EXTENT PERMISSIBLE, BE GIVEN TO THE NAMED PROXIES, OR ANY ONE OR MORE OF THEM, IN THEIR DISCRETION TO ACT OR VOTE UPON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(Continued, and to be Signed, on reverse side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

FOLD AND DETACH HERE

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.